As filed with the Securities and Exchange Commission on March 28, 2013

Registration No. 333-163411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wells Core Office Income REIT, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Core Office Income REIT, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

This Post-Effective Amendment No. 11 consists of the following:

1.	The registrant’s final prospectus dated July 6, 2012.

2.	Supplement No. 9 dated March 28, 2013 to the registrant’s prospectus dated July 6, 2012, included herewith, which will be delivered as an unattached document along with the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

WELLS CORE OFFICE INCOME REIT, INC. Maximum Offering of 200,000,000 Shares of Common Stock

Wells Core Office Income REIT, Inc., also known as the “Company,” is a Maryland corporation, incorporated July 3, 2007, that elected to be taxed as a REIT beginning with the taxable year that ended December 31, 2010. We expect to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate consisting primarily of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of July 2, 2012, we owned ten real estate properties consisting entirely of office buildings. We are considered a blind pool because, except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds of this offering.

We are offering up to a maximum of 200,000,000 shares of common stock in our primary offering for $25.00 per share, with volume discounts available to investors who purchase more than 20,000 shares at any one time. Discounts are also available for other categories of purchasers. We are also offering up to 30,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $23.75 per share or 95% of the estimated value of a share of our common stock. The offering will terminate on or before June 10, 2013. In some states, the term of the offering may be limited to one year, unless we meet certain requirements to extend the term of the offering.

See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We have a limited operating history and we currently own ten real estate properties. Except as discussed in a supplement to this prospectus, we have not identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares.

•

Our advisor, Wells Core Office Income REIT Advisory Services, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, the sale of assets and the waiver or deferral of fees otherwise owed to our advisor. We have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. To date, we have paid distributions from cash flow from our operating activities and from borrowings. To the extent these distributions exceed our taxable income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•	We pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	No investor may own more than 9.8% of our stock unless exempted by our board.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)**
Primary Offering
Per Share	$25.00	$1.75	*	$0.625	*	$22.625
Total Maximum	$5,000,000,000	$350,000,000		$125,000,000		$4,525,000,000
Distribution Reinvestment Plan
Per Share	$23.75	$0.00		$0.00		$23.75
Total Maximum	$712,500,000	$0.00		$0.00		$712,500,000

*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
**	There will be additional items of value paid in connection with this offering, which are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

The dealer manager of this offering, Wells Investment Securities, Inc., who is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted initial purchase is generally $4,000.

The date of this prospectus is July 6, 2012

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These general suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

Kentucky, Massachusetts, Michigan, Pennsylvania, Oregon and Tennessee – Investors must have a liquid net worth of at least 10 times their investment in us and meet one of the above general suitability standards.

•

Iowa – Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a gross annual income of $70,000 and a net worth of at least $100,000 (exclusive of home, auto and home furnishings). In addition, shares will only be sold to Iowa residents that have a liquid net worth of at least 10 times their investment in us (exclusive of home, auto and home furnishings) and meet one of the above general suitability standards.

•

Nebraska – Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) an annual income of $70,000 and a net worth of at least $100,000 (exclusive of home, auto and home furnishings). In addition, an investor’s total investment in us should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings).

•	Ohio and Alabama – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates and meet one of the above general suitability standards.

In addition, because the minimum offering amount of $2.5 million was less than $333.3 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial

i

situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. Neither we nor the dealer manager of this offering have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

v

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is Wells Core Office Income REIT, Inc.?

Wells Core Office Income REIT, Inc. was incorporated in the State of Maryland on July 3, 2007. Beginning with our first year of operations ended December 31, 2010, we elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. We intend to operate in such a manner so that we may continue to qualify for taxation as a REIT.

Wells Core Office Income REIT, Inc. expects to use the net proceeds from this offering to acquire and operate a diversified portfolio of institutional-quality commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We generally consider high quality properties to be those that have been built since 1980 and have 100,000 square feet or more (two or more floors), steel and concrete construction, high levels of interior and exterior finishes, business and support amenities and a strong identifiable location. We also may acquire office and industrial properties at all stages of development or construction and develop new properties. As between office and industrial properties, we expect industrial properties to constitute no more than 10% of our portfolio after completion of our offering stage with office properties constituting the remainder of our portfolio.

As of July 2, 2012, we owned ten real estate properties consisting entirely of office buildings. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds of this offering, we are considered to be a blind pool.

We have no paid employees and are externally advised by Wells Core Office Income REIT Advisory Services, LLC (“Wells Core Advisor”).

Our office is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com.

We maintain a web site at www.WellsCoreREIT.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is your relationship to other public REITs sponsored by Wells Real Estate Funds?

Piedmont Office Realty Trust, Inc., formerly known as Wells Real Estate Investment Trust, Inc. (“Piedmont REIT”), is a separate public REIT from us that was also sponsored by Wells Real Estate Funds, Inc. Wells Real Estate Funds is our sponsor and the sole stockholder of Wells Core Advisor (our advisor), Wells Capital, Inc. (which will perform advisory services for us on behalf of our advisor), Wells Investment Securities, Inc. (our dealer manager) and Wells Management Company, Inc. (one of our property managers). Prior to April 16, 2007, Piedmont REIT utilized Wells Capital and Wells Management. On April 16, 2007, Piedmont REIT acquired entities affiliated with Wells Real Estate Funds in order to internalize advisory, asset-management, property-management and other services previously provided to Piedmont REIT by Wells Real Estate Funds and its affiliates.

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) and Wells Timberland REIT, Inc. (“Wells Timber”) are separate public reporting companies from us. Both were sponsored by Wells Real Estate Funds, and both are externally managed by entities owned by Wells Real Estate Funds.

What are your investment objectives?

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve your capital contributions; and

•	to realize capital appreciation on our properties.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 20. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We have a limited operating history and we currently own ten real estate properties. Because we have not identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering (except as described in a supplement to this prospectus), you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares.

•

All of our executive officers and some of our directors are also officers or directors of our advisor, our dealer manager or other affiliated Wells entities. As a result, all of our executive officers and some of our directors face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs and conflicts in allocating time among us and these other programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, the sale of assets and the waiver or deferral of fees otherwise owed to our advisor. We have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. To date, we have paid distributions from cash flow from our operating activities and from borrowings. To the extent these distributions exceed our taxable income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

•	We pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

There is no assurance we will raise the maximum offering amount. If our monthly sales volume for the last 12 months were maintained through the end of this offering, our total gross proceeds would be approximately $558 million, which is substantially less than the maximum offering amount. If our dealer manager is unable to significantly increase the amount of proceeds raised in this offering, we may not be able to invest in as diverse a portfolio of properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets resulting in a greater risk that you will lose money in your investment.

•	No investor may own more than 9.8% of our stock unless exempted by our board.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Who is your advisor?

Wells Core Advisor is our advisor. Our advisor is a limited liability company that was formed in the State of Georgia on November 13, 2009 as Wells Real Estate Advisory Services III, LLC. Our advisor has no previous operating history and no previous experience managing a public company. However, Wells Real Estate Funds has guaranteed the performance of our advisor, which utilizes Wells Capital and other affiliates to provide advisory services to us, and the payment of amounts payable under the advisory agreement. The guarantee provides that Wells Real Estate Funds will perform and pay the obligations of our advisor in the event that our advisor fails to perform or pay any of its obligations.

Wells Capital was incorporated in the State of Georgia in 1984. Wells Capital and its affiliates have previously sponsored numerous limited partnerships and REITs on an unspecified property or “blind-pool” basis. As of December 31, 2011, they had raised approximately $12.2 billion from over 300,000 investors in 20 public real estate programs.

What will the advisor do?

Wells Core Advisor manages our daily affairs and makes recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Robert F. Kennedy collectively make most of the decisions regarding recommendations with respect to such acquisitions. A committee of our board of directors consisting of all of our independent directors approves or rejects all proposed property acquisitions. Our advisor and its affiliates also provide asset management, marketing, investor relations and other administrative services to us.

How will our advisor select potential properties for acquisition?

Our advisor seeks to acquire a portfolio consisting primarily of high quality, income-generating office and industrial buildings located in or near densely populated metropolitan markets leased to creditworthy companies and governmental entities. We also may seek to acquire office and industrial properties at all stages of development or construction and develop new properties.

To find properties that best meet our selection criteria for investment, our advisor’s property acquisition team studies regional demographics and market conditions and interviews local brokers to gain the practical knowledge that studies sometimes lack. An experienced commercial construction engineer inspects the structural soundness and the operating systems of each building, and an environmental firm investigates environmental issues to ensure each property meets our quality specifications.

What conflicts of interest will your advisor face?

Our advisor experiences conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor must determine which investment opportunities to recommend to us or another Wells-sponsored program or joint venture (see “Conflicts of Interest – Certain Conflict Resolution Procedures”);

•	Our advisor may structure the terms of joint ventures between us and other Wells-sponsored programs;

•

Our advisor must determine which property and leasing managers to retain and may recommend the retention of Wells Management Company, Inc., an affiliate, to manage and lease some or all of our properties;

•	Our advisor and its affiliates have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our advisor and its affiliates receive fees in connection with the purchase, management and sale of our properties, regardless of the quality of the property acquired or the services provided to us;

•	Our advisor, our dealer-manager and its affiliates also receive fees in connection with our public offerings of equity securities; and

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate professionals of our advisor and its affiliates for consideration that would be negotiated at that time. The possibility of receiving substantial consideration in such a transaction may provide incentives to our advisor and its affiliates to recommend an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

All of our officers face these conflicts because of their affiliation with our advisor. In addition, all of our executive officers also serve in similar capacities for other public Wells-sponsored REITs, including Wells REIT II and Wells Timber. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the Wells entities that perform services for you?

The following chart shows the ownership structure of the various Wells entities that perform or are likely to perform important services for us.

Leo F. Wells, III
Owns 100% of
Wells Real Estate Funds, Inc.
(GA) (formed 2/17/97)
Owns 100% of
Owns 100% of
Owns 100% of
Wells Management Company, Inc. (one of our property managers)
(GA) (2/17/83)
Wells Investment Securities, Inc. (our dealer manager)
(GA) (4/20/84)
Wells Core Office Income REIT Advisory Services, LLC (our advisor)
(GA) (11/13/09)
Owns 100% of
Dealer Manager Agreement
Advisory Agreement
Wells Development Corporation (a possible developer of property for us)
(GA) (4/15/97)
Property Management Agreement
Wells Core Office Income REIT, Inc. (registrant)
(MD) (7/3/07)
Owns 100% of
Wells Core Office Income Holdings, LLC
(DE) (11/6/09)
99.99% Limited Partner
0.01% General Partner
Wells Core Office Income Operating Partnership, L.P.
(DE) (11/3/07)
Owns 100% of
Wells Core REIT TRS, LLC
(DE) (12/13/11)

What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

Our advisor and its affiliates receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $23.75 price for each share sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
	Offering Stage

Selling Commissions	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under the distribution reinvestment plan; all selling commissions are re-allowed to participating broker-dealers.	$350,000,000

Dealer Manager Fee	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under the distribution reinvestment plan; Wells Investment Securities re-allows a portion of its dealer manager fee to participating broker-dealers.	$125,000,000

Other Organization and Offering Expenses	Up to 2.0% of gross offering proceeds raised as of the date of reimbursement; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.38% of our total maximum gross offering proceeds, or $21,582,000. Wells Core Advisor incurs or pays our organization and offering expenses (excluding selling commissions and the dealer manager fee). We then reimburse Wells Core Advisor for these amounts up to 2.0% of aggregate gross offering proceeds.	$21,582,000

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
	Operational Stage

Acquisition Fees	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$114,250,000

Debt Financing Fee	0.20% annually of the actual amount of any debt financing obtained (whether or not drawn), acquired or otherwise assumed by or for us, such as mortgage debt, lines of credit, and other term indebtedness, subject to a limit of an aggregate amount of 0.50% of the amount available under the financing or any refinancing. In the case of a joint venture, the fee and fee limit will be prorated based on our ownership interest in the joint venture. Our annual estimate for the maximum offering is based on utilizing our maximum leverage ratio of 50%.	$10,196,500

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) all properties we own other than through joint ventures and (2) our investments in joint ventures plus our allocable share of capital improvements made by the joint venture.	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Property Management Fee	For property management services for a property, we pay Wells Management property management fees negotiated for each property managed by Wells Management, which will typically be equal to a percentage of the gross monthly income collected for that property for the preceding month. We pay Wells Management leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to us during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond ten years. For projects overseen by Wells Management such as capital projects, new construction, and tenant improvements, we pay Wells Management construction management fees, which fees are to be market based and negotiated for each property managed by Wells Management.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Operating Expenses	We reimburse the expenses incurred by Wells Core Advisor in connection with its provision of services to us, including related personnel and IT costs. Personnel costs are allocated to programs for reimbursement based upon an allocation methodology approved annually by the conflicts committee, except that we do not reimburse for the personnel costs of acquisition or disposition personnel. Reimbursable personnel costs include salaries and benefits, but do not include bonuses. Hard IT costs, such as the costs of hardware and software, are allocated among Wells-sponsored programs based upon anticipated usage and are generally incurred only after such costs are budgeted and approved by the respective programs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Liquidation/Listing Stage

Real Estate Commissions	For substantial assistance in connection with the sale of properties, we will pay Wells Core Advisor or its affiliates an amount up to 1.0% of the contract sales price of each property sold; provided, however, that the aggregate real estate commissions paid to Wells Core Advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price nor may it exceed a commission that would be reasonable, customary and competitive in light of the size, type and location of the property sold, and provided further, that if an unaffiliated third party receives a commission in connection with the sale, Wells Core Advisor and its affiliates may not earn more than such third party.	Actual amounts are dependent upon asset values and the results of our operations; we cannot determine these amounts at this time.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15.0% of remaining net sale proceeds after then-current investors receive a return of their capital and an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on a national securities exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	Upon listing of our common stock on a national securities exchange, Wells Core Advisor is entitled to receive a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid on then outstanding shares prior to listing, exceeds (2) the sum of the total amount of capital raised from then current investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return to such investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

How many real estate properties do you currently own?

As of July 2, 2012, we owned ten real estate properties that consist entirely of office buildings encompassing approximately 1.8 million rentable square feet. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not yet identified any additional assets in which there is a reasonable probability we will invest the proceeds from this offering, we are considered a blind pool.

What steps do you take to make sure you purchase environmentally compliant properties?

We obtain a Phase I environmental assessment for each property we intend to acquire. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. In addition, we attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

What will be the terms of your leases?

We expect that our leases generally will have terms of five or more years, some of which may have renewal options. Generally, we expect to be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases are likely to include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs.

How will Wells Core Office Income REIT own its real estate properties?

We expect to own substantially all of our real estate properties through Wells Core Office Income Operating Partnership, L.P. (“Wells Core OP”), our operating partnership. Wells Core OP was formed on July 3, 2007 to acquire, own and operate properties on our behalf. We are the sole general partner of Wells Core OP and, as of the date of this prospectus, our wholly owned subsidiary, Wells Core Office Income Holdings, LLC (“Wells Core Holdings”), was the sole limited partner of Wells Core OP. We will present our financial statements, operating partnership income, expenses, and depreciation on a consolidated basis with Wells Core Holdings and Wells Core OP. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through Wells Core OP and Wells Core Holdings to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to our investors however. Rather, our net income and net capital gain will effectively flow through us to our stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through Wells Core OP, we are considered an “UPREIT.”

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Wells Core OP.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level, and we have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions.

How do you calculate the payment of distributions to stockholders?

We calculate our quarterly distributions based upon daily record dates so that investors may be entitled to distributions immediately upon purchasing our shares.

Since we commenced real estate operations in October 2010, we have authorized and declared distributions based on daily record dates for each day during the period commencing October 18, 2010 through September 15, 2012, and we have paid or will pay these distributions on a quarterly basis.

May I reinvest my distributions in shares of Wells Core Office Income REIT?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on your Subscription Agreement or by filling out an enrollment form or any other company-approved authorization form that we will provide to you at your request. The purchase price for shares purchased under this plan will be the higher of $23.75 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose and as reported by us. If the purchase price is 95% of an estimated value, such price will be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan.

We may amend or terminate our distribution reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by our board of directors) will only take effect upon 10 days’ written notice to participants. For more information regarding the distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How much money have you raised in your offerings?

From commencement of this offering through July 2, 2012, we had sold 13.9 million shares of common stock in this offering for gross offering proceeds of $346.0 million, which includes 0.3 million shares issued through our distribution reinvestment plan for gross proceeds of $7.1 million.

Wells Capital and its affiliates have sponsored numerous publicly offered real estate limited partnerships and REITs, including, Piedmont REIT, Wells REIT II and Wells Timber on an unspecified property or “blind pool” basis. As of December 31, 2011, they had raised approximately $12.2 billion from over 300,000 investors in 20 public real estate programs.

What will you do with the money raised in this offering?

We expect to use the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Investment in real estate may include office and industrial properties in all stages of development or construction, including undeveloped land intended for new construction. As between office and industrial properties, we expect industrial properties to constitute no more than 10% of our portfolio after completion of our offering stage with office properties constituting the remainder of our portfolio. If we raise substantially less than our maximum offering amount, we expect that office properties would represent more than 90% of our portfolio.

Depending primarily on the number of shares we sell in the primary offering of up to 200,000,000 shares of common stock, if we sell the maximum offering, we estimate that 88.06% of our primary offering proceeds, or $22.015 per share, will be available for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $23.75 purchase price for shares sold under our distribution reinvestment plan and depending on the number of shares sold in the 30,000,000-share distribution reinvestment plan offering, we estimate that 98.00% of the gross offering proceeds from our distribution reinvestment plan, or $23.275 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay an acquisition fee to our advisor in connection with the acquisition of real estate.

Rather than using net proceeds to invest directly in real estate, we may also use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both. Until we invest the proceeds of this offering in real estate, we may invest in short term, highly liquid or other authorized investments. Such short term investments will not earn as high a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

As of July 2, 2012, we owned ten real estate properties that consist entirely of office buildings encompassing approximately 1.8 million rentable square feet. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not yet identified any additional assets in which there is a reasonable probability that we will invest the proceeds from this offering, we are considered a blind pool.

What kind of offering is this?

We are offering up to 230,000,000 shares of common stock on a “best efforts” basis. We are offering up to 200,000,000 shares of our common stock in our primary offering at $25.00 per share, with discounts available for certain categories of purchasers as described under “Plan of Distribution” below. We are also offering 30,000,000 shares of common stock under our distribution reinvestment plan at the higher of $23.75 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

How long will this offering last?

The termination date of our primary offering of 200,000,000 shares of common stock will be June 10, 2013. We may continue to offer shares under our distribution reinvestment plan beyond the conclusion of the primary offering until we have sold 30,000,000 shares of common stock through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, upon the termination of this offering, we may conduct one additional “best efforts” public offering registered with the SEC without the approval of our common stockholders. Our charter restricts our ability to conduct more than two “best efforts” public offerings registered with the SEC without stockholder approval.

Who can buy shares?

Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to sell your shares to prospective purchasers unless (i) they meet suitability standards regarding income or net worth, which are described above at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below at “Plan of Distribution — Minimum Purchase Requirements.” Any sale of your shares must also comply with applicable securities laws.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Is there any minimum investment required?

Yes. For your initial purchase of our shares, you must generally invest at least $4,000. If you have purchased units or shares from an affiliated Wells public real estate program, you can make purchases for less than the minimum investment. Once you have satisfied the applicable minimum purchase requirement, any additional purchases of our shares must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan. These minimum investment levels are higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution — Minimum Purchase Requirements.”

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure that one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”

You may be able to sell your shares to us pursuant to our share redemption program, though there are numerous restrictions on your ability to sell your shares to us under the program. In order to participate in the program, stockholders must have beneficially owned their shares for at least one year. Only shares held by the original purchaser from the Company or shares transferred other than for value by the original purchaser and all subsequent holders may participate in the share redemption program. In other words, once a stockholder sells his or her shares, all subsequent transferees of those shares are excluded from participating in the share redemption program. With respect to the one-year hold period, there are exceptions for death, “qualifying disability” or qualification of a stockholder or a stockholder’s spouse for federal assistance for confinement to a long-term care facility.

The initial price at which we will repurchase a share under the share redemption program is 91% of the price at which we sold the share or $22.75 per share for a share issued at $25.00. This initial redemption price will remain fixed until the date we complete our offering stage. On or after the date on which we complete our offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose, less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined.

The limits on our ability to redeem shares under the program are as set forth below:

•

Except with respect to redemptions sought within two years of a stockholder’s death, “qualifying disability” or qualification of a stockholder or a stockholder’s spouse for federal assistance for confinement to a long-term care facility, we will not redeem shares until one year after the issuance of the shares to be redeemed.

•

We may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for “Ordinary Redemptions” (redemptions not sought within two years of an investor’s death, “qualifying disability” or qualification of an investor or an investor’s spouse for federal assistance for confinement to a long-term care facility) during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We will limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice; however, the effective date of any amendment may be earlier than 30 days after notice has been provided if our board of directors determines that the amendment does not adversely affect the rights of redeeming stockholders. For more information about the share redemption program, see “Description of Shares — Share Redemption Program.”

When will the company seek to list its shares of common stock?

We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock by July 31, 2020. However, there can be no assurance that we will effect such a liquidity event within this period or at all. The board’s decision regarding when, and if we effect a liquidity event may include, but will not be limited to:

•	listing on a national securities exchange;

•	effecting the sale of the entire portfolio; or

•	some other capital markets transaction such as a merger.

In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares on a national securities exchange. If we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

If stockholders voted to begin an orderly liquidation, we would be under no obligation to complete the sale of all of the portfolio assets or the portfolio as a whole within a specified period of time since the precise timing of the sale will depend upon real estate and financial market fundamentals at the time, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we may continue in existence until all of our assets are liquidated.

What is the role of the board of directors?

We are managed by our advisor and our officers under the direction of our board of directors. Our board of directors also sets our policies and makes major decisions as required under Maryland law. We have a four-member board of directors, a majority of whom are independent. All of our officers are currently affiliated with Wells Capital, which our advisor utilizes in providing substantial services to us. Our charter, which requires that a majority of our directors be independent of our advisor and its affiliates, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Core Advisor and must approve other matters set forth in our charter. See “Management – Executive Officers and Directors” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders.

What is the experience of your management?

Our management team has extensive experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers.

Name	Title	Experience

Leo F. Wells, III	President	Founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years.

Douglas P. Williams	Executive Vice President, Secretary and Treasurer	Executive Vice President, Treasurer, Secretary and Director for multiple Wells-related entities including two public Wells-sponsored REITs and employed by Wells Real Estate Funds since 1999.

Randall D. Fretz	Senior Vice President	Senior Vice President for multiple Wells-related entities including public Wells-sponsored REITs and employed by Wells Real Estate Funds since 2002.

See “Management — Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

•	four quarterly distribution and financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to the prospectus.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our affiliate’s web site, which is www.wellsref.com. We will also include on this web site access to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on our performance. In addition, our quarterly and annual reports will set forth information regarding the sources of our distribution payments consistent with the staff positions of federal and state regulators.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following material risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale of your shares must also comply with applicable securities laws. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

We have a limited operating history, which makes our future performance and the performance of your investment difficult to predict.

Although we were incorporated in July 2007, we have a limited operating history and, as of July 2, 2012, we own only ten properties. You should not rely upon the past performance of other Wells-sponsored real estate programs. Such past performance may not predict our future results. Our lack of previous operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

We will be competing to acquire these real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to you and reduce your overall returns. In particular, when we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

Continued disruptions in the financial markets and sluggish economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations or pay distributions to you.

Current financial markets and economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased volatility, lower real estate values, and diminished expectations for real estate markets and the economy going forward. Many economists are predicting a slow economic recovery, along with significant unemployment and vacancy rates at commercial properties.

The capital and credit markets have been experiencing extreme volatility and disruption for nearly two years. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance debt. We may rely on debt financing to finance our properties and we may use debt to acquire properties. As a result of the ongoing credit market turmoil, we may not be able to refinance our indebtedness in the future or to obtain debt financing on attractive terms in the future. As such, to the extent available, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or to dispose of some of our assets. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt.

Continued disruptions in the financial markets and sluggish economic conditions through 2012 and possibly beyond could negatively impact commercial real estate fundamentals and result in higher vacancy rates, lower rental rates, offering increased tenant improvements or concessions and declining values in our future real estate portfolio. These could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•

revenues from our properties could decrease due to fewer tenants, lower rental rates and/or having to offer increased tenant improvements or concessions, making it more difficult for us to pay distributions or meet our debt service obligations on debt financings; and/or

•

revenues on our properties could decrease, making it more difficult for the borrower to meet its payment obligations to us, which could in turn make it more difficult for us to pay distributions or meet any future debt service obligations or debt financing.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

Because we have not yet identified any additional properties to purchase, we are considered to be a blind pool, which makes your investment more speculative.

As of July 2, 2012, we owned ten real estate properties. Except as described in a supplement to this prospectus, we have not identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

We will seek to invest substantially all of the net proceeds from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them. We expect to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns consistent with the board’s expectations.

Based on sales volume to date, we do not believe that we are likely to raise the maximum offering amount. If we raise substantially less than the maximum offering amount, we will not be able to invest in as diverse a portfolio of properties as we otherwise would, which may cause the value of your investment to vary more widely with the performance of specific assets, and cause our general and administrative expenses to constitute a greater percentage of our revenue. Raising fewer proceeds in this offering, therefore, could increase the risk that you will lose money in your investment.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering have no firm commitment or obligation to purchase any of the shares. To date, the proceeds we have raised in this offering are lower than our sponsor and dealer manager originally expected. Although our dealer manager is restructuring its leadership in an effort to increase sales in this offering, we do not believe that it is likely that we will raise the maximum offering amount. If our monthly sales volume for the last 12 months were maintained through the end of this offering, our total gross proceeds would be approximately $558 million.

We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. If the dealer manager is unable to significantly increase the amount of proceeds raised in this offering, we will make fewer investments than originally intended resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located, the industries in which are tenants operate and the length of lease terms with our tenants. In that case, adverse developments with respect to a single property, a geographic region, a small number of tenants, a tenant industry or rental rates when we renew or re-lease a property would have a greater adverse impact on our operations than they otherwise would. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of our revenue, reducing our net income and limiting our ability to pay distributions to you.

A significant portion of our leases are due to expire around the same period of time, which increases our and your exposure to downturns in the real estate market during those times and could cause a loss in the value of your investment.

Approximately 31% and 46% of our leases (based on the percentage of annualized base rent represented by such leases) are due to expire in 2017 and 2019. If we are unable to renegotiate those leases in advance of the expiration dates, then we will be more exposed to a risk of a downturn in the office rental market during those periods than we otherwise would be. In addition, if the office markets experience a downturn in advance of those dates, then the value of real estate with expiring leases will also decline because the future revenue stream from those office properties will be less certain. Not only could this affect the value we could obtain should we try to sell the affected properties, this could also affect the value of our shares if they were listed at that time or the amount we could obtain if we sold our company as those dates approached. If we are unable to renegotiate these leases or acquire additional properties with different lease expiration dates such that our overall portfolio lease expirations are more diversified, then you will be more exposed to real estate downturns during and approaching the periods of concentrated lease expirations and the value of your investment would be adversely affected.

Until the proceeds from this offering are fully invested, we may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in properties and other assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source, and we have not established limits on the amount of net proceeds, borrowings or cash advances we may use to pay such distributions. If we fund distributions from financings, the net proceeds from this offering or other sources, we will have less funds available for investment in properties and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect other sources to fund our distributions, such as offering proceeds, borrowings, the sale of assets and the waiver or deferral of fees otherwise owed to our advisor. To date, we have paid distributions from cash flows from our operating activities and from borrowings. To the extent these distributions exceed our taxable income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Robert F. Kennedy, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams, Fretz or Kennedy, nor does our advisor or its affiliates, and we cannot guarantee that such persons will remain affiliated with us, our advisor or its affiliates. If any of these key personnel were to cease their affiliation with us, our advisor or its affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we have established and intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

We are dependent upon affiliates of Wells Real Estate Funds, including our advisor, Wells Management and Wells Investment Securities, to conduct our operations and this offering; thus, adverse changes in the financial health of Wells Real Estate Funds could hinder our advisor’s, Wells Management’s and Wells Investment Securities’ ability to provide these services to us and consequently impair our operating results and negatively affect the return on our stockholders’ investment.

We are dependent upon our advisor, Wells Management, and Wells Investment Securities, which are owned and controlled by Wells Real Estate Funds to provide certain services that are essential to us, including asset management services, the supervision of the property management and leasing of some properties owned by us, asset acquisition and disposition services, the sale of shares of our common stock, as well as other administrative responsibilities for us, including accounting services, stockholder communications, and investor relations. While Wells Real Estate Funds has established finance sources, it is largely dependent upon the fees and other compensation that it receives from the public programs it sponsors (including us) to conduct its operations. A large portion of Wells Real Estate Funds’ income is derived under an advisory agreement with Wells REIT II. Wells REIT II is a mature program that Wells Real Estate Funds sponsored that has approximately $5.7 billion of assets as of March 31, 2012. Wells REIT II is exploring strategies to provide liquidity for its stockholders. Wells Real Estate Funds does not expect to receive significant compensation from Wells REIT II beyond December 31, 2013 as Wells REIT II has indicated an intention to become self-advised on or before that date and has indicated that it does not expect to need to rely on Wells Real Estate Funds for the same level of services beyond December 31, 2013. Moreover, Wells Real Estate Funds’ advisory agreement is terminable on 60 days’ notice. When Wells REIT II reduces the compensation it pays to Wells Real Estate Funds, Wells Real Estate Funds’ income will be significantly affected. Wells Real Estate Funds may not be able to replace that income from other sources. Although we expect Wells Real Estate Funds to have the financial resources to continue to provide asset-management and advisory services to us, a significant reduction in Wells Real Estate Funds’ income may limit its ability to support the operations of Wells Investment Securities, its indirect wholly owned subsidiary. Should that occur, Wells Investment Securities’ ability to raise capital in this offering or any future offering may be adversely affected. Any resulting reduction in offering proceeds could prevent us from reaching our portfolio size and diversification goals, which could negatively affect the return on our stockholders’ investment.

Additionally, affiliates of our advisor serve as a general partner to many Wells-sponsored limited partnership programs. Those affiliates may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against our advisor’s affiliates could result in a substantial reduction of their net worth. If such liabilities affected the level of services that our advisor could provide, our operations and financial performance could suffer.

In addition, affiliates of our advisor are currently parties to litigation regarding Piedmont REIT’s internalization of entities affiliated with our advisor, which internalization transaction is described at “Prospectus Summary – What is your relationship to other public REITs sponsored by Wells Real Estate Funds?” Due to the uncertainties inherent in the litigation process, it is not possible for us to predict the ultimate outcome of these matters and, as with any litigation, the risk of financial loss does exist. Affiliates of our advisor have and may continue to incur significant defense costs associated with the litigation. A summary of the nature and status of the litigation is set forth below.

On March 12, 2007, a stockholder of Piedmont REIT filed a purported class action and derivative complaint, presently styled In re Wells Real Estate Investment Trust, Inc. Securities Litigation, in the United States District Court for the District of Maryland against, among others, Piedmont REIT; Leo F. Wells, III; Wells Capital; Wells Management; and other affiliates of our advisor. The litigation was filed prior to the closing of the internalization transaction on April 16, 2007.

The complaint alleged, among other things, (i) that the consideration to be paid as part of the internalization is excessive; (ii) violations of the federal proxy rules based upon allegations that the proxy statement contains false and misleading statements or omits to state material facts; (iii) that the board of directors and the current and previous advisors breached their fiduciary duties to the class and to Piedmont REIT; and (iv) that the proposed internalization will unjustly enrich certain directors and officers of Piedmont REIT, including Messrs. Wells and Williams. The complaint sought, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction.

On June 27, 2007, the plaintiff filed an amended complaint, which contained the same counts as the original complaint, described above, with amended factual allegations based primarily on events occurring subsequent to the original complaint and the addition of one of Piedmont REIT’s officers as an individual defendant.

On March 31, 2008, the court granted in part the defendants’ motion to dismiss the amended complaint. The court dismissed five of the seven counts of the amended complaint in their entirety. The court dismissed the remaining two counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised certain defenses to the second amended complaint.

On June 23, 2008, the plaintiff filed a motion for class certification. On September 16, 2009, the Court granted the plaintiff’s motion for class certification. On September 20, 2009, the defendants filed a petition for permission to appeal immediately the Court’s order granting the motion for class certification with the Eleventh Circuit Court of Appeals. The petition for permission to appeal was denied on October 30, 2009.

On April 13, 2009, the plaintiff moved for leave to amend the second amended complaint to add additional defendants. The Court denied the plaintiff’s motion for leave to amend on June 23, 2009.

On December 4, 2009, the parties filed motions for summary judgment. The parties filed their respective responses to the motions for summary judgment on January 29, 2010. The parties’ respective replies to the motions for summary judgment were filed on February 19, 2010. On August 2, 2010, the Court entered an order denying the defendants’ motion for summary judgment and granting, in part, the plaintiff’s motion for partial summary judgment. The Court ruled that the question of whether certain expressions of interest in acquiring Piedmont REIT constituted “material” information required to be disclosed in the proxy statement to obtain approval for the Piedmont REIT internalization transaction raises questions of fact that must be determined at trial.

On November 17, 2011, the Court issued rulings granting several of the plaintiff’s motions in limine to prohibit the defendants from introducing certain evidence, including evidence of the defendants’ reliance on advice from their outside legal and financial advisors, and limiting the defendants’ ability to relate their subjective views, considerations, and observations during the trial of the case. On February 23, 2012, the Court granted several of the defendants’ motions, including a motion for reconsideration regarding a motion the plaintiff had filed seeking exclusion of certain evidence impacting damages, and motions seeking exclusion of certain evidence proposed to be submitted by the plaintiff. The suit has been removed from the Court’s trial calendar pending resolution of a request for interlocutory appellate review of certain legal rulings made by the Court.

On March 20, 2012, the Court granted the defendants leave to file a motion for summary judgment. On April 5, 2012, the defendants filed a motion for summary judgment. On April 24, 2012, the plaintiff filed its response to the defendants’ motion for summary judgment. On May 7, 2012, the defendants filed their reply in support of their motion for summary judgment. The defendants’ motion for summary judgment is currently pending before the Court.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

We may change our targeted investments without stockholder consent.

We expect our portfolio of investments in commercial real estate to consist primarily of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities, including properties at all stages of development or construction and new properties. As between office and industrial properties, we expect industrial properties to constitute no more than 10% of our portfolio after completion of our offering stage with office properties constituting the remainder of our portfolio. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

If we internalize our management functions, we could incur significant costs, including litigation costs, your interest in us could be diluted, and our operations could suffer.

At some point in the future, we may consider becoming “self-managed” by internalizing the functions performed for us by our advisor and its affiliates, particularly if we seek to list our shares on a national securities exchange. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees and purchase information technology and other infrastructure necessary for our business. The individuals and assets may or may not be affiliated with our advisor and may be hired or acquired in separate negotiations or as a group. We may choose to hire the individuals who are most familiar with our business and to acquire the infrastructure that our business then utilizes by entering into a business combination transaction with our advisor or one of its affiliates.

If we hire non-affiliates to become our executives and employees, their lack of familiarity with our portfolio and business could adversely affect our operations and the value of your investment. However, even if we purchase our advisor or hire individuals familiar with us, we are not likely to secure the services of all of the individuals who perform services on our behalf. Therefore, our operations may also suffer even if we hire those who are familiar with our business. In addition, if we become self-managed by acquiring our advisor or an entity affiliated with our advisor or a third-party real estate asset management company, the consideration for such a business combination could be significant. Piedmont REIT transferred 6,504,550 shares of common stock (after reflecting a 1-for-3 reverse stock split), which traded between $14.37 per share and $21.32 per share from the start of trading on February 10, 2010 through December 31, 2011, to acquire affiliates of its advisor. Although we have entered into a letter agreement with our advisor that would limit the circumstances under which our sponsor or one of its affiliates may receive consideration in connection with an internalization transaction, such an acquisition could dilute your interest in us or otherwise adversely affect the value of your investment in us.

Finally, a business combination with our advisor or one of its affiliates may be the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts to defend claims, which litigation costs would reduce the amount of funds available for us to invest in real estate assets or to pay distributions. As of the date of this prospectus, Piedmont REIT is a defendant to a lawsuit filed in connection with its internalization transaction.

Risks Related to Conflicts of Interest

Wells Core Advisor, Wells Capital and Wells Management face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or we may lease to less attractive tenants, lowering your overall return.

We rely on our advisor, Wells Core Advisor, and Wells Capital to identify suitable investment opportunities. Other Wells-sponsored programs also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells-sponsored programs. If our advisor and its affiliates direct an investment opportunity to a Wells-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. Our charter provides that for so long as we are externally managed it is not a proper purpose of ours to make any significant investment unless our advisor has recommended that we make the investment. In addition, we rely on Wells Management to attract and retain creditworthy tenants for some of our properties. Other Wells-sponsored programs rely on Wells Management for the same tasks. Our advisor and its affiliates could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of distributions we may be able to pay you.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with other Wells-sponsored programs for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which Wells-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor, its affiliates and our officers face competing demands on their time, and this may cause our operations and your investment to suffer.

We rely on our advisor and its affiliates for the day-to-day operation of our business. Our advisor and its affiliates, including our officers, have interests in other Wells-sponsored programs and engage in other business activities. As a result, they have conflicts of interest in allocating their time among us and other Wells-sponsored programs and activities in which they are involved. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline. Furthermore, some or all of these individuals may become employees of another Wells-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other Wells-sponsored programs. If these events occur, the returns on our investments, and the value of your investment, may decline.

Our advisor and its affiliates face conflicts of interest, including significant conflicts created by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in your long-term best interests.

Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle our advisor to increased acquisition and asset management fees;

•	property sales, which entitle our advisor to real estate commissions and possible success-based fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle our advisor to real estate commissions and possible success-based fees in connection with its services for the seller;

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property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and our advisor;

•	whether and when we seek to become self-managed, which could lead to our acquisition of our advisor at a substantial price;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect sales efforts for other Wells-sponsored programs depending on the price at which the shares trade; and

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whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee but could also adversely affect sales efforts for other Wells-sponsored programs depending upon the sales price of the company or its assets.

The acquisition fees paid to our advisor and management and leasing fees paid to its affiliate, Wells Management, are paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. Moreover, our advisor and Wells Management have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in your best interests, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

All of our officers have loyalties to other Wells-sponsored programs, which loyalties could influence their judgment, resulting in actions that are not in our stockholders’ best interest or that disproportionately benefit another Wells-sponsored program at our expense.

All three of our officers and one of our directors are also directors and/or officers of two other Wells-sponsored real estate programs. Their loyalties to other Wells-sponsored programs may influence their judgment when making recommendations to our board of directors with respect to matters that may affect other Wells-sponsored programs, such as the following:

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We could enter into transactions with other Wells-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Recommendations to the board regarding the terms of those transactions may be influenced by an officer’s loyalties to other Wells-sponsored programs.

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A recommendation to the board regarding the timing of a debt or equity offering could be influenced by an officer’s concern that the offering would compete with an offering of other Wells-sponsored programs.

•	A recommendation to the board regarding the timing of property sales could be influenced by an officer’s concern that the sales would compete with those of other Wells-sponsored programs.

See “Conflicts of Interest — Our Executive Officers are Affiliates of Our Advisor and Our Advisor’s Affiliates.”

Risks Related to This Offering and Our Corporate Structure

No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding investment strategies, financing, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without your vote. Under Maryland General Corporation Law and our charter, you have a right to vote only on limited matters. Our board’s broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share redemption program but there are significant conditions and limitations that limit your ability to sell your shares under the program. In addition, our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice and without stockholder approval.

Only shares held by the original purchaser from us or shares transferred other than for value by the original purchaser and all subsequent holders may participate in the share redemption program. In other words, once a stockholder sells his or her shares, all subsequent transferees of those shares are excluded from participating in the share redemption program. Except with respect to redemptions sought within two years of a stockholder’s death, “qualifying disability” or qualification by the stockholder or the stockholder’s spouse for federal assistance in connection with the payment of costs of confinement to a long-term care facility, you would have to hold your shares for at least one year in order to participate in our share redemption program. The share redemption program limits the number of shares that we may redeem under the program as follows:

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We may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for “Ordinary Redemptions” (redemptions not sought within two years of an investor’s death, “qualifying disability” or qualification by the investor or the investor’s spouse for federal assistance in connection with the payment of costs of confinement to a long-term care facility) during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

These limits may prevent us from accommodating all redemption requests made in any year. The initial price at which we will repurchase a share under the share redemption program is 91% of the price at which we sold the share or $22.75 per share for a share issued at $25.00. These restrictions would severely limit your ability to sell your shares should you require liquidity and could limit your ability to recover the value you invested.

The terms of our share redemption program are more generous for redemptions sought within two years of a stockholder’s death, qualifying disability, or qualifying for federal assistance in connection with the payment of the costs of confinement to a long-term care facility. For more information, see “Description of Shares — Share Redemption Program.”

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay. We may use the most recent price paid to acquire a share in this offering or a follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when our advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any valuation (independent or otherwise), the offering price is likely to be higher than the proceeds that you would receive upon liquidation or a resale of your shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the issuance of our shares.

To assist members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons that participate in this offering, pursuant to FINRA Rule 2310, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor estimated the value of our common shares as $25.00 per share as of December 31, 2011. The basis for this valuation is the fact that the offering price of our shares of common stock in this offering is $25.00 per share (ignoring purchase price discounts for certain categories of purchasers). Our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities - whether through this offering or follow-on public offerings — and have not done so for up to 18 months. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells Core OP.)

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of the our assets because (i) there is no public trading market for the shares at this time; (ii) the $25.00 primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) estimated value does not reflect, and is not derived from, the fair market value of our assets because the amount of proceeds available for investment from our primary offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iv) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (v) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares and (c) whether the redemptions are sought upon a stockholder's death, qualifying disability or qualification for federal assistance in connection with the payment of the costs of confinement to a long-term care facility. The maximum price that may be paid under the program is $25.00 per share, which is the offering price of our shares of common stock in the primary portion of this offering (ignoring purchase price discounts for certain categories of purchasers) and, as described above, the initial estimated value of our common shares disclosed to assist FINRA members and their associated persons that participate in this offering, pursuant to FINRA Rule 2310. Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $25.00 per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face.

The dealer manager, Wells Investment Securities, is one of our affiliates and has not made an independent review of us or the offering. Accordingly, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock under an incentive compensation equity award plan to our independent directors or to employees of our advisor or its affiliates; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells Core OP. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

We pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

Our advisor, its affiliates and participating broker-dealers perform services for us in connection with the offer and sale of our shares. Our advisor and its affiliates also perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial upfront fees for some of these services, which result in immediate dilution to the value of your investment and reduce the amount of cash available for investment in properties or distribution to you. Largely as a result of these substantial fees, we expect that for each share sold in our primary offering of up to 200,000,000 shares of common stock, assuming we sell the maximum offering, no more than $22.015 of the $25.00 share price will be available for the purchase of real estate, depending primarily upon the number of shares we sell.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring our advisor. Although we have entered into a letter agreement with our advisor that would limit the circumstances under which our sponsor or one of its affiliates may receive consideration in connection with an internalization transaction, it remains possible that such an internalization transaction could result in significant payments to affiliates of our advisor and we will not be required to seek a stockholder vote to become self-managed.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to you and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases, we may agree to make improvements to their space as part of our negotiation. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We will use substantially all of this offering’s gross proceeds to buy properties and pay various fees and expenses. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their company.

As of the date of this prospectus, our sponsor had only invested approximately $200,000 in us, primarily by purchasing 8,000 shares of common stock in us at $25.00 per share before our initial public offering. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsors for the significant organization and offering expenses of this offering, our sponsors have little exposure to loss. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Our board of directors has opted out of the provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we are not currently afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for your stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders, or affiliates of interested stockholders, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also, under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation, who is also a director of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in the supply of or demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or combination thereof, could result in a decrease in the value of our potential properties, which would have an adverse effect on our operations, on our ability to pay distributions to you and on the value of your investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to you. In addition, because the value of a property’s lease has a significant impact on that property’s market value, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations by significant tenants could reduce our net income and limit our ability to make distributions to you.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property, particularly in the event the asset is an industrial property, which may not have efficient alternative uses. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

In the event that we lease properties to retail tenants, those retail tenants will face competition from numerous channels which may reduce our profitability and ability to pay distributions.

Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

If we enter into long-term leases with office tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms or within the time frame we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to pay distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, or our existing line of credit, we do not have any sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

Our operating results may suffer because of potential development and construction delays that result in increased costs and risks.

We may use proceeds from this offering to acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Actions of our potential future joint venture partners could reduce the returns on our future joint venture investments and decrease your overall return.

We may enter into joint ventures to acquire, develop or improve properties with some of the proceeds of this offering. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example, the following risks:

•	the possibility of disputes with our joint venture partners;

•	reduced control over our assets, such as an inability to sell an asset when doing so would have been in our best interests and

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you. We intend for all of our properties to be subject to Phase I environmental assessments at the time they are acquired.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Wells-sponsored programs have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Risks Associated with Debt Financing

We have incurred, and are likely to continue to incur, mortgage and other indebtedness, which may increase our business risks.

We have incurred, and are likely to continue to incur, indebtedness even if we raise significant proceeds in this offering. We may incur indebtedness to acquire properties, to fund property improvements and other capital expenditures, to redeem shares under our share redemption program, to pay distributions and for other purposes.

Significant borrowings by us increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. Our current credit facility contains a cross-default provision that provides that a payment default under any recourse obligation above a negotiated dollar amount or any non-recourse obligation above another negotiated dollar amount by us, Wells Core OP, or any of our subsidiaries will constitute a default under the credit facility.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to you.

We have incurred indebtedness in connection with the acquisition of our properties and we expect that we will continue to incur indebtedness in the future. Increases in interest rates will increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might sell one or more of our investments in order to repay the debt, which sale might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter limits us from incurring debt in relation to our net assets in excess of 100% (valued at cost before depreciation and other noncash reserves). However, upon a showing that a higher level of debt is appropriate, a majority of our conflicts committee, after determining that a substantial justification exists, may approve such excess in borrowings over the 100% level. As of July 2, 2012, our total debt was approximately 57% of our net assets. We have a policy of keeping our debt at no more than 50% of the cost of our assets (before depreciation and other non-cash reserves), referred to the debt-to-real-estate-asset ratio. Over the long-term, we intend to maintain debt levels significantly less than this 50% limitation; however, we may borrow in excess of this threshold under some circumstances. As of July 2, 2012, our debt-to-real-estate-asset ratio was approximately 35%. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Additionally, we may from time to time form or acquire interests in subsidiary entities taxable as REITs. If one or more such entities were to fail to qualify as a REIT, our own compliance with the REIT qualification tests may be threatened. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we can give you no assurance that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction was so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•

We may perform additional, non-customary services for tenants of our buildings through our taxable REIT subsidiary, including real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (ii) the effect of non-deductible capital expenditures; (iii) the creation of reserves; or (iv) required debt or amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Wells Core Office Income REIT.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations – Taxation of Wells Core Office Income REIT – Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

There is a prohibited transaction safe harbor available under the Internal Revenue Code when a property has been held for at least two years and certain other requirements are met. It cannot be assured, however, that any property sales would qualify for the safe harbor. It may also be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for tax years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us, for taxable years beginning before January 1, 2013, as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

The share ownership restrictions of the Internal Revenue Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending on or after December 31, 2011, five or fewer individuals, as defined in the Internal Revenue Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after December 31, 2011. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Legislative or regulatory tax changes could adversely affect you.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a stockholder. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our common stock or the value or the resale potential of our properties. We recommend you consult with your own tax advisor with respect to the impact of any relevant legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	the investment will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells Core OP, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value thereof.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions (“RMDs”) from such plan in the future. Any share redemptions requested to satisfy these RMD requirements will be considered requests for “ordinary redemptions,” as defined in our share redemption program. Our share redemption program limits the amount of ordinary redemptions that can be made in a given year. Additionally, you will not be eligible to receive ordinary redemptions until you have held your shares for at least one year. As a result, you may not be able to redeem your shares at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to redeem your shares, such redemptions may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to our future operations, constitute “forward-looking statements.” The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles in the U.S.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell the midpoint primary offering of 100,000,000 shares of common stock and the maximum primary offering of 200,000,000 shares of common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares of common stock that we sell in the primary offering as described below, we estimate that 88.06% of our primary offering proceeds, or $22.015 per share, if the maximum primary offering is sold, will be available for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $23.75 purchase price for shares sold under our distribution reinvestment plan and depending on the number of shares sold in the 30,000,000-share distribution reinvestment plan offering, we estimate that 98.00% of the gross offering proceeds from our distribution reinvestment plan, or $23.275 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay an acquisition fee to our advisor in connection with the acquisition of real estate.

	115,000,000 Shares (Midpoint)
	Primary Offering (100,000,000 shares) ($25.00/share)		Distr. Reinv. Plan (15,000,000 shares) ($23.75/share)
	$	%	$	%
Gross Offering Proceeds	2,500,000,000	100.00	356,250,000	100.00
Selling Commissions	175,000,000	7.00	0	0.00
Dealer Manager Fee	62,500,000	2.50	0	0.00
Additional Underwriting Compensation (1)(2)	9,180,000	0.37	0	0.00
Issuer Organization and Offering Expenses (2) (3)	11,774,000	0.47	0	0.00
Acquisition Fees (4)	50,000,000	2.00	7,125,000	2.00
Initial Working Capital Reserve (5)	0	0.00	0	0.00

Amount Available for Investment (6)(7)(8)(9)	2,191,546,000	87.66	349,125,000	98.00

	230,000,000 Shares (Maximum)
	Primary Offering (200,000,000 shares) ($25.00/share)		Distr. Reinv. Plan (30,000,000 shares) ($23.75/share)
	$	%	$	%
Gross Offering Proceeds	5,000,000,000	100.00	712,500,000	100.00
Selling Commissions	350,000,000	7.00	0	0.00
Dealer Manager Fee	125,000,000	2.50	0	0.00
Additional Underwriting Compensation (1)(2)	9,808,000	0.20	0	0.00
Issuer Organization and Offering Expenses (2)(3)	11,774,000	0.24	0	0.00
Acquisition Fees (4)	100,000,000	2.00	14,250,000	2.00
Initial Working Capital Reserve (5)	0	0.00	0	0.00

Amount Available for Investment (6)(7)(8)(9)	4,403,418,000	88.06	698,250,000	98.00

(1)

Includes all underwriting expenses in connection with the offering (other than selling commissions and the dealer manager fee) to be paid by Wells Core Advisor or its affiliates and reimbursed by us, including costs incurred in connection with holding educational conferences and attending retail seminars conducted by broker-dealers. If we raise the maximum offering amount, the total estimated amount of underwriting compensation that may be paid in connection with this offering equals approximately 9.70% of the gross proceeds from our primary offering. See “Plan of Distribution.”

(2)

Wells Core Advisor has agreed to reimburse us to the extent organization and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2.0% of aggregate gross offering proceeds.

(3)

Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, reimbursing the bona fide invoiced due diligence expenses of broker-dealers and amounts to reimburse Wells Core Advisor and its sole member, Wells Real Estate Funds, for the salaries of employees and other costs in connection with preparing supplemental sales materials.

(4)

We pay Wells Core Advisor, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We pay Wells Core Advisor the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 6 below.

(5)

Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds.

(6)

Amount available for investment includes customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.

(7)

We expect that at least 50% of the proceeds from the sale of shares under our distribution reinvestment plan will be used to repurchase shares of our common stock under the share redemption program. See “Description of Shares — Share Redemption Program.”

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both.

Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

(8)

We expect to use the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Investment in real estate may include office and industrial properties in all stages of development or construction, including undeveloped land intended for new construction. As between office and industrial properties, we expect industrial properties to constitute no more than 10% of our portfolio after completion of our offering stage with office properties constituting the remainder of our portfolio.

(9)

Amount available for investment assumes that we will raise at least $2.5 billion in this offering. If our monthly sales volume for the last 12 months were maintained through the end of this offering, our total gross proceeds would be approximately $558 million. If we raise only this smaller amount, our fixed operating expenses would be greater as a percentage of our gross offering proceeds and the amount available for investment, as a percentage of our gross offering proceeds, would be 86.5%.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Core Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Core Advisor, Wells Capital and various Wells affiliates, many of the responsibilities of the board have been delegated to a committee composed of all of our independent directors. See “Conflicts of Interest.”

We have a four-member board of directors consisting of Leo F. Wells, III, John C. Alexander, III, Frank M. Bishop and Harvey E. Tarpley. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors as defined under the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA Guidelines”). We have three directors who are independent as defined under the NASAA Guidelines (Messrs. Alexander, Bishop and Tarpley). Our independent directors also meet the director independence standards of the New York Stock Exchange. See “ — Executive Officers and Directors.”

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold seven regular board meetings each year. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our bylaws require that the audit committee of the board of directors consist of at least a majority of independent directors. The audit committee of the board of directors consists of three directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The members of the audit committee are John C. Alexander, III, Frank M. Bishop and Harvey E. Tarpley. The board of directors has identified Harvey E. Tarpley as the audit committee “financial expert” within the meaning of SEC rules.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors, as defined under the NASAA Guidelines. The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law. If a matter cannot be delegated to a committee under Maryland law, but the conflicts committee has determined that the matter at issue is such that the exercise of independent judgment by the other directors could be compromised, both the board of directors and the conflicts committee must approve the matter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our conflicts committee also discharges the board’s responsibilities relating to compensation of our executives. The conflicts committee administers the granting of stock-based awards, and sets the terms and conditions of such awards in accordance with the 2010 Long-Term Incentive Plan, which we describe below. The conflicts committee also has authority to amend the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan or create other incentive compensation and equity-based plans.

Our conflicts committee also has the responsibility to (1) identify individuals qualified to serve on the board of directors and recommend that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting; (2) develop and recommend to the board of directors a set of corporate governance policies and principles and periodically re-evaluate such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) oversee an annual evaluation of the board of directors and each of the committees of the board of directors. The members of the conflicts committee are John C. Alexander, III, Frank M. Bishop and Harvey E. Tarpley.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Positions
Leo F. Wells, III	68	President, Chairman of the Board and Director
Douglas P. Williams	61	Executive Vice President, Secretary and Treasurer
Randall D. Fretz	59	Senior Vice President
John C. Alexander, III	61	Independent Director
Frank M. Bishop	68	Independent Director
Harvey E. Tarpley	71	Independent Director

Leo F. Wells, III has served as our President since our inception in July 2007 and as the chairman of the board of directors since July 2010. Mr. Wells previously served as one of our directors from July 2007 to June 2010 as well. He has also served as a director of Wells REIT II since July 2003 and as President of Wells Timber since September 2005. Mr. Wells served as President of Wells REIT II from July 2003 to July 2010. Mr. Wells has served as a director of Wells Timber since March 2012 and from September 2005 to June 2007. He is also the sole stockholder, sole director, and Treasurer of Wells Real Estate Funds, which he founded in 1984 and served as Wells Real Estate Fund's President from 1984 to February 2012. Wells Real Estate Funds directly or indirectly owns Wells Capital, Wells Core Advisor, Wells Management, Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation and Wells Asset Management, Inc. He is also the sole director, President and Treasurer of Wells Management; Wells Capital; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds. Since 1997 to October 2010, Mr. Wells served as the President and a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which sponsored two publicly offered mutual funds. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978. From 1998 to May 2007, Mr. Wells served as President and Chairman of the Board of Piedmont REIT, when Piedmont REIT acquired entities affiliated with Wells Real Estate Funds and became a self-advised REIT. From July 2006 to March 2008, Mr. Wells was the President and a director of Institutional REIT, Inc. (“Institutional REIT”), a prior public program sponsored by Wells Real Estate Funds.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and Wells Investment Securities entered into a Letter of Acceptance, Waiver, and Consent (“AWC”) with the National Association of Securities Dealers, Inc. (“NASD”) relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810, and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity ended on October 6, 2004.

Among the most important factors that led to the board of directors’ recommendation that Mr. Wells serve as our director are Mr. Wells’ leadership skills, integrity, judgment, knowledge of our company and our advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

Douglas P. Williams has served as our Executive Vice President, Secretary, and Treasurer since our inception in July 2007. He also served as one of our directors from July 2007 to June 2010. Mr. Williams has also served in the same roles for Wells REIT II since July 2003 and as the Executive Vice President, Secretary, and Treasurer of Wells Timber since September 2005. Mr. Williams served as a director of Wells Timber from September 2005 to June 2007. He is also a Senior Vice President of Wells Core Advisor and a Vice President, Chief Financial Officer, Treasurer, and a director of Wells Investment Securities. Mr. Williams is also a Vice President of Wells Real Estate Funds and Wells Asset Management, Inc. From 2000 to April 2007, Mr. Williams served as Executive Vice President, Secretary, and Treasurer and a director of Piedmont REIT. Mr. Williams also served as a director of Institutional REIT from December 2005 to March 2008 and as Executive Vice President, Secretary, and Treasurer from July 2006 to March 2008.

From 1996 until joining Wells in 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber, and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including:

Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a Financial and Operations Principal (Series 27 and 63). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz has served as our Senior Vice President since our inception in July 2007 and has served as Senior Vice President of Wells Capital since 2002. He has also served as the Chief of Staff and Vice President of Wells Real Estate Funds since 2002, as a Senior Vice President of Wells REIT II and Wells Timber since 2004 and January 2006, respectively, as Assistant Secretary of Wells Timber since April 2010, and as a director of Wells Investment Securities since 2003. From 2002 to April 2007, Mr. Fretz served as Vice President of Piedmont REIT and as Senior Vice President of Institutional REIT from July 2006 to March 2008. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration degree from the Ivey School of Business in London, Ontario.

John C. Alexander, III, has served as one of our directors since March 2011. Mr. Alexander currently serves as Vice Chairman and Partner of Rainmaker Group Holdings, a software company specializing in revenue optimization solutions for apartments and hotels, a position he has held since November 2010. Prior to joining Rainmaker Group Holdings, Mr. Alexander served as Chief Executive Officer of NextLevel Strategies, LLC, a consulting/private equity firm he founded in 2002. From 1987 to 2002, Mr. Alexander was the Chief Executive Officer of BCD Travel (formerly WorldTravel BTI), a business travel company co-founded by Mr. Alexander. While at BCD Travel, Mr. Alexander co-founded the travel technology firm, TRX, Inc., and served as its Chairman of the Board. Mr. Alexander previously served as the Chief Financial Officer and Executive Vice President of Noro Realty Advisors, Inc. from 1983 to 1988. Mr. Alexander also has eight years of audit experience with Arthur Andersen & Co., where he was an audit manager from 1973 to 1981. While at Arthur Andersen he worked for clients in the real estate, finance, REIT, mortgage, and insurance industries.

Mr. Alexander currently serves as a director for Crown Financial Ministries and FCS Urban Ministries. In 2005, he received the Business Leader Award by Georgia Family Council, an award given to a businessman who has had a positive effect on families. Mr. Alexander was awarded the Ernst & Young National Entrepreneur of the Year Award for Principle Centered Leadership in 1999. He was named Master Entrepreneur of the Year for the Alabama, Georgia and Tennessee Region by Ernst & Young for 1999 and was one of three finalists for this award nationally. Mr. Alexander has also been ranked as one of the top 25 travel executives in America by Business Travel News. He was named the 1998 “Person of the Year” for Corporate Travel by Travel Agent Magazine and is one of 16 people to be inducted into the Business Travel News Hall of Fame in the last 15 years. Mr. Alexander holds a Bachelor of Arts degree in accounting from Duke University and was previously licensed as a certified public accountant in North Carolina.

Among the most important factors that led to the board of directors’ recommendation that Mr. Alexander serve as one of our directors are Mr. Alexander’s leadership skills, integrity, judgment, expertise in the corporate travel and commercial real estate industry, accounting and financial management expertise, and independence from management and our sponsor and its affiliates.

Frank M. Bishop has served as one of our directors since June 2010. Since 2001, Mr. Bishop has served as the General Partner of AL III Management Co., an investment partnership with a focus on venture funds. From 1987 until 2001, Mr. Bishop served as a member of the senior management that built INVESCO into one of the largest publicly traded global investment management companies, with shareholder equity valued at approximately $4.5 billion at the time of his retirement in 2001. During Mr. Bishop’s tenure at INVESCO, he served as the President and Chief Executive Officer of both INVESCO Capital Management and INVESCO, Inc., the North American operating subsidiary of AMVESCAP, PLC, which later became INVESCO, Ltd. (NYSE: IVZ). In his role at INVESCO, Mr. Bishop served as a director to multiple INVESCO management and advisory companies, including INVESCO Realty Advisors, INVESCO Management & Research, and PRIMCO Capital Management.

Since June 2007, Mr. Bishop has served as a director of Factor Trust, Inc., a global credit reporting agency company. Since February 2010, he has served as a director of Neothermal Energy, a start-up energy venture company. He also currently serves on the advisory boards of several companies, including the following: since January 2005, iP2BIZ, an early-stage investment company focusing on proprietary intellectual property; since June 2005, the Quality Group, a software training company; since 2004, Engent, Inc., a specialized hi-tech company; and since July 2009, the Seraph Group, an angel fund investment company. In addition to Mr. Bishop’s extensive financial services experience, from 2001 to June 2005, Mr. Bishop served as an adjunct professor at Clemson University and the acting Chief Investment Officer for the Clemson University Endowment. Mr. Bishop received his Bachelor of Science degree in Engineering with honors from Clemson University and has completed the Financial Executive Program at the Darden Business School of the University of Virginia.

Among the most important factors that led to the board of directors’ recommendation that Mr. Bishop serve as one of our directors are Mr. Bishop’s leadership skills, integrity, judgment, investment expertise, public company director experience, and independence from management and our sponsor and its affiliates.

Harvey E. Tarpley has served as one of our directors since June 2010. From 1978 to 2010, Mr. Tarpley was a partner at Tarpley & Underwood, an accounting firm that he co-founded in 1978. Mr. Tarpley retired from Tarpley & Underwood in December 2010. At Tarpley & Underwood, he focused primarily on profit enhancement analysis, consulting on management matters, and assisting with income and estate tax matters. From 1978 to 1990, Mr. Tarpley managed the accounting and auditing practice, where he was engaged by manufacturing, distribution, construction, retail, service, and nonprofit companies. In 2011, Tarpley & Underwood merged with Windham Brannon, with the expanded firm continuing as Windham Brannon, P.C., CPAs.

Mr. Tarpley was a member of the Council of the American Institute for Certified Public Accountants from 1992 to 1995. From 1991 to 1992, he served as President of the Georgia Society of CPAs (“GSCPA”). Prior to that, Mr. Tarpley served as the Treasurer, Vice President, Director-at-Large and President-Elect for the GSCPA from 1987 to 1991. From 1980 to 2006, he served on various task forces and committees of the GSCPA, including the following: the Uniform Accountancy Act Task Force; the Task Force on Restructuring the GSCPA; the Accounting Career Awareness committee; the Accounting and Auditing Review committee; the Insurance Advisory committee; the Personnel committee and the Meritorious Service Award committee. In July 2009, he began his second term as a member of the Meritorious Service Award committee. In June 2009, Mr. Tarpley was awarded the

GSCPA’s Meritorious Service Award, the highest award given by the GSCPA. Since June 2008, Mr. Tarpley has served as a member of the board of directors of the GSCPA Educational Foundation and served as the President for a term of June 2011 through May 2012. Additionally, from 1992 to 2000, Mr. Tarpley served as a member of the board of directors of the Accountants Professional Liability Insurance Group of Monterey, California, serving as President of that board from 1997 to 2000. Mr. Tarpley holds a Bachelor of Business Administration degree (concentration in accounting) from the University of Georgia.

Among the most important factors that led to the board of directors’ recommendation that Mr. Tarpley serve as one of our directors are Mr. Tarpley’s leadership skills, integrity, judgment, accounting and financial management expertise, and independence from management and our sponsor and its affiliates.

Compensation of Our Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of Wells Capital and its affiliates and are compensated by these entities, in part, for their services to us. See “Management Compensation” and “Employees of Affiliated Companies” below for a discussion of the fees paid to and services provided by Wells Core Advisor and its affiliates.

Included in the organization and offering costs for which we reimburse our advisor up to 2.0% of gross offering proceeds are expense reimbursements for the portion of our executive officers’ salaries allocated to us for providing services to us related to this offering.

Compensation of Our Directors

We pay each of our directors who is independent (under either our charter or the independence standards promulgated by the New York Stock Exchange) an annual retainer of $32,000. In addition, we pay directors for attending board and committee meetings as follows:

•	$2,500 per regular board meeting; we expect seven regular board meetings per year.

•	$2,500 per audit committee meeting to review our periodic reports; we expect four such meetings per year.

•	$250 per special board meeting attended (whether held in person or by telephone conference); we expect two such meetings per month.

•	$1,500 for all other committee meetings; we expect five such meetings per committee per year.

•	An additional $500 to a committee chair for each committee meeting attended in person.

However, when a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting. For example, a conflicts committee meeting will generally be held immediately after every regular board meeting, but a separate fee will not be paid for attendance at the conflicts committee meeting. Those directors entitled to the compensation described above may elect to receive such compensation payable in cash or in shares of our common stock.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

2010 Long-Term Incentive Plan

We have adopted the 2010 Long-Term Incentive Plan, which includes the 2010 Independent Directors Compensation Plan and which, collectively, we refer to as the incentive plan. The incentive plan is intended to attract and retain officers, directors, advisors and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive plan. The incentive plan authorizes the granting of awards to participants in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the conflicts committee;

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restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the conflicts committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the conflicts committee. We may not issue options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors or officers or any of their affiliates shall not exceed an amount equal to 10% of our outstanding capital stock on the date of grant.

The conflicts committee administers the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Awards will not be granted under the incentive plan if the grant, vesting or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the conflicts committee, no award granted under the incentive plan will be transferable except through the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.

We have reserved an aggregate number of 500,000 shares for issuance pursuant to awards granted under the incentive plan. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the incentive plan will be adjusted proportionately, and the conflicts committee must make such adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the incentive plan will be automatically adjusted proportionately, and the shares then subject to each award will be automatically adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the participant’s death or disability, all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse, and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control (as defined in the incentive plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the conflicts committee, all outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the incentive plan), then, all of that participant’s outstanding options and SARs will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the conflicts committee may, in its sole discretion, at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the conflicts committee may, in its sole discretion, declare. The conflicts committee may discriminate among participants or among awards in exercising such discretion.

The incentive plan will automatically expire on June 7, 2020, the tenth anniversary of the date on which it was approved by our initial stockholder, unless extended or earlier terminated by the board of directors. The board of directors or the conflicts committee may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the conflicts committee may amend the incentive plan at any time, but no amendment to the incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the incentive plan. No termination or amendment of the incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The conflicts committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by our stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the incentive plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by our stockholders.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Core Advisor and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

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in the case of a non-independent director, Wells Core Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

•	the indemnification is recoverable only out of our net assets and not from our stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our officers, Wells Core Advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and officers and to Wells Core Advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•

the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and will maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is Wells Core Advisor. Wells Real Estate Funds is the sole member of Wells Core Advisor. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Wells Core Advisor utilizes Wells Capital to provide advisory services to us. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital who are expected to make a significant contribution to us are as follows:

Name	Age	Positions
Leo F. Wells, III	68	President, Treasurer and sole Director
Douglas P. Williams	61	Senior Vice President and Assistant Secretary
Stephen G. Franklin	64	Senior Vice President
Randall D. Fretz	59	Senior Vice President
E. Nelson Mills	51	Senior Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D has been a Senior Vice President of Wells Capital since July 1999. Dr. Franklin has also been the Chief Executive Officer and President of Wells Investment Securities since May 2012 and a member of the board of Wells Investment Securities since April 2007. Dr. Franklin has been a Vice President of Wells Real Estate Funds since April 2000 and was previously the Chief of New Business Development at Wells Real Estate Funds.

Prior to joining Wells Real Estate Funds in 1999, Dr. Franklin was the President of EduTrek International, the parent company of American InterContinental University. He was also an Associate Dean and Professor at the Goizuetta Business School at Emory University. Dr. Franklin was the Executive Vice President and National Sales Manager for Financial Services Corporation and was instrumental in its growth to the second largest independent financial planning broker/dealer in the United States.

Dr. Franklin is a member of the Financial Planning Association and the Financial Services Institute. He is a member of the Board of Regents for Oxford University’s Harris Manchester in England. He also serves as the Chairman of the Board of Governors for The American University in Dubai.

E. Nelson Mills is a Senior Vice President of Wells Capital. Mr. Mills also serves as President and as a director of Wells REIT II, and from April 2007 to March 29, 2010, served as one of its independent directors. From February 2006 to March 29, 2010, Mr. Mills served as an independent director of Wells Timber and continues to serve on its board of directors. From 2006 to 2008, Mr. Mills also served as an independent director of Institutional REIT. Mr. Mills served as the President and Chief Operating Officer of Williams Realty Advisors, LLC from 2005 to 2009. While at Williams Realty Advisors, Mr. Mills was responsible for investment and financial strategy and is in charge of the design, formation and operation of a series of real estate investment funds.

Prior to joining Williams Realty Advisors in December 2004, Mr. Mills was a financial consultant to Timbervest, LLC, an investment manager specializing in timberland investments. From September 2000 to April 2004, Mr. Mills served as Chief Financial Officer of Lend Lease Real Estate Investments (US), Inc., an investment manager specializing in the acquisition and management of commercial real estate, and from August 1998 to August 2000 served as a Senior Vice President of Lend Lease with responsibility for tax planning and administration and the supervision of various merger and acquisition activities. Prior to joining Lend Lease, Mr. Mills was a tax partner with KPMG LLP.

Mr. Mills received a Bachelor of Science degree in Business Administration from the University of Tennessee and a Masters of Business Administration degree from the University of Georgia. Mr. Mills also is a Certified Public Accountant.

In addition to the directors and executive officers listed above, our advisor intends to utilize additional personnel affiliated with Wells Real Estate Funds who have extensive experience in selecting and managing commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, Wells Core Advisor must use its reasonable efforts to present to us investment opportunities to provide us with a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	at the direction of our management, prepare filings made under the Securities Act of 1933 and periodic reports and other filings made under the Securities Exchange Act of 1934;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

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formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	engage our agents.

We incur acquisition fees payable to our advisor equal to 2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property. We incur such acquisition fees upon receipt of proceeds from the sale of shares.

Our advisor bears substantially all of our organization and offering costs other than our payment of selling commissions and dealer manager fees. We reimburse our advisor for up to 2.0% of our gross offering proceeds for organization and offering costs, including legal, accounting, printing and other accountable offering costs as of the date of reimbursement. To the extent the limit on organization and offering expense reimbursements is exceeded during any fiscal quarter, Wells Core Advisor is required to refund such amounts to us within 60 days of quarter end.

For asset management services, we pay our advisor a monthly fee equal to one-twelfth of 0.75% of the cost of (i) the properties we own and (ii) our investments in joint ventures.

Additionally, we reimburse our advisor for all costs and expenses it incurs in fulfilling its asset-management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations and marketing functions on our behalf. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees, debt financing fees or real estate commissions, nor do we reimburse for certain overhead expenses. Wells Core Advisor’s reimbursable personnel costs are allocated to the Wells-sponsored programs, including us, based upon an allocation methodology approved annually by the conflicts committee.

The fees payable to our advisor under the advisory agreement are described in detail in “Management Compensation” below. Wells Real Estate Funds has guaranteed the payment of amounts payable under the advisory agreement in addition to the performance of services to be provided. The term of the current advisory agreement ends August 6, 2012 and may be renewed for an unlimited number of successive periods not to exceed one year in length upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice.

Wells Core Advisor does not expect to engage in other business ventures; however, affiliates of our advisor may choose to do so. Pursuant to the advisory agreement, Wells Core Advisor is required to cause sufficient resources to be devoted to our administration to discharge its obligations. Wells Core Advisor may assign the advisory agreement to an affiliate upon the approval by a majority of our conflicts committee. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Wells Real Estate Funds

Wells Real Estate Funds has purchased 8,000 shares of our common stock for $200,000. Although Wells Real Estate Funds and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Real Estate Funds and its affiliates currently have no options or warrants to acquire any shares. Wells Real Estate Funds has agreed to abstain from voting any shares it owns in any vote regarding the removal of our advisor or any director or any of their affiliates or regarding any transaction between them and us. Wells Real Estate Funds may not sell these 8,000 shares of common stock while Wells Core Advisor is our advisor, but it may transfer the shares to other affiliates.

Affiliated Companies

Property Manager

We have engaged an affiliate of Wells Real Estate Funds, Wells Management Company, Inc., to manage certain of our properties. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, and Mr. Wells is the sole director of Wells Management. The current director and executive officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	68	President, Treasurer and sole Director
M. Scott Meadows	48	Senior Vice President
Douglas P. Williams	61	Vice President
Randall D. Fretz	59	Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000-square-foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from the University of Georgia with a B.B.A. in Management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

With respect to properties for which Wells Management provides services, Wells Management hires, directs and establishes policies for employees who have direct responsibility for a property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees are employed on a part-time basis and are also employed by one or more of our other affiliates. The principal office of Wells Management is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

Pursuant to the master property management, leasing and construction management agreement, Wells Management receives the following fees and reimbursements in consideration for supervising the management, leasing, and construction activities of certain of our properties:

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property management fees negotiated for each property managed by Wells Management, which will typically be equal to a percentage of the gross monthly income collected for that property for the preceding month;

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leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to us during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond ten years;

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construction management fees for projects overseen by Wells Management such as capital projects, new construction, and tenant improvements, which fees are to be market based and negotiated for each property managed by Wells Management; and

•	other fees as negotiated with the addition of each specific property covered under the agreement.

Dealer Manager

Wells Investment Securities, our dealer manager, is a member firm of FINRA. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells-sponsored programs.

Wells Investment Securities provides wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions
Stephen G. Franklin	64	President
Douglas P. Williams	61	Vice President, CFO, Treasurer and Director
Randall D. Fretz	59	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section and the background of Mr. Franklin is described in the “Management – Our Advisor” section of this prospectus.

On November 21, 2011, Wells Investment Securities entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with FINRA, relating to previously disclosed alleged rule violations in connection with the public offerings of Wells Timber. The AWC sets forth FINRA’s findings that Wells Investment Securities had (1) reviewed, approved, and distributed as a wholesaler various sales materials related to Wells Timber’s public offerings that failed to comply with the content standards of FINRA’s advertising rules, (2) failed to implement its supervisory system in an effective manner in order to ensure compliance with FINRA’s advertising rules, and (3) failed to establish and maintain a supervisory system that was reasonably designed to safeguard confidential customer information.

Without admitting or denying the findings against it, Wells Investment Securities consented in the AWC to these findings by FINRA, a censure, and the imposition of a fine in the amount of $300,000. No other disciplinary action was taken against Wells Investment Securities; no remedial measures were required; and no individuals were charged. The AWC is unrelated to us and this offering.

For a description of the fees and expenses payable to our dealer manager, see “Management Compensation” and “Plan of Distribution.”

Sponsor

Wells Real Estate Funds is our sponsor and the sole stockholder of Wells Core Advisor, Wells Capital, Wells Investment Securities and Wells Management Company.

The current directors and executive officers of Wells Real Estate Funds who are expected to make a significant contribution to us are as follows:

Name	Age	Positions
Leo F. Wells, III	68	Sole Director
Robert F. Kennedy	45	President and Chief Operating Officer
Douglas P. Williams	61	Vice President
Randall D. Fretz	59	Vice President
Stephen G. Franklin	64	Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section, the background of Mr. Franklin is described in the “Management – Our Advisor” section and the background of Mr. Larkin is described in the “Management

— Affiliated Companies – Dealer Manager” section. Below is a brief description of the other executive officer of Wells Investment Securities.

Robert F. Kennedy is the President and Chief Operating Officer of Wells Real Estate Funds. He is responsible for executing corporate strategy and overseeing Wells Real Estate Funds’ day-to-day business operations. Mr. Kennedy was previously Senior Vice President - Product Development and Special Projects, for Wells Real Estate Funds. In this capacity, he sought to identify new business opportunities that leveraged the company’s existing core competencies of fund raising and asset management, with a primary emphasis on creating proprietary products that provided investors with opportunities to invest in alternative asset classes.

Mr. Kennedy has over 20 years of experience in the investment banking industry. Prior to joining Wells Real Estate Funds in 2009, he spent the majority of his career at Wachovia Securities and, later, SunTrust Robinson Humphries. At these firms, he was responsible for the creation of structured products designed to fit unique investor needs. These products ranged from short-term funding vehicles to long-term lease transactions. Over the last 10 years, Mr. Kennedy has been particularly focused in the investment grade real estate market, primarily serving large corporations seeking to optimize corporate real estate investments. Mr. Kennedy began his career as a merger and acquisition analyst with Wheat First Securities, Inc. (acquired by Wachovia Securities). He graduated from Davidson College with a B.A. in Economics.

Employees of Affiliated Companies

As of the date of this prospectus, neither we nor our advisor, Wells Core Advisor, have any direct employees. Our advisor utilizes the employees of affiliates, including Wells Capital and Wells Management to provide services to us related to acquisitions, dispositions, debt financing, asset management, accounting, investor relations, and all other administrative services. To the extent required, we may reimburse Wells Core Advisor for certain personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we may pay Wells Core Advisor a separate fee.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, resides in Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and Robert F. Kennedy. Proposed transactions are often discussed by the board of directors in advance of a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee is empowered to approve or reject all acquisitions of real estate. The conflicts committee conditions our acquisition of any property on the committee’s prior approval.

Related-Party Transactions

There are no currently existing or proposed material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor, our dealer manager and our affiliated property manager.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Core Advisor, our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to Wells Core Advisor and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and a $23.75 purchase price for shares sold under our distribution reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Organization and Offering Stage

Selling Commissions – Wells Investment Securities (2)	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under our distribution reinvestment plan. Wells Investment Securities, our dealer manager, reallows 100% of commissions earned to participating broker-dealers.	$350,000,000

Dealer Manager Fee – Wells Investment Securities (2)	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Wells Investment Securities reallows a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$125,000,000

Reimbursement of Organization and Offering Expenses – Wells Investment Securities and Wells Core Advisor (3)	Up to 2.0% of gross offering proceeds raised as of the date of reimbursement; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.38% of our total maximum gross offering proceeds, or $21,582,000. Wells Core Advisor incurs or pays our organization and offering expenses (excluding selling commissions and the dealer manager fee). We then reimburse Wells Core Advisor for these amounts up to 2.0% of aggregate gross offering proceeds.	$21,582,000

	Operation and Development Stage

Acquisition Fees – Wells Core Advisor (4)	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$114,250,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Debt Financing Fee –Wells Core Advisor or its affiliates	0.20% annually of the actual amount of any debt financing obtained (whether or not drawn), acquired or otherwise assumed by or for us, such as mortgage debt, lines of credit, and other term indebtedness, subject to a limit of an aggregate amount of 0.50% of the amount available under the financing or any refinancing. This fee is limited to an aggregate amount of 0.50% of the amount available under the financing or any refinancing of any particular financing. In the case of a joint venture, the fee and fee limit will be prorated based on our ownership interest in the joint venture. Our annual estimate for the maximum offering is based on utilizing our maximum leverage ratio of 50%.	$10,196,500

Asset Management Fee – Wells Core Advisor (5)	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) all properties we own other than through joint ventures and (2) our investments in joint ventures plus our allocable share of capital improvements made by the joint venture.	Actual amounts are dependent upon the total equity and debt capital we raise and results of operations and therefore cannot be determined at this time.

Property Management – Wells Management, if applicable (5)(6)	For property management services for a property, we pay Wells Management property management fees negotiated for each property managed by Wells Management, which will typically be equal to a percentage of the gross monthly income collected for that property for the preceding month. We pay Wells Management leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to us during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond ten years. For projects overseen by Wells Management such as capital projects, new construction, and tenant improvements, we pay Wells Management construction management fees, which fees are to be market based and negotiated for each property managed by Wells Management.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Other Operating Expenses – Wells Core Advisor (5)	We reimburse the expenses incurred by Wells Core Advisor in connection with its provision of services to us, including related personnel and IT costs. Personnel costs are allocated to programs for reimbursement based upon an allocation methodology approved annually by the conflicts committee, except that we do not reimburse for the personnel costs of acquisition or disposition personnel. Reimbursable personnel costs include salaries and benefits, but do not include bonuses. Hard IT costs, such as the costs of hardware and software, are allocated among Wells-sponsored programs based upon anticipated usage and are generally incurred only after such costs are budgeted and approved by the respective programs.	Actual amounts are dependent upon operations and therefore cannot be determined at this time.

Liquidation/Listing Stage

Real Estate Commissions – Wells Core Advisor or its Affiliates (7)	For substantial assistance in connection with the sale of properties, we will pay Wells Core Advisor or its affiliates an amount up to 1.0% of the contract sales price of each property sold; provided, however, that the aggregate real estate commissions paid to Wells Core Advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price nor may it exceed a commission that would be reasonable, customary and competitive in light of the size, type and location of the property sold, and provided further, that if an unaffiliated third party receives a commission in connection with the sale, Wells Core Advisor and its affiliates may not earn more than such third party.	Actual amounts are dependent upon asset values and the results of our operations and therefore cannot be determined at this time.

Subordinated Participation in Net Sale Proceeds – Wells Core Advisor (8)	15.0% of remaining net sale proceeds after then-current investors receive a return of their capital and an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on a national securities exchange.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Subordinated Incentive Listing Fee – Wells Core Advisor (8)(9)	Upon listing of our common stock on a national securities exchange, Wells Core Advisor is entitled to receive a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid on then outstanding shares prior to listing, exceeds (2) the sum of the total amount of capital raised from then current investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return to such investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of 230,000,000 shares to the public, which includes 200,000,000 shares through our primary offering and 30,000,000 shares through our distribution reinvestment plan.

(2)

Selling commissions and, in some cases, all or a portion of the dealer manager fee are not charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)

These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker-dealers, and amounts to reimburse Wells Core Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. The portion of these organization and offering expenses for which we (as opposed to Wells Core Advisor) would be responsible could not be increased above 2.0% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors. To the extent this 2.0% limit on organization and offering expense reimbursements is exceeded during any fiscal quarter, Wells Core Advisor is required to refund such amounts to us within 60 days of quarter end.

(4)

We will pay Wells Core Advisor the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Wells Core Advisor must return acquisition fees not yet allocated to one of our investments. In addition, we will reimburse Wells Core Advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not acquired. The acquisition fees payable to our advisor could exceed 2.0% of our gross offering proceeds only if we agreed to a new or amended advisory agreement. Under our charter, such an agreement would require the approval of a majority of our independent directors. Additionally, our advisory agreement provides that our stockholders would have to approve any amendment of the agreement to increase the acquisition fee. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6.0% of the contract purchase price.

(5)

Commencing with the four fiscal quarters ended December 31, 2011, Wells Core Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income (as defined in our charter), unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees to the extent permitted by our charter; and (f) acquisition fees, acquisition expenses (such as expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)

Our organizational documents do not impose a specific cap on property management fees. Our charter requires that any management fees we pay to Wells Management be no less favorable to us than a fee we could obtain from a third-party property manager.

(7)	Although we are most likely to pay real estate commissions to Wells Core Advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(8)

Upon termination of the Advisory Agreement, Wells Core Advisor would be entitled to a similar fee if Wells Core Advisor would have been entitled to a subordinated participation in net sale proceeds had the assets appreciated sufficiently in value and the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination; however, no fee is payable if the termination is due to an event of default by Wells Core Advisor or if Wells Core Advisor voluntarily terminates the agreement. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, non-compounded return.

Wells Core Advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that Wells Core Advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. At the option of our advisor, we may pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The subordinated incentive listing fee is subject to the limit on total operating expenses as described in footnote (5). In the event the subordinated incentive listing fee is earned by Wells Core Advisor, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Wells Core Advisor any further subordinated participation in net sale proceeds.

Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other back-end compensation, and we will not be required to seek a stockholder vote to become self-managed. See “Conflicts of Interest—Receipt of Fees and Other Compensation by Our Advisor and its Affiliates—Potential Internalization Transaction.”

If we remained externally managed after listing, we would seek to negotiate in good faith with Wells Core Advisor a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors would have to approve any new fee structure negotiated with Wells Core Advisor. In negotiating a new fee structure, the conflicts committee must consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Core Advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Core Advisor through its relationship with us;

•	the quality and extent of service and advice furnished by Wells Core Advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Core Advisor for the account of other clients.

STOCK OWNERSHIP

The following table shows, as of July 2, 2012, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of all Shares
Leo F. Wells, III (2)	19,925	*
Douglas P. Williams	221	*
Randall D. Fretz	—	—
John C. Alexander, III	—	—
Frank M. Bishop	3,355	*
Harvey E. Tarpley	—	—

All officers and directors as a group	23,501	*

*	Less than 1% of the outstanding common stock.

(1)	Address of each named beneficial owner is c/o Wells Core Office Income REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

(2)

Includes 8,000 shares of common stock purchased by Wells Real Estate Funds, Inc. from us at $25.00 per share. Mr. Wells owns all of the shares of the capital stock of Wells Real Estate Funds, Inc. and, therefore, is considered the beneficial owner of the shares held by Wells Real Estate Funds, Inc.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Wells Real Estate Programs

General

Our advisor and its affiliates are general partners and advisors of other Wells-sponsored programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Our advisor and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Our advisor and its affiliates have sponsored the following 19 public real estate programs, of which 18 of these programs have substantially similar investment objectives and targeted assets as ours:

1.	Wells Real Estate Fund I,

2.	Wells Real Estate Fund II,

3.	Wells Real Estate Fund II-OW,

4.	Wells Real Estate Fund III, L.P.,

5.	Wells Real Estate Fund IV, L.P.,

6.	Wells Real Estate Fund V, L.P.,

7.	Wells Real Estate Fund VI, L.P.,

8.	Wells Real Estate Fund VII, L.P.,

9.	Wells Real Estate Fund VIII, L.P.,

10.	Wells Real Estate Fund IX, L.P.,

11.	Wells Real Estate Fund X, L.P.,

12.	Wells Real Estate Fund XI, L.P.,

13.	Wells Real Estate Fund XII, L.P.,

14.	Wells Real Estate Fund XIII, L.P.,

15.	Wells Real Estate Fund XIV, L.P.,

16.	Piedmont Office Realty Trust, Inc. (f/k/a Wells Real Estate Investment Trust, Inc.),

17.	Wells Real Estate Investment Trust II, Inc.,

18.	Wells Timberland REIT, Inc., and

19.	Wells Mid-Horizon Value-Added Fund I, LLC.

Wells Timber is a public REIT formed primarily for the purpose of acquiring timberland properties and, therefore, has targeted assets substantially different than ours. As of the date of this prospectus, we compete directly with Wells REIT II when acquiring real estate and leasing space to tenants.

Allocation of Investment Opportunities

We rely on our advisor, which utilize Wells Real Estate Funds and Wells Capital, to identify suitable investment opportunities. Other Wells-sponsored programs, especially those then raising offering proceeds, also rely on such affiliates of our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells-sponsored programs. If our advisor or an affiliate of our advisor directs an investment opportunity to a Wells-sponsored program, it or an affiliate of our advisor will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor or an affiliate of our advisor, is most suitable. As a result, our advisor or an affiliate of our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter provides that for so long as we are externally managed it is not a proper purpose of ours to make any significant investment unless our advisor has recommended that we make the investment. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other Wells-sponsored programs for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Acquisition and Investment Policies — Joint Venture Investments and Other Securities.” Our advisor and its affiliates may have conflicts of interest in determining which Wells-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Risks Related to Conflicts of Interest.”

Competition for Tenants and Others

Conflicts of interest exist when we own properties in the same geographic areas as those owned by other Wells-sponsored programs. In those cases, a conflict could arise in the leasing of properties if we and another Wells-sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells-sponsored program were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on the personnel utilized by our advisor and its affiliates for the day-to-day operation of our business. As a result of their interests in other Wells-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates have conflicts of interest in allocating their time between us and other Wells-sponsored programs and activities in which they are involved. Assuming that (i) we utilize our target leverage ratio; (ii) we sell the maximum aggregate number of shares offered in this primary offering; and (iii) the duties of personnel utilized by our advisor and its affiliates remain similar to their current duties, we estimate that the personnel working for our advisor and its affiliates would devote between approximately one-half and three-quarters of their time to our day-to-day operations. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells-sponsored programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle our advisor to increased acquisition and asset-management fees;

•	property sales, which entitle our advisor to real estate commissions and possible success-based fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle our advisor to real estate commissions and possible success-based fees in connection with its services for the seller;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and our advisor;

•	whether and when we seek to become self-managed, which could lead to our acquisition of our advisor at a substantial price;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect sales efforts for other Wells-sponsored programs depending on the price at which the shares trade; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee but could also adversely affect sales efforts for other Wells-sponsored programs depending upon the sales price of the company or its assets.

The advisory fees paid to our advisor and any management and leasing fees we may pay to Wells Management are paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. See “Certain Conflict Resolution Procedures.”

Potential Internalization Transaction

Under our charter, we may not acquire our advisor or its affiliates in order to become self-managed, whether by means of a merger, stock acquisition, or asset purchase (an “Internalization Transaction”), unless at least half of the consideration is payable in shares of common stock and held in escrow and not released to our advisor or an affiliate thereof (or any transferee of either) until (i) our shares of common stock trade on a national securities exchange at a price equal to the average original issue price of the shares of common stock outstanding at the time of the Internalization Transaction or (ii) the consideration paid (or net sale proceeds distributed) per share of common stock in an acquisition or dissolution of our company is equal to the average original issue price of the shares of common stock outstanding at the time of the Internalization Transaction. For purposes of calculating this threshold, the original issue price of the common stock will be adjusted to reflect prior cash distributions to common stockholders of net proceeds from the sale of our assets.

On August 12, 2011, we entered into a letter agreement with our advisor that limits the circumstances in which our sponsor or one of its affiliates may receive consideration in connection with an Internalization Transaction. Pursuant to the letter agreement, the consideration in an Internalization Transaction shall be in shares of our common stock and shall be held in escrow by a third party and not released to our advisor (or an affiliate thereof) until:

•

the average closing price of the shares of common stock over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the shares of common stock issued in a public offering prior to listing on a national securities exchange and outstanding at the time of the Internalization Transaction (the “Subject Shares”), equals the amount necessary for the holders of the Subject Shares to be deemed to have received in the aggregate the original issue price of the Subject Shares plus a 6% cumulative, non-compounded, annual return on the issue price of the Subject Shares (adjusted to take into account prior cash distributions designated as a special distribution of net proceeds from the sale of assets), assuming for purposes of this calculation that the holders of the Subject Shares have received the trading price; or

•

the consideration paid (or net sale proceeds distributed) to holders of the Subject Shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase, or similar transaction) or from our dissolution, when combined with prior distributions paid on the Subject Shares, equals the amount necessary for the holders of the Subject Shares to have received in the aggregate the original issue price of the Subject Shares plus a 6% cumulative, non-compounded, annual return on the issue price of the Subject Shares (adjusted to take into account prior cash distributions designated as a special distribution of net proceeds from the sale of assets).

The date that one of these thresholds is met is the “Initial Escrow Release Date.” In the event a recapitalization causes some of the Subject Shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the Initial Escrow Release Date, then the shares to be released from escrow shall be reduced to reflect the percentage of Subject Shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining Subject Shares (and their equivalents) become listed.

Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other shares of our common stock; however, such distributions shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within 10 years of the Internalization Transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to us. Shares of common stock held in escrow shall be voted on any matter in which common stockholders are entitled to vote in the same proportion as all other shares of common stock that vote on the matter.

Note that the foregoing limitation is in addition to the limitations set forth in our charter with respect to the consideration paid in an Internalization Transaction.

Our Executive Officers are Affiliates of Our Advisor and Our Advisor’s Affiliates

Our executive officers are also officers or directors of:

•	our advisor and the general partner of the various real estate programs sponsored by affiliates of our advisor (described above);

•	Wells Management; and

•	Wells Investment Securities.

As a result, their loyalties to these various entities could influence their judgment resulting in actions that are not in our best interest. For example, their loyalties to other Wells-sponsored programs may influence their judgment when making recommendations to our board of directors, such as the following:

•

We could enter into transactions with other Wells-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Recommendations to the board regarding the terms of those transactions may be influenced by their loyalties to other Wells-sponsored programs.

•	A recommendation to the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Wells-sponsored programs.

•	A recommendation to the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Wells-sponsored programs.

Affiliated Dealer Manager

Since Wells Investment Securities is an affiliate of our advisor, you do not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We have engaged Wells Management, an affiliate of our advisor, to provide property-management services to some of the properties we have purchased with the proceeds of this offering and we do not have the benefit of independent property management. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. The conflicts committee, which may retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law. If a matter cannot be delegated to a committee under Maryland law, but the conflicts committee has determined that the matter at issue is such that the exercise of independent judgment by the other directors could be compromised, both the board of directors and the conflicts committee must approve the matter.

Among the matters the conflicts committee acts upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The conflicts committee bases this evaluation on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

Under our charter, we can only pay our advisor or its affiliates a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. However, our advisory agreement provides for a disposition fee of only 1% of the sales price of the property. In addition, if in connection with the sale we pay commissions to third parties unaffiliated with our advisor, the commission paid to our advisor may not exceed the commission paid to such third parties. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement provides for a higher threshold for the payment of the incentive fee than that required by our charter. Under the advisory agreement, the incentive fee equals 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Any lowering of the threshold for its payment would require the approval of a majority of the members of the conflicts committee and, pursuant to our advisory agreement, the approval of our stockholders. At the option of our advisor, we may pay any incentive fee in the form of stock, cash, a promissory note or any combination thereof.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of our gross offering proceeds. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee and, pursuant to our advisory agreement, the approval of our stockholders.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. For our purposes, by “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. The advisory agreement does contain a provision to eliminate the possibility that our advisor could be terminated as a way to avoid having to pay the Subordinated Participation in Net Sale Proceeds as described in note (8) to the compensation table under “Management Compensation.”

Our Acquisitions. We will not purchase or lease properties in which our advisor or its affiliates, our directors or officers or any of their affiliates has an interest. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors (including a majority of the conflicts committee). In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the disinterested members of the board of directors and the conflicts committee must conclude that all other transactions, including leases of our properties and any joint ventures, between us and our advisor, our sponsor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing with the four fiscal quarters ended December 31, 2011, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income (as defined in our charter), unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees to the extent permitted by our charter; and (f) acquisition fees, acquisition expenses (such as expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. We may not issue options or warrants to purchase our capital stock to our advisor, our sponsor, our directors or officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors or officers or any of their affiliates shall not exceed an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to our advisor, our sponsor, our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the disinterested members of the board of directors and the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. The board of directors, including the Conflicts Committee, will take reasonable steps to insure that these requirements are met. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interest of our common stockholders and the basis for such determination; and

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separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, and the conflicts committee is specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor, our sponsor, a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and our conflicts committee have reviewed and ratified our charter by the vote of a majority of their members, as required by our charter.

Allocation of Investment Opportunities

When an investment opportunity is presented to a Wells-sponsored program, the opportunity is to be presented to the program for which the investment opportunity is most suitable. Our advisory agreement requires that this determination be made in a manner that is fair without favoring any other

Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, the following factors will be considered:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the credit quality of the tenants; and

•	the existence of special factors, such as whether the property is adjacent to another property owned by a program.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells-sponsored programs, then a rotation process is to be used to offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for another Wells-sponsored program, the investment may be offered to another Wells-sponsored program.

Our advisory agreement with our advisor requires that our advisor periodically inform the conflicts committee of the investment opportunities that have been offered to other Wells-sponsored programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor is to inform the conflicts committee of such investment opportunities quarterly. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Wells-sponsored programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The board of directors, including the conflicts committee, has a duty to ensure that our advisor and its affiliates fairly apply this method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve and return your capital contributions; and

•	to realize capital appreciation upon the ultimate sale of our assets.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We may seek to list our shares of common stock if our independent directors believe listing on a national securities exchange would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our conflicts committee reviews our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Acquisition and Investment Policies

Primary Investment Focus – Real Estate

We intend to acquire and operate a diversified portfolio of commercial real estate consisting primarily of high-quality, income-generating office and industrial properties located in the United States and leased or pre-leased to creditworthy companies and governmental entities. We will invest in office and industrial properties at all stages of development, from those under construction to those with established operating histories, but we do not intend to invest more than 10% of our assets in undeveloped land. As between office and industrial properties, we expect industrial properties to constitute no more than 10% of our portfolio after completion of our offering stage with office properties constituting the remainder of our portfolio. If we raise substantially less than our maximum offering amount, we expect that office properties would represent more than 90% of our portfolio. More specifically, these possible real estate investments may also include office, warehouse and distribution facilities, business and industrial parks, undeveloped land intended for development or options to purchase a particular property. Although our intention is to acquire office and industrial properties as described above, we can invest in any types of properties that we believe are in our best interests. Our governing documents do not require us to seek stockholder approval to change our investment strategy or the types of properties in which we may invest.

Wells Core Advisor has developed specific standards for determining the creditworthiness of potential tenants of our properties. Although authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or entities or tenants whose lease obligations are guaranteed by a large corporation or entity. In an attempt to limit or avoid speculative purchases, generally, Wells Core Advisor seeks to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

We are not limited as to the geographic area where we may invest in properties and conduct our operations. Although we may in the future invest in properties located outside the continental United States, we currently do not intend to make international investments. Generally, we hold fee title or a long-term leasehold estate in the properties we acquire. We may use leverage to acquire these properties as discussed in our “Borrowing Policies” section below.

Continued disruptions in the financial markets and sluggish economic conditions have reduced the availability and increased the cost of credit, increased market volatility, lowered commercial real estate values and diminished expectations for real estate markets. We believe that vacancy rates and the need to offer additional tenant improvements or concessions in the commercial real estate market may increase through 2012 and possibly beyond as the current economic climate negatively impacts tenants. Taking these current market conditions into account, our advisor’s property acquisition team uses its significant experience and expertise to study regional demographics and market conditions and interview local brokers to gain the practical knowledge that studies sometimes lack in order to provide us the best opportunity to make successful commercial real estate investments.

Joint Venture Investments and Other Equity Securities

We may enter into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. We have no plans to enter into joint ventures and other co-ownership arrangements or participations with other Wells-sponsored programs; however, our company policy permits such joint ventures with conflicts committee approval. See “Conflicts of Interest — Certain Conflict Resolution Procedures — Conflicts Committee.” We intend to enter into joint ventures and make similar arrangements for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns, or is being formed to own, under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. However, in the event that the co-venturer elects to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Other than the joint venture investments described above, we do not presently intend to invest in equity securities. However, our charter permits us to acquire equity securities with the approval of a majority of the disinterested members of our board of directors and our conflicts committee if they determine that the investment is fair, competitive and commercially reasonable. Under our charter, an investment in a publicly traded entity is deemed to be fair, competitive and commercially reasonable if such investment is made through a trade effected on a recognized securities market.

Investments in Mortgage Loans and other Real Estate Related Debt Securities

We do not presently intend to invest in mortgage loans or other real estate related debt securities. However, our charter permits us to:

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make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required; and

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would not exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria.

Land Sale Contracts

We do not intend to invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

Investment Decisions

Wells Core Advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties or other assets, subject to the approval of our conflicts committee. Our conflicts committee reviews our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.

In pursuing our investment objectives and making investment decisions for us, Wells Core Advisor considers relevant property, asset and financial factors, including the creditworthiness of major tenants of a property, the location of the property, its suitability for any development contemplated or in progress, the investment’s income-producing capacity, the prospects for long-range appreciation, liquidity and tax considerations. To the extent feasible, Wells Core Advisor strives to invest in a diversified portfolio of properties for us based on geography, lease expiration, tenants and industry group of tenants. The number and mix of properties we acquire largely depends upon real estate and market conditions and other circumstances existing at the time we are acquiring the properties and the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, Wells Core Advisor’s property acquisition team studies regional demographics and market conditions and interviews local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer inspects the structural soundness and the operating systems of each building and an environmental firm investigates all environmental issues to ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Core Advisor;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we do not close the purchase of any property unless and until we obtain an environmental assessment (Phase I review at a minimum) for each property acquired and are generally satisfied with the environmental status of the property.

Development and Construction of Properties

We may invest a portion of the proceeds available for investment in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property are to be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We do not anticipate reserving a portion of the proceeds from this offering for such tenant improvements. We may not have access to funds required in the future for tenant improvements and tenant refurbishments, which could adversely affect our ability to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any future lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, we expect to be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, we expect the majority of our leases to include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases will generally have terms of five or more years, some of which may have renewal options. Our board of directors must approve our entry into any and all major leases and material amendments to major leases.

We may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors — Federal Income Tax Risks — Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.”

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Borrowing Policies

Our charter limits us from incurring debt in relation to our net assets in excess of 100%, unless any excess borrowing is approved by a majority of the board of directors (including a majority of the conflicts committee) and is disclosed to our stockholders in our next quarterly report with an explanation from the conflicts committee of the substantial justification for the excess borrowing. For example purposes only, substantial justification could be found by a majority of the board of directors (including a majority of the conflicts committee): (i) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations, (ii) to pay sufficient distributions to maintain our REIT status, or (iii) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. There is no limitation on the amount we may borrow for the purchase of any single property, however we cannot incur debt in relation to our net assets in excess of 100% without substantial justification. Should a majority of the board of directors (including a majority of the conflicts committee) find substantial justification, there will be no limitation on our portfolio leverage.

In addition to our charter limitation on leverage, we have a policy of keeping our debt at no more than 50% of the cost of our assets (before depreciation and other non-cash reserves), referred to the debt-to-gross-real-estate-asset ratio. Over the long-term, we intend to maintain debt levels significantly less than this 50% limitation; however, we may borrow in excess of this threshold under some circumstances.

We have maintained, and intend to continue to maintain, amounts outstanding under long-term debt arrangements or lines of credit so that we have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay distributions, the availability of properties meeting our investment criteria, the availability of debt and changes in the cost of debt financing.

Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Core Advisor seeks to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Wells Core Advisor may refinance properties during the term of a loan in various circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may repay borrowings under any future credit facility or under any future long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our conflicts committee to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may reinvest the proceeds of property sales in investments that satisfy our investment objectives; however, if we do not list our shares of common stock on a national securities exchange by July 31, 2020, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. We may continue in existence until all properties are sold and our other assets are liquidated.

Investment and Financing Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow so that our debt in relation to our net assets is in excess of 100%, unless approved with substantial justification by a majority of the conflicts committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

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invest in equity securities unless a majority of the board of directors, including a majority of the conflicts committee, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of Wells Core OP to issue redeemable partnership interests; or

•	issue preferred stock unless a majority of the members of the conflicts committee not otherwise interested in the transaction approve the offering of preferred stock.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Real Estate Funds, Inc., our sponsor and the parent company of our advisor, and its affiliates in the last 10 years. It excludes information related to this Wells program. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

The Prior Performance Tables contained in this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); (4) results of completed programs (Table IV) and (5) sales or disposals of properties (Table V).

Prior Public Programs

Overview

Wells Real Estate Funds has sponsored four real estate investment trusts prior to this offering. Piedmont Office Realty Trust, Inc. (formerly known as publicly offered Wells Real Estate Investment Trust, Inc.), which we refer to as Piedmont REIT, has completed four public offerings of shares of its common stock prior to its listing on a national securities exchange. On February 10, 2010, Piedmont REIT listed its Class A common stock on the New York Stock Exchange. Piedmont REIT completed its most recent public offering (its first publicly listed offering) on February 16, 2010. Wells Real Estate Investment Trust II, Inc., which we refer to as Wells REIT II, has completed three public offerings of shares of its common stock. It continues to offer shares of its common stock pursuant to its dividend reinvestment plan. Wells Real Estate Funds has also sponsored Wells Timberland REIT, Inc., which we refer to as “Wells Timber.” Wells Timber was formed on September 27, 2005 as a Maryland corporation that has elected to be taxed as a REIT. Wells Timber has completed two public offerings of shares of its common stock. Institutional REIT, Inc., which we refer to as Institutional REIT, offered shares of its common stock pursuant to a registration statement that was declared effective by the SEC on January 11, 2007. Due to a lack of confidence that Institutional REIT would raise substantial proceeds in its offering, the success of which depended in large part on the capital-raising abilities of one particular broker-dealer among banks and other institutional investors, Institutional REIT terminated its offering. On March 25, 2008, Institutional REIT deregistered the shares of its common stock in the registration statement, none of which were sold pursuant to such registration statement. As such, data for Institutional REIT are not included in the information presented on prior public programs sponsored by our sponsor.

Wells Capital, a wholly owned subsidiary of Wells Real Estate Funds, has served as a general partner of 15 completed publicly offered real estate limited partnerships, two of which completed their public offerings in the last 10 years. These two limited partnerships and the year in which each of their offerings was completed are Wells Real Estate Fund XIII, L.P. (2003) and Wells Real Estate Fund XIV, L.P. (2005).

Wells Management Company, Inc. has also sponsored a private placement of limited liability company interests in Wells Mid-Horizon Value-Added Fund I, LLC, or “Wells VAF.” On September 15, 2005, an offering of up to 150,000 shares of investor member interests in Wells VAF commenced under a private placement to accredited investors. Wells VAF was formed to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. The offering was terminated on September 15, 2008, at which time Wells VAF had received approximately $51.9 million in proceeds from 596 investors. As of December 31, 2011, Wells VAF had acquired 4 properties. In June 2009, Wells

VAF became registered as a public reporting company with the Securities and Exchange Commission and is now considered a public program.

Wells Real Estate Funds has previously sponsored each of the above-described REITs, limited partnerships, and one limited liability company on an unspecified property or “blind-pool” basis. As of December 31, 2011, the total amount of funds raised from investors in these above-described completed offerings (excluding this Wells program) was approximately $11.6 billion, and the total number of investors in such programs was approximately 255,000. The investment objectives of each of these Wells-sponsored programs are substantially identical to our investment objectives of (1) providing current income through the payment of cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing capital appreciation upon the ultimate sale of our assets. We cannot assure you that any of the Wells-sponsored public programs will ultimately be successful in meeting their investment objectives. For more information regarding the operating results of Wells-sponsored public programs, see Table III.

Office and Industrial Property Public Programs

As of December 31, 2011, the two office and industrial property REITs (including Piedmont REIT and Wells REIT II but excluding this Wells program), two Wells-sponsored real estate limited partnerships, and Wells VAF had collectively acquired 203 properties. The Piedmont REIT properties in the table below were acquired prior to when Piedmont REIT became a self-managed organization. The table below gives further information about these properties by region.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	33	13.8%
Mideast	31	20.3
Northeast	32	21.7
Northwest	1	0.3
Mountain	16	4.1
Southwest	25	8.5
West North Central	8	3.1
East North Central	34	18.1
Pacific	22	9.4
International	1	0.7

Total	203	100.0%

As of December 31, 2011, the aggregate dollar amount of the acquisition and development costs of the 203 properties purchased by these five Wells-sponsored public programs was approximately $11.4 billion. Of the aggregate amount, 100% was spent on commercial properties, with 99.6% spent on acquiring or developing office or industrial buildings and 0.4% spent on acquiring a hotel. Of the aggregate amount, 96.5% was spent on acquired properties and 3.5% on properties under construction or constructed by the programs. Of the aggregate amount, 44.5% were single-tenant office or industrial buildings and 55.5% were multi-tenant office or industrial buildings.

The following table reflects a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these five Wells public programs as of December 31, 2011:

Type of Property	Existing	Construction
Office Buildings	94.5%	3.5%
Industrial Buildings	1.6	0.0
Hotels	0.4	0.0

From the inception of the first Wells-sponsored public program through December 31, 2011, the Wells-sponsored public programs had sold 56 properties and two outparcels of land.

All of the properties purchased by a Wells-sponsored public limited partnership were purchased without borrowing any additional funds. Certain properties acquired by Piedmont REIT and Wells REIT II were acquired with borrowed funds or were subject to existing mortgages, and in connection with each of these acquisitions, Piedmont REIT and Wells REIT II, respectively, assumed its share of the debt. Wells VAF acquired certain properties with borrowed funds. Table VI contained in Part II of the registration statement, of which this prospectus is a part, gives additional information relating to certain properties acquired within the last three years ended December 31, 2011 by certain Wells-sponsored public programs, including applicable mortgage financing on properties purchased.

Timberland Property Public Program

As of December 31, 2011, Wells Timber owned interests in approximately 298,700 acres of timberland located on the lower piedmont and upper coastal plains of east central Alabama and west central Georgia (the “Mahrt Timberland,”). Wells Timber owned fee-simple interests in approximately 222,400 acres of the Mahrt Timberland and held long-term leasehold interests in approximately 76,300 acres of the Mahrt Timberland. As of December 31, 2011, Wells Timber’s timberlands contained an estimated 10.4 million tons of merchantable timber inventory, of which approximately 6.2 million tons were pulpwood, 2.1 million tons were chip-n-saw, and 2.1 million tons were sawtimber. Wells Timberland acquired the Mahrt Timberland on October 9, 2007 for a purchase price of approximately $400.0 million, exclusive of closing costs. Wells Timber financed the purchase of the Mahrt Timberland with a combination of cash and debt. As of December 31, 2011, Wells Timber had sold approximately 7,070 acres of higher and better use (“HBU”) property for approximately $13.5 million. Wells Timber’s cost basis in HBU sold was approximately $8.4 million.

Prior Private Programs

In addition to the public real estate programs sponsored by Wells Capital and its affiliates described above, Wells has sponsored a total of 12 private real estate programs.

Wells Real Estate Funds sponsors private placements for a series of limited liability companies pursuant to a Section 1031 exchange program. As of December 31, 2011, there have been 12 such offerings, which raised a total of $194.4 million from 316 investors. The investment objectives of each of these Wells-sponsored Section 1031 exchange programs are substantially identical to our investment objectives.

As of December 31, 2011, these 12 Wells-sponsored private programs had acquired an aggregate of 12 properties. The table below gives further information about these properties.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	2	18.4%
Mountain	1	10.0
Southwest	2	17.5
West North Central	1	9.8
East North Central	5	35.4
Pacific	1	8.9

Total	12	100.0%

As of December 31, 2011, the aggregate dollar amount of the acquisition and development costs of the 12 properties purchased by these Wells-sponsored private programs was $218.8 million. Of the aggregate amount, 100% was spent on commercial properties, all of which was spent on acquiring or developing office or industrial buildings. Of the aggregate amount, 100% was spent on acquired properties. Of the aggregate amount, approximately 83.3% were single-tenant office or industrial buildings and 16.7% were multi-tenant office or industrial buildings.

From the inception of the first Wells private program through December 31, 2011, the Wells-sponsored private programs have sold one property. We cannot assure you that any of the Wells-sponsored private programs will ultimately be successful in meeting their investment objectives.

Summary of Recent Acquisitions by Wells Prior Programs

Office and Industrial Property Programs

During the three years ended December 31, 2011, Wells-sponsored office and industrial property programs, excluding this Wells program, acquired nine properties, for which the property type, location and method of financing are summarized below. Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides additional information relating to these acquisitions.

Property Type
Office	9
Distribution	0
Warehouse	0
Hotel	0
Mixed use	0

Total	9

Method of Financing
All cash	8
All debt	0
Combination of cash and debt	1

Total	9

Location
Southeast	1
Mideast	1

Northeast	2
Mountain	0
Southwest	1
West North Central	0
East North Central	3
Pacific	0
International	1

Total	9

Prior Program Liquidity Events

Our sponsor has previously sponsored 19 public programs, including 15 public limited partnerships (collectively, the “public partnerships”), one limited liability company and three corporations that elect to be taxed as a REIT. With respect to the 15 public partnerships, each stated in the prospectus for its initial public offering a date by which the program must terminate and dissolve unless its partnership agreement was amended to extend the termination/dissolution date of the program. Each of these public partnerships also stated in its prospectus a time period by which the program anticipated selling its assets and stated that such sale proceeds would generally be distributed to the investors except in limited circumstances. With respect to these 15 public partnerships, nine terminated and dissolved within the time period required by their partnership agreements and the remaining six have not yet reached their agreements’ mandatory termination/dissolution date. Furthermore, with respect to these 15 public partnerships, three sold their assets and distributed sale proceeds within or around the timeframe that was anticipated in the prospectus relating to its public offering, nine did not do so and three have not yet reached the anticipated timeframe for such sales and distributions. The limited liability company has not yet reached the anticipated timeframe for dissolution nor has it reached the mandatory termination/dissolution date. More detailed information with respect to the 15 public partnerships and the limited liability company is provided below:

Public Partnerships	Dissolution Year Per Partnership Agreement	Actual Year of Dissolution	Original Anticipated Year for Completion of Distribution of Proceeds from Property Sales	Actual Year for Substantial Completion of Distribution of Proceeds from Property Sales
Wells Real Estate Fund I	2014	2008	1999	2007
Wells Real Estate Fund II	2016	2009	2002	2009
Wells Real Estate Fund II-OW	2016	2009	2002	2009
Wells Real Estate Fund III, LP	2018	2009	2004	2009
Wells Real Estate Fund IV, LP	2020	2007	2004	2006
Wells Real Estate Fund V, LP	2020	2007	2006	2006
Wells Real Estate Fund VI, LP	2022	2007	2007	2007
Wells Real Estate Fund VII, LP	2022	2007	2008	2007

Wells Real Estate Fund VIII, LP	2024	N/A	2009	N/A
Wells Real Estate Fund IX, LP	2024	2011	2010	2011
Wells Real Estate Fund X, LP	2026	N/A	2010	N/A
Wells Real Estate Fund XI, LP	2026	N/A	2011	N/A
Wells Real Estate Fund XII, LP	2030	N/A	2013	N/A
Wells Real Estate Fund XIII, LP	2030	N/A	2016	N/A
Wells Real Estate Fund XIV, LP	2032	N/A	2018	N/A
Wells Mid-Horizon Value-Added Fund I, LLC	2020	N/A	2012	N/A

With respect to the three corporations that elect to be taxed as a REIT, Piedmont REIT stated in the prospectuses for its public offerings that it would list its shares or sell its properties and distribute its cash to its investors by January 30, 2008 unless a majority of its stockholders voted to extend such deadline. Its investors did so vote to extend the deadline to January 30, 2011. On January 20, 2010, Piedmont obtained stockholder approval to recapitalize and list its shares of Class A stock on a national securities exchange in the first quarter of 2010 depending on market conditions, with the recapitalization structured in such a way that all of its outstanding shares would convert back to one class of common stock to be listed by January 30, 2011. On February 10, 2010, Piedmont REIT listed its Class A common stock on the New York Stock Exchange. Piedmont REIT completed its most recent public offering (its first publicly listed offering) on February 16, 2010. In addition, Wells REIT II’s prospectus disclosed an anticipated listing or liquidation date of October 2015. Finally, Wells Timber disclosed in its prospectus a listing or liquidation date of August 2018.

Adverse Business Developments or Conditions

Some of the other programs sponsored by Wells Real Estate Funds have experienced adverse business developments or conditions. Set forth below is a summary of the most significant adverse business developments or conditions experienced by Wells-sponsored programs over the past 10 years that may be material to investors in this offering.

Market timing is a strategy of buying or selling assets based on predictions of future market price movements. Wells Real Estate Funds has not tried to time the sponsorship of real estate programs based on its predictions of the real estate market as a whole. For most of the last 10 years, Wells-sponsored programs have been raising capital in order to acquire a desirable portfolio of real estate. As the money has been raised, Wells-sponsored programs have sought to acquire real estate at favorable prices based on then-current market conditions. In other words, such programs have generally sought to put capital to use promptly if suitable investments are available rather than hold substantial amounts of cash for long periods. Although our sponsor believes that this strategy has generally served the investors in Wells-sponsored programs well, some of the assets acquired by Wells-sponsored programs were acquired at times when real estate was generally more expensive than during the later stages of the life of the program. As a result, at any given time some acquired assets of a Wells-sponsored program might sell for prices that are lower than the prices paid for them if those assets had to be liquidated at that time. This can be true even if the property remains leased to creditworthy tenants with long-term leases such that the program continues to project strong income yields.

On November 8, 2011, Wells REIT II announced an estimated per-share value of its common stock equal to $7.47 per share, calculated as of September 30, 2011. Shares of Wells REIT II’s common stock were originally sold in its best efforts public offerings for a gross offering price of $10.00 per share. As with any valuation methodology, the valuation methodology used by Wells REIT II utilizes a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value and these differences could be significant. The estimated value per share was adopted pursuant to the specific valuation policy of Wells REIT II and does not represent the fair value of the shares calculated in accordance with generally accepted accounting principals (“GAAP”) or the price at which the shares would trade on a national securities exchange. The Wells REIT II valuation policy and the announcement of the estimated value should be reviewed for additional information and limitations.

The possibility of reduced valuation is the primary reason why Wells-sponsored programs are sold as long-term investments. With a long-term investment horizon, Wells-sponsored programs have more flexibility to liquidate or list at a more favorable time during a real estate cycle. Nevertheless, we cannot make any assurances regarding our ability to liquidate or list at a time when real estate prices are attractive relative to the prices we will pay for our portfolio.

Although Wells-sponsored programs seek to put offering proceeds to good use promptly, there has been one time period during the offering stage of a Wells-sponsored program (Piedmont REIT) when the program was not able to well utilize the proceeds as quickly as it was able to raise equity capital. When that occurred, the offering proceeds were invested in short-term liquid investments, which investments generally had a lower yield than the projected yields on real estate meeting the program’s investment objectives. The returns of the investors in Piedmont REIT would likely have been higher had the program always been able to acquire suitable investments as quickly as it was able to raise capital. We cannot assure you that there will not be periods during this or subsequent offerings when we are unable to acquire suitable real estate investments as quickly as we are able to raise capital.

Of all of the other Wells-sponsored programs, our investment objectives and offering size most resemble those of Piedmont REIT (formerly known as Wells Real Estate Investment Trust) and Wells REIT II. As of December 31, 2011, those programs have raised approximately $11.2 billion collectively. Some other Wells-sponsored programs, however, have raised less offering proceeds than originally projected. Wells Timber commenced its initial public offering in August 2006; and terminated its most recent public offering on December 31, 2011. Through December 31, 2011, Wells Timber had raised approximately $294.6 million from its public offerings. This amount is lower than our sponsor had originally projected. As a result, the program’s general and administrative expenses constitute a higher percentage of its revenues than they otherwise would. Furthermore, lower-than-projected offering proceeds have caused Wells Timber to remain more highly leveraged than originally projected. Higher leverage levels increase the risk of an investment in an entity. We cannot make any assurances that we will not fall short of our capital-raising goals. If so, your returns could be lower as a result of relatively higher general and administrative expenses and your investment could be riskier because our leverage levels could be higher than projected.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor, without charge, copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K as filed with the SEC. For a reasonable fee, we also will furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of our registration statement, of which this prospectus is a part, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Wells Core Office Income REIT,” “we,” “our” and “us” mean only Wells Core Office Income REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Wells Core Office Income REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

Taxation of Wells Core Office Income REIT

We made an election to be taxed as a REIT under Section 856 of the Internal Revenue Code, effective for our taxable year ended December 31, 2010. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and was conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates will be taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2010.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of Wells Core OP, all of the Wells Core OP’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or “TRSs.” A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue

Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either are (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and our stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Wells Core Office Income REIT—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on

December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Wells Core Office Income REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare contribution tax. For taxable years beginning after December 31, 2012, U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the

Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held

5% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Account Tax Compliance Act. Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax will apply to dividends, interest and certain other items of income, and to the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners. FATCA also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes. By its terms, FATCA generally applies to payments made after December 31, 2012, but excluding payments pursuant to debt obligations outstanding as of March 18, 2012. However, the IRS and Treasury Department have issued proposed Treasury regulations deferring application of FATCA’s withholding obligations to payments of income items until January 1, 2014 and payments of gross proceeds until January 1, 2015. In addition, such proposed Treasury regulations exclude from FATCA payments pursuant to debt obligations outstanding as of January 1, 2013.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (“IRA”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan, and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (“Plan Assets Regulation”). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Core Advisor, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under

ERISA for any breach by Wells Core Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Core Advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Asset Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject to Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed, and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Core Advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

After the 18-month period described above (or possibly sooner if our board so directs), we expect that the estimated values provided by Wells Capital and reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates may or may not be an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of July 2, 2012, approximately 13.9 million shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares that we issue. Holders of common stock do not have appraisal rights. Our common stock is nonassessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. We will not issue preferred stock to our Sponsor, the Advisor, our executives or directors or any affiliate thereof except on the same terms as it would be issued to all other existing or new stockholders. A majority of the members of the conflicts committee not otherwise interested in the transaction must approve any offering of preferred stock and have access, at our expense, to our legal counsel or independent legal counsel. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of our board of directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action.

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for our stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of our stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Core Advisor has been selected and must be approved as our advisor annually by our directors. Although our stockholders do not have the ability to vote to replace Wells Core Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the Company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences do not apply to any period prior to the second year for which we elected to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. We may also engage in certain transactions in order to comply with the 100 stockholder requirement.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

As required under Treasury Regulations, if, as of any dividend record date, we have (i) 2,000 or more stockholders of record, we will demand a written statement of actual beneficial stock ownership of any owner of record of 5% or more of our stock, (ii) more than 200 but fewer than 2,000 stockholders of record, we will demand such a statement of any owner of record of 1% or more of our stock, or (iii) fewer than 200 stockholders of record, we will demand such a statement of any owner of record of 0.5% or more of our stock. Any such demand for written statements of beneficial ownership will take place within 30 days of the end of our taxable year. In addition to maintaining a record of those stockholders responding to such demands as required under Treasury Regulations, we will maintain a record of the persons failing or refusing to comply with our demand for a statement of actual beneficial stock ownership and notify such person of their duty to submit such information directly to the IRS at the time they file their income tax return.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential purchasers of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your shares.

Distributions

Distributions have been paid on a quarterly basis and we expect to continue to pay distributions on a quarterly basis. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to pay our quarterly distributions based upon daily record dates so that our investors will be entitled to be paid distributions immediately upon purchasing our shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as distributions will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Taxation of Wells Core Office Income REIT — Annual Distribution Requirements.”

Distributions are declared at the discretion of our board of directors. Generally, our policy is to pay distributions based on current and projected cash flow from operations after giving consideration to amounts excluded from cash flow from operations under GAAP but paid for out of offering proceeds, such as acquisition fees and acquisition expenses. We expect that there may be times during our operational stage, where we may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. Should these instances occur, to the extent permitted by Maryland law, we may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intention to do so. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of real estate properties and real estate related assets and your overall return may be reduced. Our charter permits us to pay distributions from any source, including from offering proceeds or borrowings. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable. There is no limit on the amount we can fund distributions from sources other than from cash flows from operations.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and, except as provided below, it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request except as provided below. The copy of the stockholder list will be printed in alphabetical order, on white paper and in a type size no smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list when properly requested, our advisor and/or board of directors, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our Company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our Company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide the Company notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our distribution reinvestment plan is included as Appendix C to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our distribution reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the Subscription Agreement, enrollment form or other company-approved authorization form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our distribution reinvestment plan until we have terminated the plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the plan.

The purchase price per share will be the higher of $23.75 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm chosen for that purpose. If the purchase price is 95% of an estimated value, such price will be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the distribution reinvestment plan. The dealer manager or participating broker-dealer will provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions received in the prior year.

Fees and Commissions

No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan, and our sponsor, advisor, directors or any affiliates will not receive a fee for selling shares under the distribution reinvestment plan. Sales under this plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under our distribution reinvestment plan at $23.75 per share; (ii) no secondary trading market for our shares will develop; and (iii) our advisor will estimate the fair market value of a share to be $25.00. Therefore, at least until after our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $25.00 for each $23.75 reinvested by them under the plan. You will be taxed on the amount of such distribution as a distribution to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation to the extent that a reinvestment of your distributions in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Our board of directors has adopted a share redemption program (“SRP”) that will enable certain of our stockholders to sell their shares to us in limited circumstances. Moreover, even when one of these conditions is met, our board of directors could choose to amend its provisions without stockholder approval.

Only shares held by the original purchaser from the company or shares transferred other than for value by the original purchaser and all subsequent holders may participate in the SRP. In other words, once a stockholder sells his or her shares, all subsequent transferees of those shares are excluded from participating in the SRP. Generally, stockholders who have beneficially owned their shares for at least one year may participate in the share redemption program. The SRP contains different rules for redemptions sought within two years of a stockholder’s death, “qualifying disability” (as defined below)

or the qualification of a stockholder or a stockholder’s spouse for federal assistance for confinement to a long term care facility. We refer to redemptions that do not occur within two years of a stockholder’s death, “qualifying disability” or the qualification of a stockholder or a stockholder’s spouse for federal assistance for confinement to a long term care facility as “Ordinary Redemptions.”

For Ordinary Redemptions, the initial price at which we will repurchase a share under the share redemption program is 91.0% of the price at which we sold the share or $22.75 per share for a share issued at $25.00. This initial redemption price will remain fixed until the date we complete our offering stage. On or after the date on which we complete our offering stage, the price at which we would repurchase a share under the share redemption program will be 95% of (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose, less (y) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the estimated per share value is determined (the “Valuation Adjustment”).

We define the completion of our offering stage to be 18 months after the termination of a public offering of shares if no other public offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the redemption of interests in Wells Core OP.

Shares we purchase under the share redemption program will be canceled, and will have the status of authorized but unissued shares.

There are several limitations on our ability to redeem shares:

•	We will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed.

•

We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions during the 12-month period ending on such redemption date to exceed 50% of the net proceeds from the sale of shares under our distribution reinvestment plan during such 12-month period.

•	We will limit all redemptions so that the aggregate of such redemptions during the 12-month period ending on such redemption date does not exceed:

•	100% of the net proceeds from our distribution reinvestment plan during such 12-month period; or

•	5% of the weighted-average number of shares outstanding in such 12-month period.

Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption because of certain of the limitations on redemption described above, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount required by applicable state law, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum amount required by applicable state law, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you seek the redemption of all of your shares, there is no holding-period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we do not completely satisfy your redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we can redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless you withdraw the request before the next date for redemptions. You may withdraw a redemption request upon written notice to us before the date for redemption.

In several respects we treat redemptions sought within two years of a stockholder’s death, “qualifying disability” (as defined below) or the qualification of a stockholder or a stockholder’s spouse for federal assistance for confinement to a long term care facility differently from Ordinary Redemptions. First, there is no requirement that the shares be outstanding for at least a year before being redeemed. Second, the redemption price is the amount paid for the shares until completion of the above-mentioned offering stage. At that time, the redemption price would be (x) the estimated per share value, as determined by our advisor or another firm chosen for that purpose, less (y) the Valuation Adjustment. Finally, there are the differences in the limitations imposed on different types of redemptions as described in the bullets above.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

A stockholder that is a trust may only redeem on the terms available in connection with the death or qualifying disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares must give written notice to Wells Investment Securities, our dealer manager for our ongoing public offering, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. The written notice must state the name of the person who owns the shares and the number of shares to be repurchased. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. Wells Investment Securities is responsible for all services to be performed in connection with the SRP, although it has outsourced clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the SRP upon 30 days’ notice; however, the effective date of any amendment to the SRP may be earlier than the 30 days after notice has been provided if our board of directors determines that the amendment does not adversely affect the rights of redeeming stockholders. We are not restricted in the manner in which we may notify stockholders of an amendment, suspension or termination of the SRP.

Our SRP only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Core Advisor or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Core Office Income Operating Partnership, L.P., which we refer to as “Wells Core OP,” was formed on July 3, 2007 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells Core OP are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells Core OP. We are the sole general partner of Wells Core OP and, as of the date of this prospectus, owned approximately 0.1% of the equity interests in Wells Core OP. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells Core OP. Wells Core Holdings, a wholly owned subsidiary of ours, is the sole limited partner of Wells Core OP and, as of the date of this prospectus, owned approximately 99.9% of the equity interests in Wells Core OP.

If we ever decide to acquire properties in exchange for units of limited partnership interest in Wells Core OP, we expect to amend and restate the limited partnership agreement to provide substantially as set forth below.

Capital Contributions

As we accept subscriptions for shares, the limited partnership agreement requires us to transfer substantially all of the net proceeds of the offering to Wells Core OP as a capital contribution; however, we would be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells Core OP would be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells Core OP would require additional funds at any time in excess of capital contributions made by us or from borrowing, we would borrow funds from a financial institution or other lender and lend such funds to Wells Core OP on the same terms and conditions as would be applicable to our borrowing of such funds. In addition, we expect that the limited partnership agreement would authorize us to cause Wells Core OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance would be in the best interest of Wells Core OP and us.

Operations

The limited partnership agreement of Wells Core OP provides that, so long as we remain qualified as a REIT, Wells Core OP would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of Wells Core OP, we would also be empowered to do anything to ensure that Wells Core OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells Core OP being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement will provide that Wells Core OP would distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in Wells Core OP would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares.

Similarly, the limited partnership agreement will provide that Wells Core OP would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in Wells Core OP would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in Wells Core OP. Losses cannot be passed through to our stockholders.

If Wells Core OP liquidates, debts and other obligations must be satisfied before the partners would receive any distributions. Any distributions to partners then would be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Wells Core OP’s sole general partner, we generally would have complete and exclusive discretion to manage and control Wells Core OP’s business and to make all decisions affecting its assets. Under the limited partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells Core OP with another entity.

Under the limited partnership agreement, we expect that Wells Core OP would pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells Core OP would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of Wells Core OP. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur for which we would not be reimbursed by Wells Core OP would be costs and expenses relating to any properties we may own outside of Wells Core OP. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect the limited partnership agreement would also provide for exchange rights. We expect the limited partners of Wells Core OP would have the right to cause Wells Core OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. Limited partners, however, would not be able to exercise this exchange right, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their limited partnership units had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year would not be able to exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We generally would not be able to withdraw as the general partner of Wells Core OP or transfer our general partnership interest in Wells Core OP (except to a wholly owned subsidiary). The principal exception to this would be if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells Core OP in return for an interest in Wells Core OP and agrees to assume all obligations of the general partner of Wells Core OP. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in Wells Core OP, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the limited partnership agreement would require the consent of the holders of a majority of the partnership units (including the partnership units we and our affiliates held). Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would require the consent of the holders of a majority of the partnership units (excluding the partnership units we or our affiliates held). Such amendments include:

•

any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells Core OP in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 230,000,000 shares through Wells Investment Securities, our dealer manager, a registered broker-dealer affiliated with Wells Core Advisor, our advisor. Of this amount, we are offering 200,000,000 shares in our primary offering at a price of $25.00 per share, with discounts available for certain categories of purchases as described below. The offering price was not established on an independent basis and bears no relationship to the net value of our assets or to any other established criteria for valuing shares. We opted to sell at $25.00 per share rather than the more customary (for non-traded REIT initial public offerings) $10.00 per share because of Wall Street’s apparent preference for REIT shares priced at higher initial trading prices in connection with firm commitment offerings. Although we may never list our shares on a national securities exchange or sell our shares in a firm commitment offering in the future, we may do so, and we believe this offering price may be beneficial should we undertake such a firm commitment offering. Our board of directors may adjust the offering price of the primary offering shares during the course of the public offering by no more than 20% of the initial price. Any adjustment to the offering price would be effected by a supplement to this prospectus. This offering is being conducted on a “best efforts” basis, which means that the dealer manager has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 30,000,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $23.75 per share or 95% of the estimated value of a share as estimated by our advisor or another firm we choose for that purpose. We expect to sell the 200,000,000 shares of common stock in this primary offering until June 10, 2013. We may continue to offer shares under our distribution reinvestment plan beyond the conclusion of the primary offering until we have sold 30,000,000 shares of common stock through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, upon the termination of this offering, we may conduct one additional “best efforts” public offering registered with the SEC without the approval of our common stockholders. Our charter restricts our ability to conduct more than two “best efforts” public offerings registered with the SEC without stockholder approval.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Wells Investment Securities, our dealer manager and affiliate, receives selling commissions of 7.0% of the gross offering proceeds and a dealer manager fee of 2.5% of the gross offering proceeds for shares sold in our primary offering. With respect to our distribution reinvestment plan, we do not pay selling commissions or the dealer manager fee. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer manager to utilize three or more channels to sell our shares, each of which has a different selling commission and dealer manager fee structure. The dealer manager may authorize other broker-dealers that are members of FINRA, formerly known as the NASD, which we refer to as participating broker-dealers, to sell our shares. Our primary distribution channel involves those participating broker-dealers compensated solely on a commission basis for the sale. A second expected distribution channel will be sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. A third distribution channel may be sales to (i) clients of independent investment advisers (i.e., they are not affiliated with a broker-dealer) and (ii) bank trustees or trusts sponsored by banks, in both cases when there is no participating broker-dealer involved in the sale. (Variations on these distribution channels are described below.)

In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager reallows to the participating broker-dealer the full selling commissions earned in connection with such sale. Except as noted below, such selling commissions are ordinarily 7.0% of the gross offering proceeds attributable to the participating broker-dealer.

In the event of the sale of shares in our primary offering to clients of an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer manager waives its right to a selling commission, and we sell such shares for $23.25 per share, reflecting that selling commissions in the amount of $1.75 per share are not payable.

The dealer manager may, and does in most cases, reallow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee, which fee may not exceed, and (except as noted below) generally equals, 1.5% of the gross sales attributable to the participating broker-dealer.

Notwithstanding the foregoing, in the event of the sale of shares in our primary offering to a mutual fund advised by an investment adviser that is affiliated with the participating broker-dealer, the dealer manager waives its right to a selling commission and reduces the dealer manager fee to 2.0% of gross offering proceeds. We sell such shares for $23.13 per share, reflecting that selling commissions in the amount of $1.75 per share are not payable and that the dealer manager fee is reduced from 2.5% to 2.0%, or by approximately $0.12 per share. The dealer manager may reallow a portion of the dealer manager fee earned on sales to mutual funds, up to 0.9% of gross offering proceeds, to the affiliated participating broker-dealers in the form of a marketing fee.

Notwithstanding the foregoing, in the event of the sale of shares in our primary offering to the client of an independent investment adviser, to a bank acting as a trustee or to a trust sponsored by a bank in each case when no participating broker-dealer is involved in the sale, the dealer manager waives its right to a selling commission and reduces the dealer manager fee to 1.5% of gross offering proceeds. We sell such shares for $23.00 per share, reflecting that selling commissions in the amount of $1.75 per share are not payable and that the dealer manager fee is reduced from 2.5% to 1.5%, or by approximately $0.25 per share.

In addition to the compensation described above, we also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that may be paid in connection with this offering, or approximately $484,808,000, which represents approximately 9.7% of the maximum gross proceeds from shares sold in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

	Primary Offering (max.)
	($)		(%)
Selling commissions (maximum)	$350,000,000		7.00%
Dealer manager fee (maximum)	125,000,000		2.50
Compensation allocations(1)	5,240,000	(2)(6)	0.10
Expense reimbursements for retail activities(3)(4)	2,347,000	(2)(6)	0.05
Expense reimbursements for wholesaling activities(4)(5)	2,121,000	(2)(6)	0.04
Legal fees allocable to dealer manager(4)	100,000	(2)(6)	*

Total	$484,808,000		9.7%

*	Represents less than 0.01%
(1)

This amount represents the allocation of non-transaction based compensation of Wells Investment Securities employees and the allocation of non-transaction based compensation of dual employees engaged in the distribution of this offering. Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses.

(2)	Amounts shown are estimates.
(3)

These amounts consist primarily of (a) reimbursements for actual costs for travel, meals, lodging and attendance fees incurred by employees of Wells Investment Securities, Wells Core Advisor or one of their affiliates to attend retail seminars sponsored by participating broker-dealers and (b) reimbursements for actual costs for travel, meals and lodging incurred by representatives of participating broker-dealers in connection with attending bona fide training and education meetings hosted by us.

(4)

Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. In some cases, these payments will serve to reimburse Wells Investment Securities for amounts it has paid to participating broker-dealers for the items noted.

(5)

These amounts consist primarily of expense reimbursements for employees of Wells Investment Securities or its affiliates engaged in wholesaling activities, including the travel, meals and lodging of wholesalers and other FINRA-registered personnel associated with Wells Investment Securities incurred in connection with attending bona fide training and education meetings hosted by us.

(6)

We may reimburse the dealer manager or its affiliates for these costs in connection with this offering. Our reimbursement of these expenses, together with selling commissions and dealer manager fees, may not exceed 10% of the gross proceeds raised in our primary offering.

We may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses incurred as supported by a detailed and itemized invoice. Such reimbursements are also subject to the limitations on organization and offering expenses described below. In many cases, however, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds from the sale of shares in our primary offering. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds as of the date of reimbursement. Our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $23.25 per share, reflecting that selling commissions in the amount of $1.75 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers and directors, officers and employees of Wells Core Advisor or its affiliates may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $22.63 per share reflecting the fact that selling commissions in the amount of $1.75 per share and dealer manager fees in the amount of $0.625 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Wells Real Estate Funds and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Volume Discounts

An investor purchasing more than 20,000 shares through a single participating broker-dealer will be eligible for a volume discount on the purchase price of the shares above 20,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased in the Transaction	Commission Rate (Based on a $25.00 Price Per Share)	Price Per Share to Investor
1 to 20,000	7.0%	$25.00
20,001 to 40,000	6.0%	$24.75
40,001 to 80,000	5.0%	$24.50
80,001 to 120,000	4.0%	$24.25
120,001 to 160,000	3.0%	$24.00
160,001 to 200,000	2.0%	$23.75
200,001 and up	1.0%	$23.50

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $25.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 50,408 shares as follows:

•	20,000 shares at $25.00 per share (total: $500,000) and a 7.0% commission;

•	20,000 shares at $24.75 per share (total: $495,000) and a 6.0% commission; and

•	10,408 shares at $24.50 per share (total: $254,996) and a 5.0% commission.

For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined during any 12-month period. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account.

Eligible investors may qualify for the volume discount by checking the appropriate box in the “Investment Information” section of the Subscription Agreement and providing the requested information under the “Special Instructions Regarding Volume Discounts” section of the Subscription Agreement. We are not responsible for failing to combine purchases if you fail to check the “Volume Discounts” box and fail to provide the information requested in the “Special Instructions Regarding Volume Discounts” section of the Subscription Agreement. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 36,000 shares, and a second purchase is for 6,000 shares, then the first 4,000 shares of the second purchase will be priced at $24.75 per share and the remaining 2,000 shares of the second purchase will be priced at $24.50 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.

In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the seven percent selling commission otherwise payable to Wells Investment Securities or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

Subscription Procedures

To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time of your subscription. You should pay for your shares by check payable to “Wells Core Office Income REIT, Inc.” Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments are deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds are transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $4,000. The minimum periodic investment is $100 per month. Alabama and Ohio investors are not eligible to participate in our automatic investment plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

We have entered into an agreement with State Street Bank and Trust Company, which will act as IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We pay the fees related to the establishment of investor accounts with State Street Bank and Trust Company and the first-year annual IRA maintenance fee. Thereafter, investors are responsible for the annual IRA maintenance fees charged by State Street Bank and Trust Company. Further information about custodial services is available through your broker.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, these persons have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain or cause to be maintained, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $4,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of at least $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, you may invest less than the minimum amount set forth above. Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may invest less than the minimum amount set forth above.

Until our shares of common stock are listed on a national securities exchange, unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of real estate programs managed by Wells Real Estate Funds and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.WellsCoreREIT.com at which there is additional information about us and our advisor’s affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

APPENDIX A—Prior Performance Tables

The following Prior Performance Tables (“Tables”) provide information relating to public real estate investment programs sponsored by our advisor and its affiliates (“Wells Public Programs”) which have investment objectives similar to us. Except for Piedmont Office Realty Trust, Inc. (“Piedmont REIT,” formerly known as Wells Real Estate Investment Trust, Inc.), Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), Wells Timberland REIT, Inc. (“Wells Timber”) and Wells Mid-Horizon Value Added Fund I, LLC (“Wells VAF”), all of the Wells Public Programs have used equity capital, and no acquisition indebtedness, to acquire their properties.

The Wells Public Programs that we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) the provision of current income to the stockholders through the payment of cash distributions, (ii) the preservation and return of capital contributions to such stockholders and (iii) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. We consider that programs with these stated objectives had investment objectives similar to ours, although we will make investments in different types of properties from those which some of the Wells Public Programs acquired.

Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Wells Core Office Income REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor, Wells Core Office Income REIT Advisory Services, LLC, will rely substantially on the personnel of Wells Capital for many of the advisory services related to the acquisition, operation, maintenance and resale of the real estate properties to be acquired by Wells Core Office Income REIT. The financial results of other Wells Public Programs thus may provide some indication of Wells Capital’s performance of its obligations during the prior periods covered.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Annual Operating Results of Wells Public Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells Core Office Income REIT has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

“Acquisition Fees,” as used in the Tables, shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person

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not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsor of Wells Public Programs for which offerings have been completed since December 31, 2008 and which have investment objectives similar to ours. The investment objectives of each of these Wells Public Programs have included some or all of the following: (1) the provision of current income to the stockholders through the payment of cash distributions, (2) the preservation and return of capital contributions to such stockholders and (3) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2011.

	Wells Real Estate Investment Trust II, Inc.		Wells Timberland REIT, Inc. (5)
Dollar Amount Offered	$16,154,250,000	(4)	$3,045,500,000	(5)
Dollar Amount Raised	$5,964,252,800	(4)	$294,595,425	(5)
Percentage Amount Raised	100.0	%(4)	100.0	%(5)
Less Offering Expenses
Selling Commissions and Discounts(1)	7.5%		8.8%
Organizational Expenses	1.3%		1.2%
Reserves(2)	0.0%		0.0%

Percent Available for Investment	91.2%		90.0%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property
Cash Down Payment	85.6%		90.0%
Acquisition Fees(3)	2.0%		0.0%
Development and Construction Costs	3.6%		0.0%
Reserve for Payment of Indebtedness	0.0%		0.0%

Total Acquisition and Development Cost	91.2%		90.0%
Percent Leveraged	25.4%		29.6%
Date Offering Began	12/1/2003	(4)	8/11/2006	(5)
Length of Offering	—	(4)	—	(5)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	—	(4)	—	(6)
Approximate Number of Investors as of 12/31/11	131,114		10,487

(1)	Includes selling commissions, discounts and dealer-manager fees, including those reallowed to participating broker/dealers.
(2)	Does not include general partner contributions held as part of reserves.
(3)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.
(4)	These amounts include Wells Real Estate Investment Trust II, Inc.’s first, second, and third offerings. Wells Real Estate Investment Trust II, Inc. began its first offering on December 1, 2003 and closed its first offering on November 26, 2005. The total dollar amount registered and available to be offered in the first offering was $7.77 billion, including $1.77 billion offered pursuant to the dividend reinvestment plan. The total dollar amount raised in the first offering was $1.97 billion. It took Wells Real Estate Investment Trust II, Inc. 21 months to invest 90% of the amount available for investment in its first offering. Wells Real Estate Investment Trust II, Inc. began its second offering on November 10, 2005 and closed its second offering on November 10, 2008. The total dollar amount registered and available to be offered in the second offering, including $1.67 billion offered (which amount includes $1.67 billion in shares carried over from the first offering) pursuant to the dividend reinvestment plan, was $4.67 billion. The total dollar amount raised in the second offering was $2.58 billion. It took Wells Real Estate Investment Trust II, Inc. 25 months to invest 90% of the amount available for investment in its second offering. Wells Real Estate Investment Trust II, Inc. began its third offering on November 11, 2008 and closed its primary offering on June 30, 2010 but is currently still offering shares under the dividend reinvestment plan as of December 31, 2011. The total dollar amount registered and available to be offered in the third offering is $3.72 billion. The total dollar amount raised in the third offering was $1.42 billion as of December 31, 2011.
(5)

These amounts include Wells Timberland REIT, Inc.’s first and second offerings. Wells Timberland REIT, Inc. began its first offering on August 11, 2006 and closed its first offering on August 11, 2009. The total dollar amount registered and available to be offered in the first offering, including $95.5 million offered pursuant to the distribution reinvestment plan, was $845.5 million. The total dollar amount raised in the first offering was $174.9 million. It took Wells Timberland REIT, Inc. 14 months to invest 90% of the amount available for investment in the first offering. Wells Timberland

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REIT, Inc. began its second offering on August 6, 2009 and closed its second offering on December 31, 2011. The total dollar amount registered and available to be offered in the second offering, including $200 million offered pursuant to the distribution reinvestment plan, was $2.2 billion. The total dollar amount raised in the second offering was $119.7 million as of December 31, 2011.

(6)	It took Wells Timberland REIT, Inc. 14 months to invest 90% of the amount available for investment in the first offering. The number of months was calculated as of the beginning of the offering (August 11, 2006) to the acquisition of the Mahrt Timberland on October 9, 2007. Wells Timberland REIT, Inc. raised its minimum offering of $2.0 million and thus commenced operations on July 11, 2007, from which it only took 3 months to invest 90% of the amount available for investment.

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TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by our sponsor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2008. All figures are as of December 31, 2011.

	Wells Real Estate Investment Trust II, Inc.	Wells Timberland REIT, Inc.		Other Programs 2009-2011(5)
Date Offering Commenced	12/1/2003	8/11/2006		N/A
Dollar Amount Raised	$5,964,253,000	$294,595,425		N/A
Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions(1)	$58,162,000	$26,068,563		N/A
Real Estate Commissions	—	—		N/A
Acquisition and Advisory Fees(2)	$117,630,000	—		N/A
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,747,296,000	$(10,964,151)		N/A
Amount Paid to Sponsor from Operations:
Property Management Fee and Leasing Commissions(6)	$2,104,544	—		$837,462
Asset Management Fee	$182,824,000	$12,936,641	(3)	—
Reimbursements	$68,689,000	$7,399,984	(3)	$2,157,260
Advisor Fees and Expense Reimbursements	—	$1,684,999		—
Related-Party Interest Expense and Debt Financing Fee	—	—		—
General Partner Distributions	—	—		—
Other Amount Paid to Sponsor	—	—		$174,707,660	(7)
Dollar Amount of Property Sales Payments to Sponsors:
Cash	—	—		—
Notes	—	—		—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	$235,839	(4)	—
Incentive Fees	—	—		—
Other – Disposition Fee	—	—		—

(1)	Includes net selling commissions paid to Wells Investment Securities, Inc. in connection with the offering that were not reallowed to participating broker/dealers.
(2)	Fees paid to the general partners/manager or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(3)	Represent amounts paid and amounts due to sponsor as of December 31, 2011. Wells Timberland REIT, Inc.’s debt facility contains restrictive covenants that prohibit it from paying monthly asset management fees, administrative expense reimbursements and a substantial portion of organization and offering costs reimbursements to its sponsor until certain financial measures are attained. In January 2012, Wells Timberland REIT, Inc. entered into agreements with its sponsor to fully discharge approximately $27.3 million of the balance due to its sponsor, effective immediately.
(4)	Fees paid to sponsor in connection with the sale of property equal to (i) for each property sold at a contract price up to $20.0 million, up to 2% of the sales price, and (ii) for each property sold at a contract price in excess of $20.0 million, up to 1.0% of the sales price.
(5)	For the years ended December 31, 2009, 2010, and 2011. Represents aggregate payments to the sponsor for 10 programs in 2009, 7 programs in 2010, and 7 programs in 2011. Historical information for partial years is included for programs which liquidated during the years presented.
(6)	Where applicable, property management fees are based on each limited partnership’s pro rata ownership percentage in each office building.
(7)	Represents the value of 19,513,650 common shares of Piedmont REIT, which have been paid to affiliates of the Sponsor in connection with consummating a merger of Piedmont REIT and its external advisor for the purpose of converting Piedmont REIT into a self-managed organization.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

The following tables set forth operating results of Wells Public Programs, offerings of which have been completed since December 31, 2006. The information relates only to public programs with investment objectives similar to ours. All figures are as of December 31 of the year indicated.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(UNAUDITED)

(in thousands, except per-shares amounts)

	2011	2010	2009	2008	2007
Gross Revenues	$655,556	$593,996	$587,983	$538,574	$422,716
Operating income (loss) from Discontinued	(10,668)	(2,469)	(1,205)	(164)	(1,160)
Profit (loss) on Sale of Properties	13,522	(161)	—	—	—
Less: Operating Expenses	364,237	354,753	337,911	354,343	266,708
Depreciation & Amortization	237,531	213,347	208,273	206,745	159,516

Net Income (Loss) GAAP Basis	$56,642	$23,266	$40,594	$(22,678)	$(4,668)

Taxable Income	$107,582	$145,781	$135,398	$125,881	$113,388

Cash Generated (Used By):
Operations	279,158	270,106	248,527	258,854	197,160
Sales	—	15,219	—	—	—
Financing	375,222	(74,742)	(335,483)	310,633	146,766

	654,380	210,583	(86,956)	569,487	343,926
Less Cash Distributions to Investors:
Operating Cash Flow	270,720	313,815	279,325	242,367	194,837
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	383,660	(103,232)	(366,281)	327,120	149,089
Special Items (not including sales and financing):
Issuance of common stock	130,289	483,559	657,563	821,609	964,878
Issuance of bonds payable	248,237	—	—	—	—
Redemptions of common stock	(82,892)	(72,757)	(82,905)	(115,598)	(59,505)
Deferred financing costs paid and other	(12,526)	(7,588)	(5,038)	(4,703)	(1,875)

	666,768	299,982	203,339	1,028,428	1,052,587
Use of Funds:
Sales Commissions and Offering Expenses	—	35,086	57,557	74,641	87,614
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisition and Deferred Project Costs	666,090	327,927	129,678	915,315	963,561

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$678	$(63,031)	$16,104	$38,472	$1,412

Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Operations	$8	$12	$14	$16	$20
— Recapture	—	—	—	—	—
Return of capital	12	15	15	15	14
Capital Gain (Loss)	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	50	60	60	60	60
— Net Sale Proceeds to Cash Preferred	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	20	27	28	31	35
— Return of Capital	30	33	32	29	25
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

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WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

(UNAUDITED)

(in dollars)

	2011	2010	2009	2008	2007
Gross Revenues	$6,693,387	$5,571,852	$4,491,051	$4,371,194	$2,500,568
Operating Income (Loss) from Discontinued Operations	—	628,397	757,861	(616,158)	(987,976)
Profit on Sale of Property	—	6,740,486	—	—	—
Less: Operating Expenses	6,921,261	6,560,783	4,328,838	2,755,025	1,350,804
Depreciation & Amortization	2,917,993	2,960,220	3,792,157	3,406,827	2,493,281

Net Income (Loss) GAAP Basis	$(3,145,867)	$3,419,732	$(2,872,083)	$(2,406,816)	$(2,331,493)

Taxable Income (Loss)	$(2,790,917)	$237,688	$(545,548)	$372,673	$(93,154)

Cash Generated (Used By):
Operations	2,006,344	(5,713,142)	1,919,798	3,041,130	2,548,615
Sales	—	16,143,865	—	—	—
Financing	237,786	(4,467,934)	2,067,934	7,900,000	7,100,000

	2,244,130	5,962,789	3,987,732	10,941,130	9,648,615
Less Cash Distributions to Members:
Operating Cash Flow	—	—	—	999,807	1,923,957
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	2,244,130	5,962,789	3,987,732	9,941,323	7,724,658
Special Items (not including sales and financing):
Issuance of member shares	—	—	—	10,711,352	17,568,539
Sponsoring member contribution	—	—	—	—	—
Deferred financing costs paid and other	(150,320)	(1,406,684)	(201,722)	(114,710)	(3,271)

	2,093,810	4,556,105	3,786,010	20,537,965	25,289,926
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	588,430	996,745
Return of Sponsoring Member’s Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	1,283,956	5,245,960	2,046,953	21,051,729	25,506,693

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$809,854	$(689,855)	$1,739,057	$(1,102,194)	$(1,213,512)

Net Income (Loss) and Distributions Date per $1,000 Invested:
Net Income (Loss) on GAAP Basis
Ordinary Income (Loss):
— Sponsoring Member	—	—	—	—	—
— Investor Members	(61)	66	(55)	(52)	(69)
— Recapture	—	—	—	—	—
Capital Gain (Loss):	—	—	—	—	—
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Operations	(54)	(92)	(11)	8	(3)
— Recapture	—	—	—	—	—
Capital Gain (Loss)	—	96	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Members:
Source (on GAAP Basis):
— Investment Income	—	—	—	21	57
— Return of Capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	21	57
— Return of Capital	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

A-7

WELLS TIMBERLAND REIT, INC.

(UNAUDITED)

(in thousands, except per-shares amounts)

	2011	2010	2009	2008	2007
Gross Revenues	$38,280	$45,320	$47,259	$58,328	$13,382
Profit on Sale of Properties	407	710	1,597	1,667	—
Less: Operating Expenses	38,873	47,502	51,360	91,759	26,611
Depletion	11,759	14,338	17,444	21,513	4,117

Net Loss GAAP Basis	$(11,945)	$(15,810)	$(19,948)	$(53,277)	$(17,346)

Taxable Income (Loss)	$(17,968)	$(21,970)	$(28,261)	$(48,856)	$(11,174)

Cash Generated (Used By):
Operations	4,572	5,155	5,030	(6,594)	(3,434)
Sales	—	—	—	—	—
Financing	(46,815)	(48,001)	(57,491)	(87,265)	362,483

	(42,243)	(42,846)	(52,461)	(93,859)	359,049
Less Cash Distributions to Members:
Operating Cash Flow	—	—	—	—	—
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	(42,243)	(42,846)	(52,461)	(93,859)	359,049
Special Items (not including sales and financing):
Issuance of common stock	54,511	54,463	60,409	90,913	42,804
Issuance of preferred stock	—	—	800	10,700	32,128
Redemptions of common stock	(893)	(860)	(257)	(300)	1,000
Redemptions of preferred stock	(5,880)	—	—	—	—
Dividends paid on preferred stock redeemed	(1,640)	—	—	—	—
Deferred financing costs paid and other	(274)	(2,208)	(304)	—	(9,923)

	3,581	8,549	8,187	7,454	425,058
Use of Funds:
Sales Commissions and Offering Expenses	4,986	4,459	5,023	7,808	3,679
Return of Investor’s Investment	—	—	—	—	—
Investment in lender required escrow accounts and annuities	(1,091)	—	624	(2,493)	16,234
Proceeds from sale of subsidiaries	—	(103)	—	(2,013)	—
Property Acquisitions and Deferred Project Costs	1,627	1,041	1,023	1,506	402,873
Contributions to joint ventures	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(1,941)	$3,152	$1,517	$2,646	$2,272

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	—	—	—	—	—
— Recapture	—	—	—	—	—
Return of capital	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	—	—	—	—	—
— Return of capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—
— Return of capital	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

A-8

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

The following table sets forth results of the Wells Public Programs that have completed operations in the most recent five years. The information relates only to public programs with investment objectives similar to ours.

	Wells Real Estate Fund I	Wells Real Estate Fund II	Wells Real Estate Fund II-O W	Wells Real Estate Fund III, L. P.	Wells Real Estate Fund IV, L.P.	Wells Real Estate Fund V, L.P.	Wells Real Estate Fund VI, L.P.	Wells Real Estate Fund VII, L.P.	Wells Real Estate Fund X, L.P.
Dollar Amount Raised	$35,321,000	$34,948,250	$1,922,000	$22,180,505	$13,614,652	$17,006,020	$25,000,000	$24,180,174	$27,128,912
Number of Properties Purchased	6	6	6	6	5	6	9	9	7
Date of Closing of Offering	9/5/1986	9/7/1988	9/7/1988	10/23/1990	2/29/1992	3/3/1993	4/4/1994	1/5/1995	12/30/1997
Date of First Sale of Property	8/31/2000	10/1/2001	10/1/2001	9/30/2002	9/29/2003	8/12/2003	10/11/2001	10/11/2001	9/11/2003
Date of Final Sale of Property	1/25/2007	4/30/2009	4/30/2009	4/30/2009	5/15/2006	5/15/2006	1/31/2007	1/31/2007	8/25/2011
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results(1):
Ordinary Income (Loss):
— Class A Units	$670	$677	$676	$712	$547	$528	$704	$688	$559
— Class B Units	(978)	(733)	(765)	(340)	(462)	(585)	(241)	277	(45)
— Total Recapture	20	74	61	399	2,020	632	867	990	232
Capital Gain (Loss):
— Class A Units	(35)	(213)	(214)	(8)	138	95	185	203	(19)
— Class B Units	57	88	92	357	2,244	1,106	1,383	1,243	438
Deferred Gain:
— Capital	—	—	—	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Class A Units	878	882	838	815	666	655	808	848	698
— Investment Income to Class B Units	—	47	8	134	—	—	—	—	—
— Net Sale Proceeds to Class A Units	729	199	212	699	864	850	1,149	1,179	753
— Net Sale Proceeds to Class B Units	21	1,013	1,007	600	825	545	326	583	569
Source (on Cash Basis):
— Net Sale Proceeds to Class A Units	729	199	212	699	864	850	1,149	1,179	753
— Net Sale Proceeds to Class B Units	21	1,013	1,007	600	825	545	326	583	569
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations to Class A Units	878	882	838	815	666	655	808	848	698
— Operations to Class B Units	—	47	8	134	—	—	—	—	—
— Other	—	—	—	—	—	—	—	—	—

(1)

The figures in the “Federal Income Tax Results” section are based on available federal tax return history and the number of units outstanding at the end of each calendar year. The estimates are calculated on a cumulative basis over the life of each fund and may differ from returns that actual investors in each fund achieved.

A-9

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following table sets forth sales or other disposals of properties by the Wells Public Programs(1) within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2011.

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Ownership	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing	Total Acquisition, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Louis Rose Building, Charlotte, NC	Wells Real Estate Fund II / II-OW	5/9/1988	4/20/2009	1,975,436	—	—	—	1,975,436	(2)	—	9,307,009	9,307,009	—
2100 Space Park Drive, Houston, TX	Wells Real Estate Fund II / II-OW / III	4/3/1989	4/30/2009	7,717,991	—	—	—	7,717,911	(3)	—	14,380,121	14,380,121	—
Park Lane Building, Pittsburgh, PA	Wells REIT II	1/5/2007	9/22/2010	16,143,865	—	—	—	16,143,865	(4)	—	11,096,256	11,096,256	—
New Manchester One, Douglasville, GA	Wells REIT II	3/19/2004	9/15/2010	15,218,556	—	—	—	15,218,556	(5)	—	19,062,755	19,062,755	—
Avaya Building, Oklahoma City, OK	Piedmont REIT / Wells Real Estate Fund IX / X / XI	6/24/1998	10/15/2010	5,107,662	—	—	—	5,107,662	(6)	—	6,248,095	6,248,095	—
360 Interlocken Building, Broomfield, CO	Piedmont REIT / Wells Real Estate Fund IX / X / XI	3/20/1998	6/2/2011	8,685,166	—	—	—	8,685,166	(7)	—	12,096,576	12,096,576	—
150 Apollo Drive, Chelmsford, MA	Wells Real Estate Fund XIV	1/31/2006	7/21/2011	9,566,058	—	—	—	9,566,058	(8)	—	11,652,625	11,652,625	—
47300 Kato Road Building, Fremont, CA	Piedmont REIT / Wells Real Estate Fund X / XI	7/21/1998	8/25/2011	3,503,755	—	—	—	3,503,755	(9)	—	9,363,694	9,363,694	—
Manhattan Towers Building, Manhattan Beach, CA	Wells REIT II	4/2/2004	9/6/2011	—	—	—	—	—	(10)	—	72,899,906	72,899,906	—

(1)	Sales or other disposals are not applicable for Wells Timberland REIT, Inc. Various small tracts of HBU sold; however, no large dispositions.
(2)	Includes taxable loss from this sale in the amount of $574,982 of which $574,982 is allocated to ordinary loss.
(3)	Includes taxable gain from this sale in the amount of $87,481 of which $87,481 is allocated to capital gain.
(4)	Includes taxable gain from this sale in the amount of $4,991,143 of which $4,113,719 is allocated to capital gain and $877,424 is allocated to unrecaptured Section 1250 Gain.
(5)	Includes taxable loss from this sale in the amount of $711,081.
(6)	Includes taxable gain from this sale in the amount of $498,038 of which $498,038 is allocated to unrecaptured Section 1250 Gain.
(7)	Includes taxable loss from this sale in the amount of $259,945 of which $259,945 is allocated to ordinary loss.
(8)	Includes taxable loss from this sale in the amount of $3,344,830 of which $3,344,830 is allocated to ordinary loss.
(9)	Includes taxable loss from this sale in the amount of $3,563,223 of which $3,563,233 is allocated to ordinary loss.
(10)	Wells Real Estate Investment Trust II transferred the Manhattan Towers property to an affiliate of its mortgagee through a deed in lieu of foreclosure transaction.

A-10

APPENDIX B

Subscription Agreement (Sample) with Instructions

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of 160 shares ($4,000) is required, except for certain states that require a higher minimum investment as set forth in the Final Prospectus of Wells Core Office Income REIT, Inc. (the “Final Prospectus”) under “Plan of Distribution—Minimum Purchase Requirements.” A CHECK SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS CORE OFFICE INCOME REIT, INC.” FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR. Investors who have satisfied the minimum purchase requirements in another public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $100, except for residents of Maine, Minnesota, Nebraska, Ohio, and Washington. Only persons meeting the standards set forth under the section of the Final Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than your state of residence.

If additional investments in Wells Core Office Income REIT (the “Company”) are made, the investor agrees to notify the participating broker/dealer (“Broker/Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.

When completing the Subscription Agreement, check the appropriate box to indicate whether this is an initial or additional investment. If this investment is to be combined with a previous Wells Core Office Income REIT investment with the same primary account holder or beneficiary for IRA registrations, as determined by the account Tax ID Number, check the Volume Discounts box. Please see the “Plan of Distribution—Volume Discounts” section of the prospectus for further information on volume discounts.

NOTE: THE COMPANY WILL NOT ACCEPT CASH, STARTER CHECKS, COUNTER CHECKS, MONEY ORDERS, THIRD-PARTY CHECKS, OR TRAVELER’S CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of the subscribing investor.

In order to effect a Transfer on Death (TOD) account registration, a Designation of TOD Beneficiary Form must be completed and submitted with the Subscription Agreement.

3. REGISTRATION AND CONTACT INFORMATION

USA PATRIOT Act Requirements:

The U.S. Government, through its efforts to fight terrorism and money laundering, requires us to obtain information in Section 3. This information will be verified. If incomplete or inaccurate, this application may be rejected and the settlement of your purchase will be delayed.

Please enter the exact name in which the shares are to be held:

•	Joint tenants with right of survivorship or tenants-in-common, include the names of both investors.

•	Partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the Name and the Tax Identification Number of the Trust. Also, please provide the Name(s), Social Security number(s), and Date(s) of Birth(s) of the Trustee(s).

All investors must complete the space provided for Social Security or Taxpayer Identification Number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. The birth date of the registered owner(s) or trustee(s) is required unless the registered owner is a business entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an Individual Retirement Account (IRA), the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax Identification Number, along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Medallion Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer, along with an example of their signature.

*CUSTODIAL ACCOUNTS: By signing the Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of common stock of Wells Core Office Income REIT that are beneficially owned by the investor as reflected in the records of Wells Core Office Income REIT as of the applicable record date at any meeting of the stockholders of Wells Core Office Income REIT. This authorization shall remain in place until revoked in writing by the Custodian. Wells Core Office Income REIT is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

5. ELECTRONIC DELIVERY ELECTION

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Wells Core Office Income REIT to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Investor website at www.WellsCoreREIT.com and notify you by e-mail when such documents are available.

5. ELECTRONIC DELIVERY ELECTION (Cont’d.)

You will not receive paper copies of these electronic materials unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws, as well as account-specific information such as quarterly account statements or tax information (“Account information”). Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges (e.g., online fees) in connection with access to these materials. Account information may be accessed only via the Investor website as described in option (ii) in the above paragraph.

JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

6. DISTRIBUTION INFORMATION

ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DISTRIBUTIONS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).

Please check the appropriate box to indicate to whom the distributions should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distributions if distributions are to be paid to a third party.

For a discussion of the Distribution Reinvestment Plan, please see the section of the Final Prospectus entitled “Description of Shares—Distribution Reinvestment Plan.”

To receive your distributions via Electronic Funds Transfer, please check the highlighted box (Option 3) on the Subscription Agreement.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in subparagraphs (a) through (e) where indicated. Note the higher suitability requirements described in the Final Prospectus for residents of certain states. Certain states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”), the “Broker/Dealer or RIA” portion of Section 8 must be signed by an authorized representative of the Registered Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Dealer-Manager to complete the investment. Otherwise, the Broker/Dealer or RIA section may need to be signed by an authorized representative of the participating Broker/Dealer. Please check with your Broker/Dealer as to their requirements.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective stockholder:

•	meets the suitability standards set forth in the Final Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation and has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Real Estate Funds, Inc. and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or is exempt from registration.

Commission. Please provide the Representative Commission Code to prevent potential delays in processing. Also, Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: Until the Company has raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to the escrow agent at the address noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Once the applicable minimum offering amount has been raised (see Section 1), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to Wells Real Estate Funds at one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only completed copies of Subscription Agreements can be accepted. Investor signatures and initials must be original or the Company will not be able to accept the Subscription Agreement.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL
800-557-4830.

Subscription Agreement — Initial Offering	See pages 1 & 2 for instructions.

Regular Mail:	Overnight Address:
Wells Real Estate Funds • P.O. Box 55211 • Boston, MA 02205-5211	Wells Real Estate Funds • c/o Boston Financial Data Services 30 Dan Road • Canton, MA 02021-2809
For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at client.services@wellsref.com or visit www.WellsCoreREIT.com.

1. Investment Information		2. Type of Ownership
☐ I have an existing account at Wells. My Account Number is		☐ Individual
Investment Type (Please check one)	Dollar Amount $	☐ Transfer on Death Requires “Designation of TOD Beneficiary Form”
☐ Initial Investment (Minimum $4,000 – Some states may have higher minimums – see Prospectus for details)	In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.	☐ Joint Tenants with Right of Survivorship ☐ Transfer on Death Requires “Designation of TOD Beneficiary Form” ☐ IRA Type
☐ Additional Investment (Minimum $100) ☐ Volume Discounts. For Volume Discounts, please complete Section 9.		☐ Trust/Trust Type Please specify Family, Living, Revocable, etc.

Method of Payment		☐ UGMA State
☐ Check Enclosed ☐ Wire ☐ Transfer Request ☐ Check Under Separate Cover		☐ UTMA State
(Check Under Separate Cover may delay the processing of your investment.) Please make check payable to:		☐ Community Property
Wells Core Office Income REIT, Inc.		☐ Tenants-in-Common
WE DO NOT ACCEPT Cash, Starter Checks, Counter Checks, Money Orders, Third-Party Checks, or Traveler’s Checks due to Anti-Money Laundering considerations.		☐ Qualified Plan Type ☐ Other

3. Registration and Contact Information	4. Custodial Institutional Information
☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other

1st Registration Investor Name/Business Entity/Trust Name Social Security/Taxpayer ID Number Birth Date	Custodian Name

2nd Registration Investor Name/Trustee Name Social Security/Taxpayer ID Number Birth Date	Custodian Address

3rd Registration Investor Name/Trustee Name Social Security/Taxpayer ID Number Birth Date	City State Zip

Investor Street Address (Required by USA PATRIOT Act) City State Zip	Telephone Custodian Tax Identification Number

Investor Mailing Address (if different) City State Zip	Custodian Account Number

2nd Registration Investor/Trustee Street Address (if applicable) City State Zip	Custodian Signature (Required) * By signing above, Custodian makes the authorization described in Instruction No. 4 to this Subscription Agreement.

Investor Home Telephone Investor Business Telephone
☐ U.S. Citizen ☐ Resident Alien – Country of Origin ☐ Nonresident Alien - Country of Origin
A U.S. street address, date of birth, and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply an original IRS
Form W-8BEN.	[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election
We encourage you to reduce printing and mailing costs. Please review the accompanying instructions carefully and, if you desire, check the items below.
Would like to receive stockholder communications electronically?	☐ Yes	☐ No
Would like to receive quarterly statement(s) online?	☐ Yes	☐ No
My e-mail address is
Your e-mail address will be held in confidence and used only for matters relating to your Wells Core Office Income REIT Investments.
6. Distribution Information

If you elect to participate in the Distribution Plan, you must agree that if at any time you do not meet the applicable minimum income and net worth standards or you cannot make the other investor representations or warranties set forth in the Final Prospectus or this Subscription Agreement relating to such investment, you will promptly notify Wells Office Income REIT in writing of that fact.

NOTE: If you have checked “IRA” in Section 2 and listed State Street Bank & Trust as custodian in Section 4, please disregard this section unless you are electing distribution reinvestment. If requesting an IRA trustee-to-trustee transfer, please complete the transfer paperwork of the accepting institution; Custodian’s Medallion Signature Guarantee stamp required. For all other options the State Street Bank & Trust IRA Distribution form is required.

ONLY ONE OF THE FOLLOWING FOUR OPTIONS MAY BE SELECTED. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable) at the above address.

☐     Option 1: I prefer to participate in the Distribution Reinvestment Plan. (If you are eligible to purchase shares for less than $23.75 per share, attach the Distribution Reinvestment Plan—Discounted Shares Form.)

☐ Option 2: I prefer to receive a distribution checks at the address of record for my account or, if applicable, the custodian of record as indicated in Section 4.
☐ Option 3: I prefer to receive my distributions via Electronic Funds Transfer into the following checking account:

ATTACH VOIDED CHECK HERE	Institution Name Account Name Institution ABA # Account Number

TERMS OF AGREEMENT: I/We authorize and direct Wells Core Office Income REIT to begin making electronic deposits into the checking account designated above or shown on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells Core Office Income REIT has received written notification from me/us of its termination at such time and in such manner as to give Wells Core Office Income REIT reasonable time to act on it.

☐ Option 4: I prefer that my distributions be paid to a third party for the benefit of the registered owner at the following address (option not available if a custodian is listed on the account):

Last Name/Third-Party Institution First Middle	Telephone Number

Address

City State Zip	External Account Number

7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells Core Office Income REIT to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Joint Investor	Joint Investor
Initials	Initials	Initials

(a)        I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Final Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet these suitability requirements at the time of purchase.

Initials	Initials	Initials	(b) I acknowledge that the shares are not liquid.

Initials	Initials	Initials	(c) I am purchasing the shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

Initials	Initials	Initials	(d) I have received the Final Prospectus at least five (5) business days before signing this Subscription Agreement and I accept the conditions of the Wells Real Estate Funds Privacy Notice.

Initials	Initials	Initials

(e)        If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Initials	Initials	Initials

(f)        If I am an Alabama resident, I acknowledge that I must have a liquid net worth of at least 10 times my investment in Wells Core Office Income REIT and any of its affiliates and meet one of the above general suitability standards.

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian, investor authorizes Wells Core Office Income REIT to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian. This authorization, coupled with the Custodian authorization described in Instruction No. 4 to this Subscription Agreement, are intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

I declare that the information supplied above is true and correct and may be relied upon by Wells Core Office Income REIT in connection with my investment in Wells Core Office Income REIT.

The Company will send you confirmation of your purchase upon acceptance of your subscription.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Social Security or Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Date	Signature of Joint Owner, if applicable	Date	Signature of Joint Owner, if applicable	Date

8. Broker/Dealer or Registered Investment Adviser (RIA) Information
The Broker/Dealer or RIA must make the representations described in the Instructions to this Agreement by their representative(s) signing below to complete the order.

Broker/Dealer or RIA Firm Telephone Number
BROKER/DEALER OR RIA
Broker/Dealer Account Number (if applicable)
Broker/Dealer or RIA Firm Name
	IARD/CRD NUMBER	REP. COMMISSION CODE
Authorized Signature (if necessary) Date

INDIVIDUAL REPRESENTATIVE(S)

Primary Representative Name Telephone Number E-mail Address Split % (if applicable)

Secondary Representative Name Telephone Number E-mail Address Split % (if applicable)

Tertiary Representative Name Telephone Number E-mail Address Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA Name) Office Address City State Zip Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐     Through a participating Broker/Dealer – Indicate the one correct commission rate below.

__(1)         Full commission

__(2)         Waiver of selling commission; purchase through an investment adviser

__(3)         Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

☐     Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached)

I am aware of all the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor and that applicable state suitability standards were reviewed prior to the investor’s completion of this Subscription Agreement.

Primary Representative Signature Date	Secondary Representative Signature Date	Tertiary Representative Signature Date

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.
9. Special Instructions Regarding Volume Discounts

If you have checked the Volume Discount box in Section 1 in order to have your Additional Investment combined with a previous Wells Core Office Income REIT investment with the same primary account holder or beneficiary for IRA registrations, as determined by the account Tax ID Number, please complete the information below regarding the previous investment(s).

Amount of Previous Investment No. 1 Date	Amount of Previous Investment No. 2 Date
Investor Name SSN/Tax ID	Investor Name SSN/Tax ID

© 2011 Wells Real Estate Funds

APPENDIX C – DISTRIBUTION REINVESTMENT PLAN

Wells Core Office Income REIT, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 30,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the distributions and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no selling commissions or the dealer manager fee in connection with Distributions.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly based on daily record dates as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Participants will acquire Common Stock at a price equal to the higher of $23.75 per share or 95% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose and as reported by the Company. If the purchase price is 95% of an estimated value, such price should be adjusted downward to the extent of any aggregate distributions per share of any net sale proceeds from the sale of the Company’s assets, or other special distributions so designated by the Company’s Board of Directors, distributed to stockholders after the estimated per share value is determined. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors).

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

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8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of his or her shares (including fractional shares) acquired by the Participant through the DRP.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting distributions, including the tax consequences thereof.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

14. Effective Date. The DRP will become effective upon commencement of the public offering.

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We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock.

WELLS CORE OFFICE

INCOME REIT, INC.

Maximum Offering of

230,000,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

July 6, 2012

WELLS CORE OFFICE INCOME REIT, INC.

SUPPLEMENT NO. 9 DATED MARCH 28, 2013

TO THE PROSPECTUS DATED JULY 6, 2012

This document supplements, and should be read in conjunction with, our prospectus dated July 6, 2012 relating to our offering of 230,000,000 shares of common stock. Supplement No. 9 supersedes and replaces all prior supplements to the prospectus. Unless otherwise defined in this Supplement No. 9, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose, among other things, the following:

•

operating information, including the status of the offering, the exploration of strategic alternatives, portfolio data, selected financial data, distribution information, dilution information, information about our share redemption program, and compensation to our advisor, our dealer manager and their affiliates;

•	updates to the risk factors related to this offering;
•	the resignation of John C. Alexander, III from our board of directors;
•	the resignation of Randall D. Fretz as our Senior Vice President;
•	the appointment of Brian M. Davis as our Senior Vice President and Chief Financial Officer;
•	updates to the executive officers of our advisor and its affiliates;
•	the renewal of our advisory agreement through June 10, 2013;
•	updates to the “Prior Performance Summary” section of our prospectus;
•	the amendment of our share redemption program;
•	a change to the IRA custodian for certain purchasers who purchase shares through an IRA account;
•	experts information;
•	information incorporated by reference; and
•	updated prior performance tables for the year ended December 31, 2012.

OPERATING INFORMATION

Status of the Offering

We commenced this initial public offering on June 10, 2010, pursuant to which we are offering up to 200,000,000 shares of our common stock in a primary offering at $25.00 per share, with discounts available for certain categories of purchasers, and up to 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan at the higher of $23.75 or 95% of the estimated value of a share of our common stock. As of March 22, 2013, we had raised aggregate gross offering proceeds of approximately $477.9 million from the sale of approximately 19.2 million shares in this offering, including shares sold under our distribution reinvestment plan. As of March 22, 2013, approximately 181.5 million shares of our common stock remain available for sale in our primary offering, and approximately 29.3 million shares of our common stock remain available for issuance under our distribution reinvestment plan.

The termination date of our primary offering of 200,000,000 shares of common stock will be June 10, 2013. We may continue to offer shares under our distribution reinvestment plan beyond the conclusion of the primary offering until we have sold 30,000,000 shares of common stock through the reinvestment of distributions. We may terminate this offering at any time.

Near-term Exploration of Strategic Alternatives and Use of Proceeds

We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock by July 31, 2020. However, given our small size, a sale of our portfolio or a merger transaction well in advance of 2020 may be in our best interest. We intend to explore strategic alternatives in the near term. Therefore, we may choose not to acquire additional properties with the proceeds of this offering until we have more information regarding our strategic alternatives and can compare them to our long-term business plan. If we do not acquire properties in the short term, we will use additional offering proceeds to repay existing indebtedness.

Notwithstanding our intention to explore strategic alternatives in the short term, we caution investors that our shares are illiquid and we may not effect a liquidity event in the short term or even by our original targeted date of July 31, 2020. Moreover, if we do effect a near-term exit strategy, our investors may not realize a gain on their investment due largely to the factors described in the risk factors below, namely: (i) we pay high up-front fees in connection with the issuance of our shares; (ii) a material portion of our leases are due to expire in 2017 and 2019; (iii) we have paid distributions to stockholders in excess of our cash flow from operations; and (iv) we have raised fewer offering proceeds than expected, resulting in higher fixed operating expenses as a percentage of our revenue.

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Real Estate Investment Summary

Real Estate Portfolio

As of March 22, 2013, we owned interests in 13 real estate properties acquired from third parties unaffiliated with us or our advisor. The following is a summary of our real estate properties as of March 22, 2013:

Property Name	Location	Property Type	Date Acquired	Purchase Price (1)	Approximate Rentable Square Footage	Approximate Annualized Base Rent (2)	Approximate Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years (3)	Approximate % Leased
Royal Ridge V Building	Irving, Texas	Office Building	10/7/10	$18.1 million	119,600	$2.3 million	$19.25	7 years	100%(4)
333 East Lake Street Building	Bloomingdale, Illinois	Office Building	11/19/10	$11.7 million	71,100	$1.2 million	$16.80	6 years	100%(5)
Westway I Building	Houston, Texas	Office Building	1/27/11	$31.0 million	144,000	$2.9 million	$20.28	4 years	100%(6)
Duke Bridges I & II Buildings	Frisco, Texas	Office Building	5/12/11	$49.0 million	284,200	$5.7 million	$19.94	4 years	100%(7)
Miramar Centre II Building	Miramar, Florida	Office Building	5/27/11	$20.9 million	96,400	$1.7 million	$17.94	5 years	100%(8)
7601 Technology Way Building	Denver, Colorado	Office Building	6/27/11	$41.5 million	182,900	$4.4 million	$24.12	4 years	100%(9)
Westway II Building	Houston, Texas	Office Building	9/28/11	$70.3 million	242,400	$5.3 million	$21.90	7 years	100%(10)
Franklin Center Building	Columbia, Maryland	Office Building	12/28/11	$65.0 million	200,600	$5.7 million	$28.64	6 years	100%(11)
South Lake Building	Herndon, Virginia	Office Building	3/22/12	$90.9 million	268,200	$8.9 million	$33.08	6 years	100%(12)
Four Parkway North Building	Deerfield, Illinois	Office Building	7/2/12	$41.1 million	171,500	$3.2 million	$18.85	6 years	99%(13)
2275 Cabot Drive Building	Lisle, Illinois	Office Building	9/5/12	$18.0 million	94,400	$1.4 million	$14.80	8 years	100%(14)
4650 Lakehurst Court Building	Columbus, Ohio	Office Building	12/7/12	$24.7 million	164,600	$2.1 million	$12.50	9 years	100%(15)
64 & 66 Perimeter Center Buildings(16)	Atlanta, Georgia	Office Building	12/28/12	$95.3 million	583,700	$7.3 million	$14.22	10 years	97%(17)

(1)	The purchase price is exclusive of closing costs and net of adjustments.
(2)

Annualized base rent and annualized base rent per square foot represent the monthly contractual base rent from tenants under existing leases as of March 22, 2013, multiplied by 12 months. This amount reflects total rent before rent abatements and exclusive of tenant reimbursements.

(3)	Average remaining lease term does not include any extension options that may be exercised by a building’s tenants.
(4)	The Royal Ridge V Building is 100% leased to a single tenant, JPMorgan Chase Bank, N.A.
(5)	The 333 East Lake Street Building is 100% leased to two tenants, including Bridgestone Retail Operations, LLC.
(6)	The Westway I Building is 100% leased to three tenants, including NATCO Group, Inc.
(7)	The Duke Bridges I & II Buildings are 100% leased to two tenants, including T-Mobile West Corporation.
(8)	The Miramar Centre II Building is 100% leased to a single tenant, Humana Medical Plan, Inc.
(9)	The 7601 Technology Way Building is 100% leased to a single tenant, Jackson National Life Insurance Company.
(10)	The Westway II Building is 100% leased to four tenants, including GE Oil & Gas, Inc.
(11)	The Franklin Center Building is 100% leased to two tenants, including SAIC, Inc.
(12)	The South Lake Building is 100% leased to two tenants, including Time Warner Cable, Inc.
(13)	The Four Parkway North Building is 99% leased to four tenants, including CF Industries Holdings, Inc. and Lundbeck, Inc.
(14)	The 2275 Cabot Drive Building is 100% leased to a single tenant, McCain Foods USA, Inc.
(15)	The 4650 Lakehurst Court Building is 100% leased to a single tenant, Qwest Communications Company, LLC.
(16)

We own a ground leasehold interest in the 64 & 66 Perimeter Center Buildings. Fee simple title to the land on which the 64 & 66 Perimeter Center Buildings are located is held by the Dunwoody Development Authority (the “Development Authority”), which issued Development Authority Taxable Revenue Bonds (the “Bonds”) totaling $115.0 million in connection with significant building renovations. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The Bonds will mature and

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the property tax abatement benefits will expire in April 2027. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bonds (to which we are entitled) are approximately the same. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bonds. We are not likely to exercise the purchase option until the tax abatement benefits expire.

(17)	The 64 & 66 Perimeter Center Buildings are approximately 97% leased to six tenants, including State Farm Mutual Automobile Insurance Company (“State Farm”).

We believe that our real estate properties are suitable for their intended purposes and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties other than tenant improvement obligations required by certain lease agreements.

Significant Tenants and Lease Expirations

The following table sets forth information regarding the two tenants occupying ten percent or more of the aggregate rentable square footage at our 13 office properties, as of March 22, 2013:

Tenant Name	Tenant Industry	Approximate Annualized Base Rental Income(1)	% of Total Portfolio Annualized Rental Income	Approximate Rental Square Footage		% of Total Portfolio Square Footage	Lease Expiration
Time Warner Cable, Inc.	Communications	$8.8 million	17%	266,899		10%	7/2019	(2)
State Farm	Insurance	$5.5 million	10%	457,773	(3)	18%	12/2023	(4)

(1)

Annualized Base Rental Income represents the monthly contractual base rental income from tenants under existing leases as of March 22, 2013, multiplied by 12 months. This amount reflects total rent before rent abatements, exclusive of tenant reimbursements. Tenant reimbursements generally include payment of real estate taxes, operating expenses, and common area maintenance and utility charges.

(2)

Time Warner Cable, Inc. has the right to extend the term of its lease for two additional five-year renewal periods at 100% of the then-current market rate. Time Warner Cable, Inc. also has a one-time right any time between July 2016 and July 2017 to terminate a portion of its lease as to any one or more full floors by providing twelve months written notice and paying a fee equal to the unamortized leasing costs amortized with an 8% interest rate. If Time Warner Cable, Inc. terminates greater than 50% of its then leased space, it shall be required to pay an additional fee equal to two months of the then-escalated rent, prorated for the amount of space terminated. If Time Warner Cable, Inc. vacates the entire premises in July 2016 or July 2017, total termination fees would be approximately $11.2 million or $8.3 million, respectively.

(3)

Once State Farm’s phased occupancy is complete in August 2013, State Farm will lease approximately 501,700 square feet at the 64 & 66 Perimeter Center Buildings. The initial phase of the State Farm lease commenced on December 1, 2012.

(4)

State Farm has the right to extend the term of its lease for three additional five-year renewal periods at 95% of the then-current market rate. State Farm also has an ongoing right of first refusal and first offer to lease additional space available in 66 Perimeter Center at the then-current terms and conditions for the balance of the space leased.

No material tenant credit issues have been identified at this time. As of March 22, 2013, we had no tenants with significant rent balances outstanding over 90 days.

The following table lists, on an aggregate basis, all of the scheduled lease expirations after March 22, 2013 over each of the years ending December 31, 2013 and thereafter for our 13 office properties. The table shows the approximate rentable square feet and annualized base rent represented by the applicable lease expirations:

Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2013	1	$19,448	0%	1,496	0%
2014	1	$261,000	1%	11,872	0%
2015	5	$1,872,210	3%	67,657	3%
2016	1	$294,067	1%	15,316	0%
2017	6	$14,205,433	24%	649,151	25%
2018	3	$3,794,900	6%	180,819	7%
2019	6	$20,947,332	35%	644,926	25%
2020	5	$2,407,292	4%	127,668	5%
2021	3	$2,429,853	4%	126,506	5%
2022	3	$4,984,645	8%	259,503	10%
Thereafter	5	$8,635,608	14%	519,928	20%

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(1)

Annualized base rent represents the contractual base rental income in the year of expiration from tenants under existing leases as of March 22, 2013. This amount reflects total rent before rent abatements, exclusive of tenant reimbursements. Tenant reimbursements generally include payment of real estate taxes, operating expenses, and common area maintenance and utility charges.

Recent Acquisition

On December 28, 2012, we purchased a ground leasehold interest in the 64 & 66 Perimeter Center Buildings, two office buildings containing approximately 583,700 square feet, for approximately $118.5 million, exclusive of closing costs and purchase price credits of $12.7 million for outstanding tenant improvement obligations and $10.5 million for rental and operating expense reimbursement abatements. The purchase of the 64 & 66 Perimeter Center Buildings was funded with proceeds raised from this offering and proceeds from our $200.0 million unsecured revolving credit facility. The 64 & 66 Perimeter Center Buildings, which are located on approximately 17.4 acres of land in Atlanta, Georgia, consist of a 15-story office tower built in 1985 (“64 Perimeter Center”) and an eight-story mid-rise office building built in 1971 (“66 Perimeter Center”). The 64 & 66 Perimeter Center Buildings were purchased from RB 64 PCE, LLC and RB 66 PCE, LLC, which is not affiliated with us, our advisor, or an affiliate of our advisor.

Fee simple title to the land upon which the 64 & 66 Perimeter Center Buildings are located is held by the Dunwoody Development Authority (the “Development Authority”), which issued Development Authority Taxable Revenue Bonds (the “Bonds”) totaling $115.0 million in connection with significant building renovations. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The Bonds will mature and the property tax abatement benefits will expire in April 2027. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bonds (to which we are entitled) are approximately the same. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bonds. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The 64 & 66 Perimeter Center Buildings, which were recently renovated, are currently 97% leased to six tenants and is anchored by State Farm Mutual Automobile Insurance Company (“State Farm”). Once State Farm’s phased occupancy is complete in August 2013, State Farm will lease approximately 86% of the 64 & 66 Perimeter Center Buildings. The initial phase of the State Farm lease commenced on December 1, 2012. For approximately 13 months following the commencement of the initial phase and each expansion phase of State Farm’s lease, which are expected to occur throughout 2013, State Farm is entitled to receive a full rental abatement. State Farm provides various insurance and financial services in the United States and Canada. State Farm plans to utilize the 64 & 66 Perimeter Center Buildings for general office use including, but not limited to, sales and services related to its financial and insurance products. State Farm’s lease expires in December 2023, but it has the right to extend the term of its lease for three additional five-year renewal periods at 95% of the then-current market rate. State Farm also has an ongoing right of first refusal and first offer to lease additional space available in 66 Perimeter Center at the then-current terms and conditions for the balance of the space leased.

Yield on Real Estate Investments

The weighted-average year-one yield of real estate properties we have acquired during the 12 months ending March 22, 2013, including the South Lake Building, the Four Parkway North Building, the 2275 Cabot Drive Building, the 4650 Lakehurst Court Building, and the 64 & 66 Perimeter Center Buildings, is approximately 7.4%. The year-one yield is equal to the estimated first-year net operating income of each property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first-year net operating income on our real estate investments is total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time we acquire the property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property. Estimated first-year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

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Outstanding Debt Obligations

As of March 22, 2013, our debt-to-real-estate-asset ratio, or the ratio of total debt to the cost basis of real estate assets prior to deducting depreciation and amortization, was approximately 32%. The following is a summary of our outstanding debt obligations as of March 22, 2013:

Property and Related Loan	Date Entered Into	Outstanding Principal Balance	Interest Rate	Loan Type	Payments	Maturity Date	% of Total Indebtedness
Technology Way Loan	June 27, 2011	$24.9 million	LIBOR plus 2.0% or 1.0% plus alternate base rate of (1) lender’s prime rate, (b) the Federal Funds Effective Rate plus 0.75%, or (c) LIBOR plus 1.0%	First mortgage loan	Interest only payments	June 27, 2014	13%

Unsecured Debt Facility	September 26, 2012	$164.0 million(1)	LIBOR plus the applicable LIBOR margin or the greater of (a) the lender’s prime rate, (b) the Federal Funds Effective Rate plus 0.5%, or (c) LIBOR plus 1.0%, plus the applicable base rate margin(2)	Unsecured revolving credit and term loan facility	Interest only payments	(3)	87%

(1)

We may borrow up to a total of $300 million (the “Facility Amount”), subject to availability as described below. The Facility Amount is comprised of a revolving credit facility in an amount up to $200 million (the “Revolving Facility”) and a term loan facility in an amount up to $100 million (the “Term Loan Facility”). We also have the right to increase the Facility Amount by an aggregate of $150 million to a total facility amount of $450 million provided that no default has occurred. The Revolving Facility also includes a standby letter of credit facility with an initial $20 million sublimit and a swingline facility with an initial $20 million sublimit, in each case subject to availability. Aggregate advances, letters of credit or swingline loans outstanding at any time under the Unsecured Debt Facility are subject to availability equal to the lesser of (1) the Facility Amount, (2) 55% multiplied by the value of the properties used to support the Unsecured Debt Facility (60% for up to two consecutive quarters immediately following a major acquisition as defined by the Unsecured Debt Facility), or (3) an amount which would produce a minimum ratio of the adjusted net operating income of the properties used to support the Unsecured Debt Facility to the amount outstanding under the Wells Core Unsecured Debt Facility of not less than 0.11 to 1.0. Draws under the Unsecured Debt Facility are supported by properties directly owned by our subsidiaries which we have elected to add to the borrowing base. These borrowing base properties are not available to be used as collateral for any other debt arrangements.

(2)

The applicable LIBOR margin under the Revolving Facility and the Term Loan Facility may vary from 1.75% to 2.50% and from 1.65% to 2.40%, respectively, and the applicable base rate margin under the Revolving Facility and the Term Loan Facility may vary from 0.75% to 1.50% and 0.65% to 1.40%, respectively, based on our then current leverage ratio. In connection with the Term Loan Facility, we entered into an interest rate swap agreement (the “Interest Rate Swap”) to effectively fix the interest rate on $75.0 million (the “Hedged Portion”) of the Term Loan Facility. The Interest Rate Swap is effective September 26, 2013 and matures on September 26, 2017. Based on the terms of the Interest Rate Swap, the interest rate on the Hedged Portion of the Term Loan Facility is effectively fixed beginning September 26, 2013 at 0.891%, plus a margin of 1.65% to 2.40%, based on our then current leverage ratio.

(3)

The entire unpaid principal balance of all borrowings and all accrued and unpaid interest thereon under the Revolving Facility and the Term Loan Facility will be due and payable in full on September 26, 2015 and September 26, 2017, respectively. We have the option to extend the Revolving Facility for two periods of 12 months each subject to satisfaction of certain conditions and payment of an extension fee equal to 0.25% of the amount committed under the Revolving Facility.

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Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus:

	As of December 31,
	2012	2011	2010	2009
Total assets	$697,817,542	$314,170,975	$35,420,561	$200,000
Total stockholders’ equity	$335,842,389	$179,334,927	$16,500,755	$200,000
Outstanding debt	$220,900,000	$120,954,895	$17,275,000	—
Outstanding long-term debt	$220,900,000	$109,900,000	$17,275,000	—

	For the Year Ended December 31,
	2012	2011	2010	2009
Total revenues	$48,011,115	$18,519,397	$755,389	—
Net loss	$(8,484,523)	$(10,071,668)	$(1,543,623)	—

Net cash provided by (used in) operating activities	$16,042,583	$2,288,530	$(696,120)	—
Net cash used in investing activities	$(270,814,664)	$(278,043,529)	$(29,426,144)	—
Net cash provided by financing activities	$266,037,111	$276,012,857	$34,355,272	—
Distributions paid	$(19,854,661)	$(6,130,747)	$(86,367)	—

Proceeds raised through issuance of our common stock(1)	$215,977,971	$205,282,643	$20,322,428	$200,000
Net debt proceeds(1)(2)	$99,945,105	$103,679,895	$17,275,000	—
Investments in real estate(1)	$(269,490,488)	$(277,245,814)	$(29,426,144)	—

Per weighted-average common share data:
Net loss – basic and diluted	$(0.63)	$(2.26)	$(13.48)	—
Distributions declared	$1.50	$1.46	$0.26	—

Weighted-average common shares outstanding	13,542,837	4,452,157	114,526	8,000

(1)	Activity is presented on a cash basis.
(2)	Calculated as proceeds from lines of credit and notes payable less repayments of lines of credit and notes payable from respective Consolidated Statement of Cash Flows.

Distribution Information

During 2012, we paid quarterly distributions to our stockholders of record each day for the period from December 16, 2011 through December 15, 2012. During the year ended December 31, 2012, we paid total distributions to stockholders, including amounts reinvested in our common stock pursuant to our distribution reinvestment plan, of approximately $19.9 million. During the same period, net cash provided by operating activities was approximately $16.0 million. In accordance with Accounting Standards Codification Topic 805 Business Combinations (“ASC 805”), which became effective for the

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year ended December 31, 2009, this amount was reduced by approximately $5.8 million of acquisition-related expenses, which were funded with net proceeds received from the sale of common stock under this offering. As a result, the distributions paid to stockholders for the year ended December 31, 2012 were funded with approximately $16.0 million (reflecting the impact of ASC 805 as described above) from our operating activities, and the remaining amount of approximately $3.9 million was funded from our borrowings. Borrowings have been used to fund distributions to the extent that acquisition-related expenses reduced net cash flows from operating activities.

Distributions declared, distributions paid and cash flows provided by (used in) operating activities were as follows for the year ended December 31, 2012:

	Distributions Paid				Distributions Declared		Sources of Distributions Paid
	Cash	Distributions Reinvested (DRP)	Total	Cash Provided by (Used in) Operating Activities	Total	Per Share	Amount Paid from Operating Activities/ Percent of Total Distributions Paid	Amount Paid from Borrowings/ Percent of Total Distributions Paid
2012
First Quarter	$1,948,046	$1,681,230	$3,629,276	$(294,802)	$3,773,728	$0.37	$0 / 0%	$3,629,276/100%
Second Quarter	$2,393,720	$2,178,462	$4,572,182	$4,455,494	$4,681,215	$0.38	$4,455,494/97%	$116,688 / 3%
Third Quarter	$2,900,402	$2,599,650	$5,500,052	$4,678,129	$5,632,372	$0.38	$4,678,129/85%	$821,923 / 15%
Fourth Quarter	$3,224,134	$2,929,017	$6,153,151	$7,203,762	$6,258,923	$0.37	$6,153,151/100%	$0 / 0%

For the year ended December 31, 2012, we paid total distributions of approximately $19.9 million and we had a net loss and cash provided by operating activities of approximately $8.5 million and $16.0 million, respectively. Since our inception on July 3, 2007, we have paid total distributions of approximately $26.1 million and we have a cumulative net loss and cumulative cash provided by operating activities of $20.1 million and $17.6 million, respectively, as of December 31, 2012.

Generally, our policy is to pay distributions based on current and projected cash flow from operations after giving consideration to amounts excluded from cash flow from operations under GAAP but paid for out of proceeds from this offering, such as acquisition-related expenses. Over the long term, we expect to fund stockholder distributions principally with cash flow from operations (reflecting the impact of ASC 805); however, in the short term, we may also use borrowings to fund stockholder distributions during our fundraising and property acquisition stages (i) in an effort to bridge the gap between timing differences that may arise between the rate at which we are able to raise equity proceeds under this offering and the rate at which we are able to deploy equity into income-producing properties and (ii) to the extent we declare distributions in anticipation of cash flow that we expect to receive during a later period and we pay these distributions in advance of our actual receipt of these funds. To the extent that we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investment in real estate properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

Additional Distributions Declared

Our board of directors declared distributions for stockholders of record each day from December 16, 2012 through March 15, 2013 in an amount equal to $0.004110 (0.4110 cents) per day, per share (or, a 6.0% annualized yield on a $25.00 original share price). We paid these distributions in March 2013. Our board of directors has also declared distributions for stockholders of record each day from March 16, 2013 through and including June 15, 2013 in an amount equal to $0.004110 (0.4110 cents) per day, per share (or, a 6.0% annualized yield on a $25.00 original share price). We expect to pay these distributions in June 2013. We can provide no assurances that our board of directors will continue to declare daily distributions at this rate, or continue to declare daily distributions at all.

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Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our consolidated balance sheet, and is calculated as (1) total book value of our assets (2) minus total liabilities, (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) cumulative distributions in excess of earnings, and (iii) fees paid in connection with this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers. As of December 31, 2012, our net tangible book value per share was $19.43. The offering price of shares under this offering (ignoring purchase price discounts for certain categories of purchasers) as of December 31, 2012 was $25.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation and amortization reflected in the net tangible book value of our assets, the other factors described above with respect to the dilution in the net tangible book value per share are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Share Redemption Program

For the year ended December 31, 2012, approximately $4.0 million, or 165,819 shares, of our common stock was redeemed under our share redemption program. As of December 31, 2012, approximately $81,800, or 3,596 shares, of our common stock had been tendered for redemption and had yet to be redeemed. For the year ended December 31, 2011, approximately $286,000, or 11,427 shares, of our common stock was tendered for redemption, all of which was redeemed. For the year ended December 31, 2010, no shares eligible to be redeemed under our share redemption program were tendered for redemption. The average price paid for each redeemed share was $24.28. We have funded and intend to continue funding share redemptions with proceeds from this offering.

Fees Earned by and Expenses Reimbursable to Our Advisor, Our Dealer Manager and Their Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor, our dealer manager and their affiliates for the years ended December 31, 2012 and 2011, and any related amounts payable as of December 31, 2012 and 2011:

	Amount Incurred in the Year Ended December 31,		Amount Payable as of December 31,
Form of Compensation	2012	2011	2012	2011
Selling commissions, net of discounts(1)	$14,190,868	$13,827,782	$103,459	$93,653
Dealer manager fees, net of discounts(2)	$5,159,976	$5,046,151	$110,496	$71,764
Other offering costs	$4,378,915	$4,048,024	$88,382	$57,226
Acquisition fees	$4,319,559	$4,105,653	$88,382	$57,031
Debt financing fees	$666,450	$417,100	$—	$56,000
Asset management fees	$3,009,126	$1,037,218	$—	$152,563
Property management fees	$590,931	$243,767	$58,537	$42,248
Related party-interest expense	$—	$5,862	$—	$—
Administrative expenses	$2,780,010	$1,312,154	$266,047	$154,429

(1)	Our dealer manager reallows 100% of commissions earned to participating broker-dealers.
(2)	Our dealer manager reallows a portion of the dealer manager fee to participating broker-dealers.

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PROSPECTUS UPDATES

Risk Factors

Risks Related to an Investment in Us

The following risk factors revise and supplement, as appropriate, the risk factors included in our prospectus under the heading “Risk Factors – Risks Related to an Investment in Us.”

If we pay distributions from sources other than our cash flow from operations, we may not be able to sustain our distribution rate and we may have less funds available for investment in properties and other assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source, and we have not established limits on the amount of net proceeds, borrowings or cash advances we may use to pay such distributions. If we fund distributions from borrowings, the net proceeds from this offering or other sources, we will have less funds available for investment in real estate properties, the value of our shares is more likely to fall below the net proceeds per share from this offering, and your overall return may be reduced. At times, we may be forced to borrow funds to pay distributions during unfavorable market conditions or during periods when funds from operations are needed to fund capital expenditures and other expenses, which could increase our operating costs. Furthermore, if we cannot cover our distributions with cash flow from operations over the long-term, we may be unable to sustain our distribution rate. For the year ended December 31, 2012, approximately 81% of our distributions was funded from GAAP cash flow from operations and approximately 19% was funded from borrowings.

Based on sales volume to date, we do not believe that we are likely to raise the midpoint offering amount, as set forth in this prospectus. If we raise less than the midpoint offering amount, we will not be able to invest in as diverse a portfolio of properties as we otherwise would, which may cause the value of your investment to vary more widely with the performance of specific assets, and cause our general and administrative expenses to constitute a greater percentage of our revenue. Raising fewer proceeds in this offering, therefore, could increase the risk that you will lose money in your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in this offering have no firm commitment or obligation to purchase any of the shares. To date, the proceeds we have raised in this offering are lower than our sponsor and Wells Investment Securities originally expected. We do not believe that it is likely that we will raise the midpoint offering amount. If our monthly sales volume for the last 12 months were maintained through the end of this offering, our total gross proceeds would be approximately $537 million.

We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. If Wells Investment Securities is unable to significantly increase the amount of proceeds raised in this offering, we will make fewer investments than originally intended resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located, the industries in which our tenants operate and the length of lease terms with our tenants. In that case, adverse developments with respect to a single property, a geographic region, a small number of tenants, a tenant industry or rental rates when we renew or re-lease a property would have a greater adverse impact on our operations than they otherwise would. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of our revenue, reducing our net income and limiting our ability to pay distributions to you.

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We are dependent upon affiliates of Wells Real Estate Funds, including Wells Core Advisor, Wells Management, and Wells Investment Securities, to conduct our operations and this offering; thus, adverse changes in the financial health of Wells Real Estate Funds could hinder Wells Core Advisor’s, Wells Management’s and Wells Investment Securities’ ability to provide these services to us and consequently impair our operating results and negatively affect the return on your investment.

We are dependent upon Wells Core Advisor, Wells Management, and Wells Investment Securities, which are owned and controlled by Wells Real Estate Funds to provide certain services that are essential to us, including asset management services, the supervision of the property management and leasing of some properties owned by us, asset acquisition and disposition services, the sale of shares of our common stock, as well as other administrative responsibilities for us, including accounting services, stockholder communications, and investor relations. While Wells Real Estate Funds has established finance sources, it is largely dependent upon the fees and other compensation that it receives from the public programs it sponsors (including us) to conduct its operations. A large portion of Wells Real Estate Funds’ income is derived under a consulting agreement with Columbia Property Trust, Inc. (“Columbia”), formerly known as Wells Real Estate Investment Trust II, Inc. Columbia is a mature program sponsored by Wells Real Estate Funds that had approximately $5.7 billion of assets as of December 31, 2012. Effective February 28, 2013, Columbia transitioned to self-management and indicated that it does not expect to rely on Wells Real Estate Funds for the same level of services beyond December 31, 2013. As such, Wells Real Estate Funds does not expect to receive significant compensation from Columbia beyond December 31, 2013. When Columbia reduces the compensation it pays to Wells Real Estate Funds, Wells Real Estate Funds’ income will be significantly affected. Wells Real Estate Funds does not expect to replace that income from other sources. Although we expect Wells Real Estate Funds to have the financial resources to continue to provide asset-management and advisory services to us, its ability to fund Wells Investment Securities will be greatly diminished. As a result, we may have fewer options with respect to future capital raising.

Additionally, affiliates of Wells Core Advisor serve as a general partner to many Wells-sponsored limited partnership programs. Those affiliates may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Core Advisor’s affiliates could result in a substantial reduction of their net worth. If such liabilities affected the level of services that Wells Core Advisor could provide, our operations and financial performance could suffer.

In addition, affiliates of Wells Core Advisor are currently parties to litigation regarding Piedmont REIT’s internalization of entities affiliated with our advisor, which internalization transaction is described at “Prospectus Summary – What is your relationship to other public REITs sponsored by Wells Real Estate Funds?” Due to the uncertainties inherent in the litigation process, it is not possible for us to predict the ultimate outcome of these matters and, as with any litigation, the risk of financial loss does exist. Affiliates of our advisor have and may continue to incur significant defense costs associated with the litigation. A summary of the nature and status of the litigation is set forth below.

On March 12, 2007, a stockholder of Piedmont REIT filed a purported class action and derivative complaint, presently styled In re Wells Real Estate Investment Trust, Inc. Securities Litigation, in the United States District Court for the District of Maryland against, among others, Piedmont REIT; Leo F. Wells, III; Wells Capital; Wells Management; and other affiliates of our advisor. The litigation was filed prior to the closing of the internalization transaction on April 16, 2007.

The complaint alleged, among other things, (i) that the consideration to be paid as part of the internalization is excessive; (ii) violations of the federal proxy rules based upon allegations that the proxy statement contains false and misleading statements or omits to state material facts; (iii) that the board of directors and the current and previous advisors breached their fiduciary duties to the class and to Piedmont REIT; and (iv) that the proposed internalization will unjustly enrich certain directors and officers of Piedmont REIT, including Messrs. Wells and Williams. The complaint sought, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction.

On June 27, 2007, the plaintiff filed an amended complaint, which contained the same counts as the original complaint, described above, with amended factual allegations based primarily on events occurring subsequent to the original complaint and the addition of one of Piedmont REIT’s officers as an individual defendant.

On March 31, 2008, the court granted in part the defendants’ motion to dismiss the amended complaint. The court dismissed five of the seven counts of the amended complaint in their entirety. The court dismissed the remaining two

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counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised certain defenses to the second amended complaint.

On June 23, 2008, the plaintiff filed a motion for class certification. On September 16, 2009, the Court granted the plaintiff’s motion for class certification. On September 20, 2009, the defendants filed a petition for permission to appeal immediately the Court’s order granting the motion for class certification with the Eleventh Circuit Court of Appeals. The petition for permission to appeal was denied on October 30, 2009.

On April 13, 2009, the plaintiff moved for leave to amend the second amended complaint to add additional defendants. The Court denied the plaintiff’s motion for leave to amend on June 23, 2009.

On December 4, 2009, the parties filed motions for summary judgment. The parties filed their respective responses to the motions for summary judgment on January 29, 2010. The parties’ respective replies to the motions for summary judgment were filed on February 19, 2010. On August 2, 2010, the Court entered an order denying the defendants’ motion for summary judgment and granting, in part, the plaintiff’s motion for partial summary judgment. The Court ruled that the question of whether certain expressions of interest in acquiring Piedmont REIT constituted “material” information required to be disclosed in the proxy statement to obtain approval for the Piedmont REIT internalization transaction raises questions of fact that must be determined at trial.

On November 17, 2011, the Court issued rulings granting several of the plaintiff’s motions in limine to prohibit the defendants from introducing certain evidence, including evidence of the defendants’ reliance on advice from their outside legal and financial advisors, and limiting the defendants’ ability to relate their subjective views, considerations, and observations during the trial of the case. On February 23, 2012, the Court granted several of the defendants’ motions, including a motion for reconsideration regarding a motion the plaintiff had filed seeking exclusion of certain evidence impacting damages, and motions seeking exclusion of certain evidence proposed to be submitted by the plaintiff. The suit has been removed from the Court’s trial calendar pending resolution of a request for interlocutory appellate review of certain legal rulings made by the Court.

On March 20, 2012, the Court granted the defendants leave to file a motion for summary judgment. On April 5, 2012, the defendants filed a motion for summary judgment. On April 24, 2012, the plaintiff filed its response to the defendants’ motion for summary judgment. On May 7, 2012, the defendants filed their reply in support of their motion for summary judgment. On September 26, 2012, the Court granted the defendants’ motion for summary judgment. On October 12, 2012, the plaintiff filed a notice of appeal with the Eleventh Circuit Court of Appeals.

On October 22, 2012, Piedmont REIT announced that the parties reached an agreement in principle to settle the lawsuit on October 12, 2012. Under the terms of the proposed settlement, the plaintiff will dismiss the appeal and release all defendants from liability in exchange for total payment of $4.9 million in cash by Piedmont REIT and its insurer. On December 31, 2012, the plaintiff filed a motion for preliminary approval of the settlement with the Court. On January 2, 2013, the Court preliminarily approved the settlement and scheduled a hearing for April 18, 2013, to determine whether to grant final approval of the settlement. The settlement, which is subject to Court approval following notice to the class, will resolve the appeal and result in the final disposition of the case.

Mr. Wells, Wells Capital, and Wells Management believe that the allegations contained in the complaint are without merit and intend to vigorously defend this action if for any reason the settlement is not approved. Although Wells Real Estate Funds believes that it has meritorious defenses to the claims of liability and damages in these actions, Wells Real Estate Funds is unable at this time to predict the outcome of the appeal of this action or, if reinstated, reasonably estimate a range of damages, or how any liability and responsibility for damages might be allocated among the 17 defendants in the action, which includes 11 defendants not affiliated with Mr. Wells, Wells Capital, or Wells Management. The ultimate resolution of this matter could have a material adverse impact on Wells Real Estate Funds’ financial results, financial condition, or liquidity.

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A material portion of our leases are due to expire around the same period of time, which will likely (i) cause a loss in the value of your investment until the affected properties are re-leased, (ii) increase our exposure to downturns in the real estate market during the time that we are trying to re-lease such space and (iii) increase our capital expenditure requirements during the re-leasing period.

Approximately 24% and 31% of our leases (based on percentage of annualized base rent and recoveries represented by such leases) are due to expire in 2017 and 2019, respectively. Most of this space is in single-tenant buildings. As the date of the expiration of a lease for a single-tenant building approaches, the value of the property generally declines because of the risk that the building may not be re-leased upon expiration of the existing lease or may not be re-leased on terms as favorable as those of the current leases. Therefore, if we were to list or liquidate our portfolio prior to the favorable re-leasing of the space referenced, you would likely suffer a loss on your investment. You may also suffer a loss (and a reduction in distributions) after the expiration of the lease terms if we are not able to re-lease such space on favorable terms. These expiring leases, therefore, increase your risk to real estate downturns during and approaching these periods of concentrated lease expirations. In addition, we are likely to have to spend significant capital in order to ready the space for new tenants. To meet our need for cash at this time, we may have to increase borrowings or reduce our distributions, or both.

If we decide to list our common stock on a national securities exchange, we may wish to lower our distribution rate in order to optimize the price at which our shares would trade.

If we are able to raise sufficient proceeds to acquire a large enough portfolio, our board of directors has the option to effect a liquidity event by listing our common stock on a national securities exchange. If such an election were to occur, a reduction in the distribution rate could occur with or in advance of a listing, as the public market for listed REITs appears to reward those that have a more conservative distribution policy.

Disruptions in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms, our ability to service any future indebtedness that we may incur and the values of our investments.

Despite improved access to capital for some companies, the capital and credit markets continue to be affected by extreme volatility and disruption during the past four years. The health of the global capital markets remains a concern. The banking industry has been experiencing improved earnings, but the relatively low growth economic environment has caused the markets to question whether financial institutions are truly appropriately capitalized. The downgrade of the U.S. government debt has increased these concerns, especially for the larger, money center banks. Smaller financial institutions have continued to work with borrowers to amend and extend existing loans; however, as these loans reach maturity, there is the potential for future credit losses. The FDIC’s list of troubled financial institutions is still quite large and the threat of more bank closings will weigh heavily on the financial markets.

Liquidity in the global credit market has been severely contracted by market disruptions, and new lending is expected to remain subdued in the near term. We have relied on debt financing to finance some of our office properties. As a result of the uncertainties in the credit market, we may not be able to refinance our existing indebtedness or to obtain additional debt financing on attractive terms. If we are not able to refinance existing indebtedness on attractive terms at its maturity, we may be forced to dispose of some of our assets.

Further disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in office properties could decrease below the amounts we paid for such investments;

•	the value of collateral securing any loan investment that we may make could decrease below the outstanding principal amounts of such loans;

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•	revenues from properties we acquire could decrease due to lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on future debt financings; and

•	revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for the borrower to meet its payment obligations to us.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

Risks Related to This Offering and Our Corporate Structure

The following risk factors revise and supplement, as appropriate, the risk factors included in our prospectus under the heading “Risk Factors – Risks Related to This Offering and Our Corporate Structure.”

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the current value of your investment may be less than the net proceeds we receive from the sale of shares. We may use the most recent price paid to acquire a share in this offering or a follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when our advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. If we were to sell our assets at this time in an orderly liquidation, you would receive substantially less than $25.00 per share and may receive less than our net offering proceeds of $21.63 per share for the following reasons: (i) we pay high up-front fees in connection with the issuance of our shares; (ii) a material portion of our leases are due to expire in 2017 and 2019; (iii) we have paid distributions to stockholders in excess of our cash flow from operations; and (iv) we have raised fewer offering proceeds than expected, resulting in higher fixed operating expenses as a percentage of our revenue.

To assist members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons that participate in this offering, pursuant to FINRA Rule 2310, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, Wells Core Advisor estimated the value of our common shares as $25.00 per share as of December 31, 2012. The basis for this valuation is the fact that the offering price of our shares of common stock in this offering is $25.00 per share (ignoring purchase price discounts for certain categories of purchasers). Wells Core Advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for up to 18 months. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells Core OP.)

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of the our assets because (i) there is no public trading market for the shares at this time; (ii) the $25.00 primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) estimated value does not reflect, and is not derived from, the fair market value of our assets because the amount of proceeds available for investment from the primary portion of this offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iv) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the recent disruptions in the financial and real estate markets may affect the values of our investments; and (v) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

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When determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares may be repurchased at varying prices depending on the purchase price paid for the shares. The maximum price that may currently be paid under the program is $22.75 per share, which is 91% of the offering price of our shares of common stock in this offering (ignoring purchase price discounts for certain categories of purchasers) is likely to be greater than from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $22.75 per share, the actual value of the shares that we repurchase may be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Risks Associated with Debt Financing

The following risk factor revises and supplements, as appropriate, the risk factors included in our prospectus under the heading “Risk Factors – Risks Associated with Debt Financing.”

Increases in interest rates or the use of longer-term debt to finance or refinance our properties would increase our costs and decrease the amount of cash available for distributions and could reduce the overall returns on your investment.

To date, we have financed a significant portion of our acquisitions through short-term debt. Interest rates on short-term debt have been at historic lows and are lower than the rates available on longer-term debt. In the short term, such low-cost financing increases the amount of cash available for distribution to you. If short-term interest rates increase, or if we determine that it is prudent to use a greater proportion of longer-term debt to finance or refinance our properties, then our costs would increase in comparison to current levels, the overall returns on your investment would be lower, and we could have difficulty maintaining the current rate of our distributions.

Management

Executive Officers and Directors

Effective December 31, 2012, John C. Alexander, III resigned as a member of our board of directors. Mr. Alexander’s resignation was not the result of any disagreement with our management.

Effective February 27, 2013, Randall D. Fretz resigned as our Senior Vice President. Mr. Fretz’s decision to resign was not the result of any disagreement with our management.

On March 11, 2013, our board of directors appointed Brian M. Davis as our Senior Vice President and Chief Financial Officer. Mr. Davis, 43, has served as Senior Vice President and Chief Financial Officer of Wells Timberland REIT, Inc. since March 13, 2013. In addition, he has served as Senior Vice President and Chief Financial Officer of Wells Timberland Management Organization, LLC since March 2009 and as Vice President from October 2007 through March 2009. Since February 2012, Mr. Davis has served as the Chief of Strategic Product Management for Wells Real Estate Funds with the responsibility for the strategic planning, development and leadership of the corporate finance organization. In addition, Mr. Davis has served as Senior Vice President of Wells Capital since February 2013. From 2000 until joining Wells Real Estate Funds in 2007, Mr. Davis worked at Atlanta-based SunTrust Bank, where he held various positions including client manager for the Asset Based Lending Group where he was responsible for the origination and structuring of asset-based lending relationships developed from SunTrust’s existing client base and prospects. Mr. Davis previously held positions with CoBank, ACB, of Denver, Colorado, as Capital Markets Officer from 1998 to 2000, and with SunTrust as Client Manager for the AgriFoods Specialty Lending Group from 1994 to 1998. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

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Our Advisor

On August 21, 2012, Patricia T. Morris was named Senior Vice President of Wells Capital. The background of Ms. Morris is described below. On February 28, 2013, Stephen G. Franklin, Randall D. Fretz, and E. Nelson Mills resigned from their positions as Senior Vice Presidents of Wells Capital. On February 28, 2013, Brian M. Davis was named as Senior Vice President of Wells Capital. The background of Mr. Davis is described above.

Ms. Morris, 54, has served as Chief Real Estate Officer of Wells Real Estate Funds since July 2012 and as Managing Director of Asset Management for Wells Real Estate Funds from 2008 through July 2012. Ms. Morris oversees the acquisitions, dispositions, asset management, leasing, and property management functions for us, Wells Limited Partnerships, Wells Mid-Horizon Value-Added Fund I, LLC, and Wells Tenant-in-Common/1031 exchange properties. Ms. Morris has served as Senior Vice President of Wells Capital since August 2012 and as President of Wells Investment Management Company, LLC since June 2012. Ms. Morris has 25 years of experience in commercial real estate, including portfolio and investment management, marketing and investment analysis. Prior to joining Wells Real Estate Funds in 2003, Ms. Morris served as Director of Asset Management and Portfolio Manager for Prudential Real Estate Investors, where she oversaw assets for the company’s separate accounts in the Eastern United States. Prior to that, she served as Asset Manager for The Travelers Realty Investment Company, where she was responsible for managing a portfolio of assets in the Southeastern United States. Ms. Morris received a Bachelor of Business Administration degree from the University of Mississippi and is a member of the National Association of Real Estate Investment Managers (NAREIM) and the National Association of Industrial and Office Properties (NAIOP).

Affiliated Companies

On February 28, 2013, M. Scott Meadows resigned from his position as Senior Vice President of Wells Management, our property manager. On February 28, 2013, Randall D. Fretz resigned from his position as Vice President of Wells Management.

On August 21, 2012, Douglas P. Williams resigned from his positions as director, Vice President, Chief Financial Officer and Treasurer of Wells Investment Securities, our dealer-manager, and Randall D. Fretz resigned from his position as director of Wells Investment Securities.

On February 26, 2013, Brian M. Davis was named as Vice President of Wells Real Estate Funds, our sponsor. On February 28, 2013, Randall D. Fretz resigned from his position as Vice President of Wells Real Estate Funds.

Advisory Agreement

Effective August 7, 2012, the advisory agreement between us and Wells Core Advisor was renewed through November 6, 2012. The terms of this agreement, other than the change in the term of the agreement from two months to three months, were identical to those of the advisory agreement in effect through August 6, 2012. Effective September 19, 2012, the advisory agreement was again renewed through June 10, 2013. The terms of this agreement, other than the change in the expiration date of the agreement from November 6, 2012 to June 10, 2013, are identical to those of the advisory agreement in effect through November 6, 2012.

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Prior Performance Summary

The following information supersedes the disclosure in the prospectus under the heading “Prior Performance Summary.”

The information presented in this section represents the historical experience of real estate programs managed by Wells Real Estate Funds, Inc., our sponsor and the parent company of our advisor, and its affiliates in the last 10 years. It excludes information related to this Wells program. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

The Prior Performance Tables contained in this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); (4) results of completed programs (Table IV) and (5) sales or disposals of properties (Table V).

Prior Public Programs

Overview

Wells Real Estate Funds has sponsored four real estate investment trusts prior to this offering. Piedmont Office Realty Trust, Inc. (formerly known as publicly offered Wells Real Estate Investment Trust, Inc.), which we refer to as Piedmont REIT, completed four public offerings of shares of its common stock prior to its listing on a national securities exchange. On February 10, 2010, Piedmont REIT listed its Class A common stock on the New York Stock Exchange. Piedmont REIT completed its most recent public offering (its first publicly listed offering) on February 16, 2010. Columbia Property Trust, Inc. (formerly known as Wells Real Estate Investment Trust II, Inc.), which we refer to as Columbia, has completed three public offerings of shares of its common stock. It continues to offer shares of its common stock pursuant to its dividend reinvestment plan. Wells Real Estate Funds has also sponsored Wells Timberland REIT, Inc., which we refer to as Wells Timberland. Wells Timberland was formed on September 27, 2005 as a Maryland corporation that has elected to be taxed as a REIT. Wells Timberland has completed two public offerings of shares of its common stock. Institutional REIT, Inc., which we refer to as Institutional REIT, offered shares of its common stock pursuant to a registration statement that was declared effective by the SEC on January 11, 2007. Due to a lack of confidence that Institutional REIT would raise substantial proceeds in its offering, the success of which depended in large part on the capital-raising abilities of one particular broker-dealer among banks and other institutional investors, Institutional REIT terminated its offering. On March 25, 2008, Institutional REIT deregistered the shares of its common stock in the registration statement, none of which were sold pursuant to such registration statement. As such, data for Institutional REIT is not included in the information presented on prior public programs sponsored by our sponsor.

Wells Capital, a wholly owned subsidiary of Wells Real Estate Funds, has served as a general partner of 15 completed publicly offered real estate limited partnerships, two of which completed their public offerings in the last 10 years. These two limited partnerships and the year in which each of their offerings was completed are Wells Real Estate Fund XIII, L.P. (2003) and Wells Real Estate Fund XIV, L.P. (2005).

Wells Management Company, Inc. has also sponsored a private placement of limited liability company interests in Wells Mid-Horizon Value-Added Fund I, LLC, or “Wells VAF.” On September 15, 2005, an offering of up to 150,000 shares of investor member interests in Wells VAF commenced under a private placement to accredited investors. Wells VAF was formed to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. The offering was terminated on September 15, 2008, at which time Wells VAF had received approximately $51.9 million in proceeds from 596 investors. In June 2009, Wells VAF became registered as a public reporting company with the Securities and Exchange Commission and is now considered a public program.

Wells Real Estate Funds has previously sponsored each of the above-described REITs, limited partnerships, and one limited liability company on an unspecified property or “blind-pool” basis. As of December 31, 2012, the total amount of funds raised from investors in these above-described completed offerings (excluding this Wells program) was approximately $11.8 billion, and the total number of investors in such programs was approximately 251,000. The investment objectives of each of these Wells-sponsored programs are substantially identical to our investment objectives of (1) providing current income through the payment of cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing capital appreciation upon the ultimate sale of our assets. We cannot assure you that any of the Wells-sponsored public programs will ultimately be successful in meeting their investment objectives. For more information regarding the operating results of Wells-sponsored public programs, see Table III.

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Office and Industrial Property Public Programs

As of December 31, 2012, the two office and industrial property REITs (including Piedmont REIT and Columbia but excluding this Wells program), two Wells-sponsored real estate limited partnerships, and Wells VAF had collectively acquired 204 properties. The Piedmont REIT properties in the table below were acquired prior to when Piedmont REIT became a self-managed organization. The table below gives further information about these properties by region.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	33	13.3%
Mideast	31	19.6
Northeast	32	21.0
Northwest	1	0.3
Mountain	16	4.0
Southwest	25	8.2
West North Central	8	3.0
East North Central	34	17.5
Pacific	23	12.4
International	1	0.7

Total	204	100.0%

As of December 31, 2012, the aggregate dollar amount of the acquisition and development costs of the 204 properties purchased by these five Wells-sponsored public programs was approximately $11.8 billion. Of the aggregate amount, 100% was spent on commercial properties, with 99.7% spent on acquiring or developing office or industrial buildings and 0.3% spent on acquiring a hotel. Of the aggregate amount, 96.6% was spent on acquired properties and 3.4% on properties under construction or constructed by the programs. Of the aggregate amount, 46.4% were single-tenant office or industrial buildings and 53.6% were multi-tenant office or industrial buildings.

The following table reflects a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these five Wells public programs as of December 31, 2012:

Type of Property	Existing	Construction
Office Buildings	94.7%	3.4%
Industrial Buildings	1.6	0.0
Hotel	0.3	0.0

From the inception of the first Wells-sponsored public program through December 31, 2012, the Wells-sponsored public programs had sold 69 properties and two out parcels of land.

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All of the properties purchased by a Wells-sponsored public limited partnership were purchased without borrowing any additional funds. Certain properties acquired by Piedmont REIT and Columbia were acquired with borrowed funds or were subject to existing mortgages, and in connection with each of these acquisitions, Piedmont REIT and Columbia, respectively, assumed its share of the debt. Wells VAF acquired certain properties with borrowed funds. Table VI contained in Part II of the registration statement, of which this prospectus is a part, gives additional information relating to certain properties acquired within the last three years ended December 31, 2012 by certain Wells-sponsored public programs, including applicable mortgage financing on properties purchased.

Timberland Property Public Program

As of December 31, 2012, Wells Timberland owned interests in approximately 288,800 acres of timberland located on the lower piedmont and upper coastal plains of east central Alabama and west central Georgia (the “Mahrt Timberland,”). Of the approximately 288,800 acres, Wells Timberland owned fee-simple interests in approximately 246,300 acres and leasehold interests in approximately 42,500 acres. As of December 31, 2012, Wells Timberland’s timberlands contained an estimated 10.1 million tons of merchantable timber inventory, of which approximately 6.0 million tons were pulpwood, 2.1 million tons were chip-n-saw, and 2.0 million tons were sawtimber. Wells Timberland acquired the Mahrt Timberland on October 9, 2007 for a purchase price of approximately $400.0 million, exclusive of closing costs. Wells Timberland financed the purchase of the Mahrt Timberland with a combination of cash and debt. As of December 31, 2012, Wells Timberland had sold approximately 13,100 acres of higher and better use (“HBU”) property for approximately $24.5 million. Wells Timberland’s cost basis in HBU sold was approximately $15.6 million.

Prior Private Programs

In addition to the public real estate programs sponsored by Wells Capital and its affiliates described above, Wells has sponsored a total of 12 private real estate programs.

Wells Real Estate Funds sponsors private placements for a series of limited liability companies pursuant to a Section 1031 exchange program. As of December 31, 2012, there have been 12 such offerings, which raised a total of $194.4 million from 316 investors. The investment objectives of each of these Wells-sponsored Section 1031 exchange programs are substantially identical to our investment objectives.

As of December 31, 2012, these 12 Wells-sponsored private programs had acquired an aggregate of 12 properties. The table below gives further information about these properties.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
Southeast	2	18.4%
Mountain	1	10.0
Southwest	2	17.5
West North Central	1	9.8
East North Central	5	35.4
Pacific	1	8.9

Total	12	100.0%

As of December 31, 2012, the aggregate dollar amount of the acquisition and development costs of the 12 properties purchased by these Wells-sponsored private programs was $218.8 million. Of the aggregate amount, 100% was spent on commercial properties, all of which was spent on acquiring office or industrial buildings. Of the aggregate amount, approximately 83.3% were single-tenant office or industrial buildings and 16.7% were multi-tenant office or industrial buildings.

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From the inception of the first Wells private program through December 31, 2012, the Wells-sponsored private programs have sold two properties. In April 2011, a Wells private program contributed its one property to a joint venture with Columbia in exchange for a 50% ownership interest in the joint venture. We cannot assure you that any of the Wells-sponsored private programs will ultimately be successful in meeting their investment objectives.

Summary of Recent Acquisitions by Wells Prior Programs

Office and Industrial Property Programs

During the three years ended December 31, 2012, Wells-sponsored office and industrial property programs, excluding this Wells program, acquired nine properties, for which the property type, location and method of financing are summarized below. Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides additional information relating to these acquisitions.

Property Type
Office	9
Distribution	0
Warehouse	0
Hotel	0
Mixed use	0

Total	9

Method of Financing
All cash	7
All debt	0
Combination of cash and debt	2

Total	9

Location
Southeast	1
Mideast	1
Northeast	2
Mountain	0
Southwest	1
West North Central	0
East North Central	3
Pacific	1
International	0

Total	9

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Prior Program Liquidity Events

Our sponsor has previously sponsored 19 public programs, including 15 public limited partnerships (collectively, the “public partnerships”), one limited liability company and three corporations that elect to be taxed as a REIT. With respect to the 15 public partnerships, each stated in the prospectus for its initial public offering a date by which the program must terminate and dissolve unless its partnership agreement was amended to extend the termination/dissolution date of the program. Each of these public partnerships also stated in its prospectus a time period by which the program anticipated selling its assets and stated that such sale proceeds would generally be distributed to the investors except in limited circumstances. With respect to these 15 public partnerships, nine terminated and dissolved within the time period required by their partnership agreements and the remaining six have not yet reached their agreements’ mandatory termination/dissolution date. Furthermore, with respect to these 15 public partnerships, three sold their assets and distributed sale proceeds within or around the timeframe that was anticipated in the prospectus relating to its public offering, nine did not do so and three have not yet reached the anticipated timeframe for such sales and distributions. The limited liability company has not yet reached the anticipated timeframe for dissolution nor has it reached the mandatory termination/dissolution date. More detailed information with respect to the 15 public partnerships and the limited liability company is provided below:

Public Partnerships	Dissolution Year Per Partnership Agreement	Actual Year of Dissolution	Original Anticipated Year for Completion of Distribution of Proceeds from Property Sales	Actual Year for Substantial Completion of Distribution of Proceeds from Property Sales
Wells Real Estate Fund I	2014	2008	1999	2007
Wells Real Estate Fund II	2016	2009	2002	2009
Wells Real Estate Fund II-OW	2016	2009	2002	2009
Wells Real Estate Fund III, LP	2018	2009	2004	2009
Wells Real Estate Fund IV, LP	2020	2007	2004	2006
Wells Real Estate Fund V, LP	2020	2007	2006	2006
Wells Real Estate Fund VI, LP	2022	2007	2007	2007
Wells Real Estate Fund VII, LP	2022	2007	2008	2007
Wells Real Estate Fund VIII, LP	2024	N/A	2009	N/A
Wells Real Estate Fund IX, LP	2024	N/A	2010	N/A
Wells Real Estate Fund X, LP	2026	2011	2010	2011
Wells Real Estate Fund XI, LP	2026	N/A	2011	N/A
Wells Real Estate Fund XII, LP	2030	N/A	2013	N/A
Wells Real Estate Fund XIII, LP	2030	N/A	2016	N/A
Wells Real Estate Fund XIV, LP	2032	N/A	2018	N/A
Wells Mid-Horizon Value-Added Fund I, LLC	2020	N/A	2013	N/A

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With respect to the three corporations that elect to be taxed as a REIT, Piedmont REIT stated in the prospectuses for its public offerings that it would list its shares or sell its properties and distribute its cash to its investors by January 30, 2008 unless a majority of its stockholders voted to extend such deadline. Its investors did so vote to extend the deadline to January 30, 2011. On January 20, 2010, Piedmont obtained stockholder approval to recapitalize and list its shares of Class A stock on a national securities exchange in the first quarter of 2010 depending on market conditions, with the recapitalization structured in such a way that all of its outstanding shares would convert back to one class of common stock to be listed by January 30, 2011. On February 10, 2010, Piedmont REIT listed its Class A common stock on the New York Stock Exchange. Piedmont REIT completed its most recent public offering (its first publicly listed offering) on February 16, 2010. In addition, Columbia’s charter requires that, in the event Columbia’s common stock is not listed on a national securities exchange by October 2015, Columbia must either seek stockholder approval to extend or amend this listing deadline or seek stockholder approval to begin liquidating investments and distributing the resulting proceeds to its stockholders. Finally, Wells Timberland disclosed in its prospectus a listing or liquidation date of August 2018.

Adverse Business Developments or Conditions

Some of the other programs sponsored by Wells Real Estate Funds have experienced adverse business developments or conditions. Set forth below is a summary of the most significant adverse business developments or conditions experienced by Wells-sponsored programs over the past 10 years that may be material to investors in this offering.

Market timing is a strategy of buying or selling assets based on predictions of future market price movements. Wells Real Estate Funds has not tried to time the sponsorship of real estate programs based on its predictions of the real estate market as a whole. For most of the last 10 years, Wells-sponsored programs have been raising capital in order to acquire a desirable portfolio of real estate. As the funds have been raised, Wells-sponsored programs have sought to acquire real estate at favorable prices based on then-current market conditions. In other words, such programs have generally sought to put capital to use promptly if suitable investments are available rather than hold substantial amounts of cash for long periods. Although our sponsor believes that this strategy has generally served the investors in Wells-sponsored programs well, some of the assets acquired by Wells-sponsored programs were acquired at times when real estate was generally more expensive than during the later stages of the life of the program. As a result, at any given time some acquired assets of a Wells-sponsored program might sell for prices that are lower than the prices paid for them if those assets had to be liquidated at that time. This can be true even if the property remains leased to creditworthy tenants with long-term leases such that the program continues to project strong income yields.

On November 2, 2012, Columbia announced an estimated per-share value of its common stock equal to $7.33 per share, calculated as of September 30, 2012. Shares of Columbia’s common stock were originally sold in its best efforts public offerings for a gross offering price of $10.00 per share. As with any valuation methodology, the valuation methodology used by Columbia utilizes a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value and these differences could be significant. The estimated value per share was adopted pursuant to the specific valuation policy of Columbia and does not represent the fair value of the shares calculated in accordance with generally accepted accounting principles (“GAAP”) or the price at which the shares would trade on a national securities exchange. The Columbia valuation policy and the announcement of the estimated value should be reviewed for additional information and limitations.

On December 14, 2012, Wells Timberland announced an estimated per-share value of its common stock equal to $6.56 per share, calculated as of September 30, 2012. Shares of Wells Timberland’s common stock were originally sold in its best efforts public offerings for a gross offering price of $10.00 per share. As with any valuation methodology, the valuation methodology used by Wells Timberland utilizes a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value and these differences could be significant. The estimated value per share was adopted pursuant to the specific valuation policy of Wells Timberland and does not represent the fair value of the shares calculated in accordance with GAAP or the price at which the shares would trade on a national securities exchange. The Wells Timberland valuation policy and the announcement of the estimated value should be reviewed for additional information and limitations.

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The possibility of reduced valuation is the primary reason why Wells-sponsored programs are sold as long-term investments. With a long-term investment horizon, Wells-sponsored programs have more flexibility to liquidate or list at a more favorable time during a real estate cycle. Nevertheless, we cannot make any assurances regarding our ability to liquidate or list at a time when real estate prices are attractive relative to the prices we will pay for our portfolio.

Although Wells-sponsored programs seek to put offering proceeds to good use promptly, there has been one time period during the offering stage of a Wells-sponsored program (Piedmont REIT) when the program was not able to well utilize the proceeds as quickly as it was able to raise equity capital. When that occurred, the offering proceeds were invested in short-term liquid investments, which investments generally had a lower yield than the projected yields on real estate meeting the program’s investment objectives. The returns of the investors in Piedmont REIT would likely have been higher had the program always been able to acquire suitable investments as quickly as it was able to raise capital. We cannot assure you that there will not be periods during this or subsequent offerings when we are unable to acquire suitable real estate investments as quickly as we are able to raise capital.

Of all of the other Wells-sponsored programs, our investment objectives and offering size most resemble those of Piedmont REIT (formerly known as Wells Real Estate Investment Trust) and Columbia (formerly known as Wells Real Estate Investment Trust II). As of December 31, 2012, those programs have raised approximately $11.4 billion collectively. Some other Wells-sponsored programs, however, have raised less offering proceeds than originally projected. Wells Timberland commenced its initial public offering in August 2006; and terminated its most recent public offering on December 31, 2011. Through December 31, 2012, Wells Timberland had raised approximately $298.7 million from its public offerings. This amount is lower than our sponsor had originally projected. As a result, the program’s general and administrative expenses constitute a higher percentage of its revenues than they otherwise would. Furthermore, lower-than-projected offering proceeds have caused Wells Timberland to remain more highly leveraged than originally projected. Higher leverage levels increase the risk of an investment in an entity. We cannot make any assurances that we will not fall short of our capital-raising goals. If so, your returns could be lower as a result of relatively higher general and administrative expenses and your investment could be riskier because our investments could be less diversified than originally intended and our leverage levels could be higher than projected.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor, without charge, copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K as filed with the SEC for each program. For a reasonable fee, we also will furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of our registration statement, of which this prospectus is a part, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

Description of Shares

Share Redemption Program

On August 13, 2012, our board of directors amended and restated the shared redemption program (the “Amended SRP”), effective October 1, 2012. The Amended SRP provides that the redemption price for all redemptions, including redemptions sought within two years of a stockholder’s death, qualifying disability or qualification for federal assistance in connection with the payment of the costs of confinement to a long-term care facility, will be calculated in the same manner. Specifically, until we complete our offering stage, the price per share will be 91% of the price at which we sold the share, or $22.75 per share for a share issued at $25.00. After we complete our offering stage, the price will be 95% of the estimated per-share value, plus or minus any valuation adjustment as provided in the Amended SRP. We define the completion of our offering stage to be 18 months after the termination of a public offering of shares by us if no other public offering of shares commenced within such 18-month period. An “offering” referred to in the foregoing sentence shall not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan, or the redemption of interests in our operating partnership.

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Plan of Distribution

Subscription Procedures

On December 19, 2012, our agreement with State Street Bank and Trust terminated. On the same date, First Trust Retirement (“First Trust”) was appointed as the successor custodian for the currently established State Street Bank and Trust Individual Retirement Accounts (IRAs). First Trust may also act as custodian for purchasers of our common stock who desire to establish new IRAs through which they would like to purchase shares. Through our agreements with Wells Capital and DST Systems, we will continue to support and service purchasers of our common stock who wish to hold their shares in an IRA with First Trust. We will also continue to cover the first-year annual IRA fee assessed by First Trust during our offering period. Thereafter, investors are responsible for the annual IRA maintenance fees charged by First Trust Retirement. Further information about custodial services is available through your broker.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this Post-Effective Amendment No. 11 to Registration Statement No. 333-163411 on Form S-11 by reference from Wells Core Office Income REIT, Inc. and subsidiaries’ Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statements of Revenues Over Certain Operating Expenses of the 333 East Lake Street Building and the Westway One Building for the year ended December 31, 2009, the Duke Bridges I & II Buildings, the 7601 Technology Way Building, and the Westway II Building for the year ended December 31, 2010, the Franklin Center Building, the Southlake Building, and the Four Parkway North Building for the year ended December 31, 2011, and the Statement of Revenues and Certain Operating Expenses of the 64 & 66 Perimeter Center Buildings for the year ended December 31, 2011 incorporated by reference in this Post-Effective Amendment No. 11 to the Registration Statement No. 333-163411 from Wells Core Office Income REIT Inc.’s Current Reports on Form 8-K/A filed with the SEC on December 16, 2010, on March 3, 2011, on June 20, 2011, on August 11, 2011, on November 4, 2011, on March 5, 2012, on May 4, 2012, on August 9, 2012, and on March 8, 2013 have been audited by Frazier & Deeter, LLC, independent auditors, as set forth in their reports thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http://www.WellsCoreREIT.com (URL for documents: http://www.wellscorereit.com/investor_relations/filings.html). There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-163411), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 11, 2013;

•	Current Report on Form 8-K/A filed with the SEC on March 8, 2013;

•	Current Report on Form 8-K filed with the SEC on February 28, 2013;

•	Current Report on Form 8-K filed with the SEC on February 26, 2013;

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•	Current Report on Form 8-K filed with the SEC on January 3, 2013;

•	Current Report on Form 8-K/A filed with the SEC on August 9, 2012;

•	Current Report on Form 8-K/A filed with the SEC on May 4, 2012;

•	Current Report on Form 8-K/A filed with the SEC on March 5, 2012;

•	Current Report on Form 8-K/A filed with the SEC on November 4, 2011;

•	Current Report on Form 8-K/A filed with the SEC on August 11, 2011;

•	Current Report on Form 8-K/A filed with the SEC on June 20, 2011;

•	Current Report on Form 8-K filed with the SEC on June 3, 2011;

•	Current Report on Form 8-K/A filed with the SEC on March 3, 2011;

•	Current Report on Form 8-K/A filed with the SEC on December 16, 2010;

•	Registration Statement on Form 8-A12G (Reg. No. 000-54248) filed January 19, 2011; and

•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on June 1, 2012.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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Appendix A—Prior Performance Tables

The following Prior Performance Tables (“Tables”) provide information relating to public real estate investment programs sponsored by our advisor and its affiliates (“Wells Public Programs”) which have investment objectives similar to us. Except for Piedmont Office Realty Trust, Inc. (“Piedmont REIT,” formerly known as Wells Real Estate Investment Trust, Inc.), Columbia Property Trust, Inc. (“Columbia,” formerly known as Wells Real Estate Investment Trust II, Inc.), Wells Timberland REIT, Inc. (“Wells Timberland”) and Wells Mid-Horizon Value Added Fund I, LLC (“Wells VAF”), all of the Wells Public Programs have used equity capital, and no acquisition indebtedness, to acquire their properties.

The Wells Public Programs that we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) the provision of current income to the stockholders through the payment of cash distributions, (ii) the preservation and return of capital contributions to such stockholders and (iii) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. We consider that programs with these stated objectives had investment objectives similar to ours, although we will make investments in different types of properties from those which some of the Wells Public Programs acquired.

Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Wells Core Office Income REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor, Wells Core Office Income REIT Advisory Services, LLC, will rely substantially on the personnel of Wells Capital for many of the advisory services related to the acquisition, operation, maintenance and resale of the real estate properties to be acquired by Wells Core Office Income REIT. The financial results of other Wells Public Programs thus may provide some indication of Wells Capital’s performance of its obligations during the prior periods covered.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Annual Operating Results of Wells Public Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells Core Office Income REIT has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

“Acquisition Fees,” as used in the Tables, shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsor of Wells Public Programs for which offerings have been completed since December 31, 2009 and which have investment objectives similar to ours. The investment objectives of each of these Wells Public Programs have included some or all of the following: (1) the provision of current income to the stockholders through the payment of cash distributions, (2) the preservation and return of capital contributions to such stockholders and (3) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2012.

	Columbia Property Trust, Inc. (4)		Wells Timberland REIT, Inc. (5)
Dollar Amount Offered	$16,154,250,000	(4)	$3,045,500,000	(5)
Dollar Amount Raised	$6,130,917,510	(4)	$298,658,071	(5)
Percentage Amount Raised	100.0	%(4)	100.0	%(5)
Less Offering Expenses
Selling Commissions and Discounts(1)		8.3%	8.8%
Organizational Expenses		1.2%	0.5	%(6)
Reserves(2)		0.0%	0.0%

Percent Available for Investment		90.5%	90.7%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property
Cash Down Payment		85.2%	90.7%
Acquisition Fees(3)		2.0%	0.0%
Development and Construction Costs		3.3%	0.0%
Reserve for Payment of Indebtedness		0.0%	0.0%

Total Acquisition and Development Cost		90.5%	90.7%
Percent Leveraged		28.6%	30.8%
Date Offering Began	12/1/2003	(4)	8/11/2006	(5)
Length of Offering		(4)		(5)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)		(4)		(7)
Approximate Number of Investors as of 12/31/12	127,544		10,597

(1)	Includes selling commissions, discounts and dealer-manager fees, including those reallowed to participating broker/dealers.
(2)	Does not include general partner contributions held as part of reserves.
(3)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.
(4)

These amounts include Columbia Property Trust, Inc.’s first, second, and third offerings. Columbia Property Trust, Inc. began its first offering on December 1, 2003 and closed its first offering on November 26, 2005. The total dollar amount registered and available to be offered in the first offering was $7.77 billion including $1.77 billion offered pursuant to the dividend reinvestment plan. The total dollar amount raised in the first offering was $1.97 billion. It took Columbia Property Trust, Inc. 21 months to invest 90% of the amount available for investment in its first offering. Columbia Property Trust, Inc. began its second offering on November 10, 2005 and closed its second offering on November 10, 2008. The total dollar amount registered and available to be offered in the second offering, including $1.67 billion offered (which amount includes $1.67 billion in shares carried over from the first offering) pursuant to the dividend reinvestment plan, was $4.67 billion. The total dollar amount raised in the second offering was $2.58 billion. It took Columbia Property Trust, Inc. 25 months to invest 90% of the amount available for investment in its second offering.

Columbia Property Trust, Inc. began its third offering on November 11, 2008 and closed its primary offering on June 30, 2010 but is currently still offering shares under the dividend reinvestment plan as of December 31, 2012. The total dollar amount registered and available to be offered in the third offering is $3.72 billion. The total dollar amount raised in the third offering was $1.58 billion as of December 31, 2012.

(5)	These amounts include Wells Timberland REIT, Inc.’s first and second offerings. Wells Timberland REIT, Inc. began its first offering on August 11, 2006 and closed its first offering on August 11, 2009. The total dollar amount registered and available to be offered in the first offering, including $95.5 million offered pursuant to the distribution reinvestment plan, was $845.5 million. The total dollar amount raised in the first offering was $174.9 million. It took Wells Timberland REIT, Inc. 14 months to invest 90% of the amount available for investment in the first offering. Wells Timberland REIT, Inc. began its second offering on August 6, 2009 and closed its second offering on December 31, 2011. The total dollar amount registered and available to be offered in the second offering, including $200 million offered pursuant to the distribution reinvestment plan, was $2.2 billion. The total dollar amount raised in the second offering was $123.8 million as of December 31, 2012.
(6)	On January 27, 2012, approximately $2.2 million of other offering cost due to Wells Timberland Management Organization, LLC was forgiven.
(7)	Wells Timberland REIT, Inc. took 14 months to invest 90% of the amount available for investment in the first offering. The number of months was calculated as of the beginning of the offering (August 11, 2006) to the acquisition of the Mahrt Timberland on October 9, 2007. Wells Timberland REIT, Inc. raised its minimum offering of $2.0 million and thus commenced operations on July 11, 2007, from which it only took 3 months to invest 90% of the amount available for investment.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by our sponsor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2009. All figures are as of December 31, 2012.

	Columbia Property Trust, Inc.		Wells Timberland REIT, Inc.		Other Programs 2010-2012(4)
Date Offering Commenced	12/1/2003		8/11/2006		N/A
Dollar Amount Raised	$6,130,917,510		$298,658,071		N/A
Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions(1)	$58,162,000		$24,730,396		N/A
Real Estate Commissions	—		—		N/A
Acquisition and Advisory Fees(2)	$119,130,338		—		N/A
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,755,408,000		$21,028,197		N/A
Amount Paid to Sponsor from Operations:
Property Management Fee and Leasing Commissions(3)	$2,360,796		—	(7)	$756,928
Asset Management Fee	$214,824,026		—	(7)	—
Reimbursements	$82,161,944	(5)	—		$2,042,827
Advisor Fees and Expense Reimbursements	—		$5,404,999	(7)	—
Other Amount Paid to Sponsor	$3,133,750	(6)	—		—
Dollar Amount of Property Sales Payments to
Cash	—		—		—
Notes	—		—		—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—		$246,546	(8)	—
Incentive Fees	—		—		—
Other – Disposition Fee	$1,311,400		—		—

(1)	Includes net selling commissions paid to Wells Investment Securities, Inc. in connection with the offering that were not reallowed to participating broker/dealers.
(2)	Fees paid to the general partners/manager or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(3)	Where applicable, Property Management Fees are based on each limited partnership’s pro rata ownership percentage in each office building.
(4)	For the years ended December 31, 2010, 2011, and 2012. Represents aggregate payments to the sponsor for seven programs in 2010, seven programs in 2011, and six programs in 2012. Historical information for partial years is included for programs which liquidated during the years presented.
(5)	Reimbursements include salary reimbursements from tenants of $17,876,926.
(6)	Consists of $3,007,750 of fees paid to Wells Real Estate Funds for the work required to transfer sufficient employees, proprietary systems and processes, and assets to Wells Real Estate Advisory Services II, LLC to prepare for a successful transition to a self-managed structure and $126,000 of occupancy fees paid to lease space at Wells Real Estate Funds corporate headquarters.
(7)	Represent amounts paid to sponsor from April 2011 through December 31, 2012. Wells Timberland REIT, Inc.’s debt facility contains restrictive covenants that prohibited it from paying monthly asset management fees, administrative expense reimbursements and a substantial portion of organization and offering costs reimbursements to its sponsor until certain financial measures were attained. In January 2012, Wells Timberland REIT, Inc. entered into agreements with its sponsor to fully discharge approximately $27.3 million due to its sponsor related to amounts incurred from October 2007 to April 2011.

(8)	Fees paid to sponsor in connection with the sale of property are equal to, (i) for each property sold at a contract price up to $20.0 million, up to 2% of the sales price, and (ii) for each property sold at a contract price in excess of $20.0 million, up to 1.0% of the sales price.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

The following tables set forth operating results of Wells Public Programs, offerings of which have been completed since December 31, 2007. The information relates only to public programs with investment objectives similar to ours. All figures are as of December 31 of the year indicated.

COLUMBIA PROPERTY TRUST, INC.

(UNAUDITED)

(in thousands, except per-shares amounts)

	2012	2011	2010	2009	2008
Gross Revenues	$616,562	$618,784	$553,597	$546,950	$495,961
Operating income (loss) from Discontinued Operations	(12,591)	(4,931)	3,681	4,447	4,592
Profit (loss) on Sale of Properties	20,117	13,522	(161)	—	—
Less: Operating Expenses	364,293	348,569	337,701	320,160	336,548
Depreciation & Amortization	211,756	222,164	196,150	190,643	186,683

Net Income (Loss) GAAP Basis	$48,039	$56,642	$23,266	$40,594	$(22,678)

Taxable Income	$42,443	$107,582	$145,781	$135,398	$125,881

Cash Generated From (Used By):
Operations	252,839	279,158	270,106	248,527	258,854
Sales	304,264	—	15,219	—	—
Financing	(28,191)	375,222	(74,742)	(335,483)	310,633

	528,912	654,380	210,583	(86,956)	569,487
Less Cash Distributions to Investors:
Operating Cash Flow	256,020	270,720	313,815	279,325	242,367
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	272,892	383,660	(103,232)	(366,281)	327,120
Special Items (not including sales and financing):
Issuance of common stock	118,388	130,289	483,559	657,563	821,609
Issuance of bonds payable	—	248,237	—	—	—
Redemptions of common stock	(99,381)	(82,892)	(72,757)	(82,905)	(115,598)
Deferred financing costs paid and other	(4,525)	(12,526)	(7,588)	(5,038)	(4,703)

	287,374	666,768	299,982	203,339	1,028,428
Use of Funds:
Sales Commissions and Offering Expenses	—	—	35,086	57,557	74,641
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisition and Deferred Project Costs	273,217	666,090	327,927	129,678	915,315

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$14,157	$678	$(63,031)	$16,104	$38,472

Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Operations	$1	$8	$12	$14	$16
— Recapture	—	—	—	—	—
Return of capital	7	12	15	15	15
Capital Gain (Loss)	—	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	47	50	60	60	60
— Net Sale Proceeds to Cash Preferred Units	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	7	20	27	28	31
— Return of Capital	40	30	33	32	29
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

(UNAUDITED)

(in dollars)

	2012	2011	2010	2009	2008
Gross Revenues	$4,423,369	$4,168,322	$4,194,656	$4,359,329	$4,371,194
Operating Income (Loss) from Discontinued Operations	126,645	(318,420)	(666,422)	(533,059)	(908,544)
Profit on Sale of Property	5,634,101	—	6,740,486	—	—
Less: Operating Expenses	4,671,273	5,327,293	4,937,481	3,464,004	2,593,657
Depreciation & Amortization	1,714,392	1,668,476	1,911,507	3,234,349	3,275,808
Impairment Loss	1,588,316	—	—	—	—

Net Income (Loss) GAAP Basis	$2,210,134	$(3,145,867)	$3,419,732	$(2,872,083)	$(2,406,816)

Taxable Income (Loss)	$(1,771,247)	$(2,790,917)	$237,688	$(545,548)	$372,673

Cash Generated (Used By):
Operations	986,757	2,006,344	(5,713,142)	1,919,798	3,041,130
Sales	30,456,527	—	16,143,865	—	—
Financing	(19,237,786)	237,786	(4,467,934)	2,067,934	7,900,000

	12,205,498	2,244,130	5,962,789	3,987,732	10,941,130
Less Cash Distributions to Members:
Operating Cash Flow	7,000,000	—	—	—	999,807
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	5,205,498	2,244,130	5,962,789	3,987,732	9,941,323
Special Items (not including sales and financing):
Issuance of member shares	—	—	—	—	10,711,352
Sponsoring member contribution	—	—	—	—	—
Deferred financing costs paid and other	(192,378)	(150,320)	(1,406,684)	(201,722)	(114,710)

	5,013,120	2,093,810	4,556,105	3,786,010	20,537,965
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	588,430
Return of Sponsoring Member’s Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	1,390,055	1,283,956	5,245,960	2,046,953	21,051,729

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$3,623,065	$809,854	$(689,855)	$1,739,057	$(1,102,194)

Net Income (Loss) and Distributions Date per $1,000 Invested:
Net Income (Loss) on GAAP Basis
Ordinary Income (Loss):
— Sponsoring Member	—	—	—	—	—
— Investor Members	43	(61)	66	(55)	(52)
— Recapture	—	—	—	—	—
Capital Gain (Loss):	—	—	—	—	—
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Operations	(186)	(54)	(92)	(11)	8
— Recapture	—	—	—	—	—
Capital Gain (Loss)	152	—	96	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Members:
Source (on GAAP Basis):
— Investment Income	—	—	—	—	21
— Return of Capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	21
— Return of Capital	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

WELLS TIMBERLAND REIT, INC.

(UNAUDITED)

(in thousands, except per-shares amounts)

	2012	2011	2010	2009	2008
Gross Revenues	$33,229	$38,280	$45,320	$47,259	$58,328
Profit on Sale of Properties	3,122	407	710	1,597	1,667
Less: Operating Expenses	33,554	38,873	47,502	51,360	91,759
Depletion	11,667	11,759	14,338	17,444	21,513

Net Loss GAAP Basis	$(8,870)	$(11,945)	$(15,810)	$(19,948)	$(53,277)

Taxable Loss	$(10,146)	$(17,968)	$(21,970)	$(28,261)	$(48,856)

Cash Generated (Used By):
Operations	11,426	4,572	5,155	5,030	(6,594)
Sales	—	—	—	—	—
Financing	10,330	(46,815)	(48,001)	(57,491)	(87,265)

	21,756	(42,243)	(42,846)	(52,461)	(93,859)
Less Cash Distributions to Members:
Operating Cash Flow	—	—	—	—	—
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	21,756	(42,243)	(42,846)	(52,461)	(93,859)
Special Items (not including sales and financing):
Issuance of common stock	4,063	54,511	54,463	60,409	90,913
Issuance of preferred stock	—	—	—	800	10,700
Redemptions of common stock	(743)	(893)	(860)	(257)	(300)
Redemptions of preferred stock	(356)	(5,880)	—	—	—
Dividends paid on preferred stock redeemed	(103)	(1,640)	—	—	—
Deferred financing costs paid and other	(1,370)	(274)	(2,208)	(304)	—

	23,247	3,581	8,549	8,187	7,454
Use of Funds:
Sales Commissions and Offering Expenses	531	4,986	4,459	5,023	7,808
Return of Investor’s Investment	—	—	—	—	—
Investment in lender required escrow accounts and annuities	(4,712)	(1,091)	—	624	(2,493)
Proceeds from sale of subsidiaries	—	—	(103)	—	(2,013)
Property Acquisitions and Deferred Project Costs	23,055	1,627	1,041	1,023	1,506
Contributions to joint ventures	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$4,373	$(1,941)	$3,152	$1,517	$2,646

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
—Operations	—	—	—	—	—
—Recapture	—	—	—	—	—
Return of capital	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Deferred Gain:
—Capital	—	—	—	—	—
—Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	—	—	—	—	—
— Return of capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—
—Return of capital	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

The following table sets forth results of the Wells Public Programs that have completed operations in the most recent five years. The information relates only to public programs with investment objectives similar to ours.

	Wells Real Estate Fund I	Wells Real Estate Fund II	Wells Real Estate Fund II-OW	Wells Real Estate Fund III, L.P.	Wells Real Estate Fund X, L.P.
Dollar Amount Raised	$35,321,000	$34,948,250	$1,922,000	$22,180,505	$27,128,912
Number of Properties Purchased	6	6	6	6	7
Date of Closing of Offering	9/5/1986	9/7/1988	9/7/1988	10/23/1990	12/30/1997
Date of First Sale of Property	8/31/2000	10/1/2001	10/1/2001	9/30/2002	9/11/2003
Date of Final Sale of Property	1/25/2007	4/30/2009	4/30/2009	4/30/2009	8/25/2011
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results(1):
Ordinary Income (Loss):
— Class A Units	$670	$677	$676	$712	$559
— Class B Units	(978)	(733)	(765)	(340)	(45)
— Total Recapture	20	74	61	399	232
Capital Gain (Loss):
— Class A Units	(35)	(213)	(214)	(8)	(19)
— Class B Units	57	88	92	357	438
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Class A Units	878	882	838	815	698
— Investment Income to Class B Units	—	47	8	134	—
— Net Sale Proceeds to Class A Units	729	199	212	699	753
— Net Sale Proceeds to Class B Units	21	1,013	1,007	600	569
Source (on Cash Basis):
— Net Sale Proceeds to Class A Units	729	199	212	699	753
— Net Sale Proceeds to Class B Units	21	1,013	1,007	600	569
— Refinancing	—	—	—	—	—
— Operations to Class A Units	878	882	838	815	698
— Operations to Class B Units	—	47	8	134	—
— Other	—	—	—	—	—

(1)

The figures in the “Federal Income Tax Results” section are based on available federal tax return history and the number of units outstanding at the end of each calendar year. The estimates are calculated on a cumulative basis over the life of each fund and may differ from returns that actual investors in each fund achieved.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following table sets forth sales or other disposals of properties by the Wells Public Programs(1) within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2012.

				Selling Price, Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Ownership	Date Acquired	Date of Sale	Cash Received Net of Closing Costs		Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing	Total Acquisition, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Park Lane Building, Pittsburgh, PA	Wells VAF I	1/5/2007	9/22/2010	16,143,865		—	—	—	16,143,865	(2)	—	11,096,256	11,096,256	—
New Manchester One, Douglasville, GA	Columbia	3/19/2004	9/15/2010	15,218,556		—	—	—	15,218,556	(3)	—	19,062,755	19,062,755	—
Avaya Building, Oklahoma City, OK	Piedmont REIT / Wells Real Estate Fund IX / X / XI	6/24/1998	10/15/2010	5,107,662		—	—	—	5,107,662	(4)	—	6,248,095	6,248,095	—
360 Interlocken Building, Broomfield, CO	Piedmont REIT / Wells Real Estate Fund IX / X / XI	3/20/1998	6/2/2011	8,685,166		—	—	—	8,685,166	(5)	—	12,096,576	12,096,576	—
150 Apollo Drive, Chelmsford, MA	Wells Real Estate Fund XIV	5/16/2005	7/21/2011	9,566,058		—	—	—	9,566,058	(6)	—	11,652,625	11,652,625	—
47300 Kato Road Building, Fremont, CA	Piedmont REIT / Wells Real Estate Fund X / XI	7/21/1998	8/25/2011	3,503,755		—	—	—	3,503,755	(7)	—	9,363,694	9,363,694	—
Manhattan Towers Building, Manhattan Beach, CA	Columbia	4/2/2004	9/6/2011	—		—	—	—	—	(8)	—	72,899,906	72,899,906	—
Emerald Point Dublin, CA	Columbia	10/14/2004	1/9/2012	36,550,629		—	—	—	36,550,629	(9)	—	28,736,694	28,736,694	—
5995 Opus Parkway Minnetonka, MN	Columbia	4/5/2005	1/12/2012	21,196,357		—	—	—	21,196,357	(10)	—	16,507,608	16,507,608	—
3675 Kennesaw Building, Kennesaw, GA	Wells Real Estate Fund XIV	1/31/2006	2/24/2012	2,262,634		—	—	—	2,262,634	(11)	—	3,548,837	3,548,837	—
Parkway at Oak Hill Buildings, Austin, TX	Wells VAF I	10/15/2008	5/9/2012	30,456,527		—	—	—	30,456,527	(12)	—	26,182,048	26,182,048	—
One West Fourth Street Winston-Salem, NC	Columbia	7/23/2004	12/12/2012		(13)	—	—	—		(13)	—	61,570,337	61,570,337	—
180 E 100 South Salt Lake City, UT	Columbia	7/6/2005	12/12/2012		(13)	—	—	—		(13)	—	17,776,006	17,776,006	—
Baldwin Point Orlando, FL	Columbia	8/26/2005	12/12/2012		(13)	—	—	—		(13)	—	20,674,091	20,674,091	—
2000 Park Lane North Fayette, PA	Columbia	12/27/2005	12/12/2012		(13)	—	—	—		(13)	—	23,063,903	23,063,903	—
Tampa Commons Tampa, FL	Columbia	12/27/2005	12/12/2012		(13)	—	—	—		(13)	—	43,127,409	43,127,409	—
Lakepointe 5 Charlotte, NC	Columbia	12/28/2005	12/12/2012		(13)	—	—	—		(13)	—	16,233,041	16,233,041	—
Lakepointe 3 Charlotte, NC	Columbia	12/28/2005	12/12/2012		(13)	—	—	—		(13)	—	16,991,710	16,991,710	—
11950 Corporate Boulevard Orlando, FL	Columbia	8/9/2006	12/12/2012		(13)	—	—	—		(13)	—	36,510,060	36,510,060	—
Edgewater Corporate Center Lancaster, SC	Columbia	9/6/2006	12/12/2012		(13)	—	—	—		(13)	—	22,700,183	22,700,183	—

(1)	Sales or other disposals are not applicable for Wells Timberland REIT, Inc. Various small tracts of HBU sold; however, no large dispositions.
(2)	Includes taxable gain from this sale in the amount of $4,991,143 of which $4,113,719 is allocated to capital gain and $877,424 is allocated to unrecaptured Section 1250 Gain.
(3)	Includes taxable loss from this sale in the amount of $711,081.
(4)	Includes taxable gain from this sale in the amount of $498,038 of which $498,038 is allocated to unrecaptured Section 1250 Gain.
(5)	Includes taxable loss from this sale in the amount of $259,945 of which $259,945 is allocated to ordinary loss.
(6)	Includes taxable loss from this sale in the amount of $3,344,830 of which $3,344,830 is allocated to ordinary loss.
(7)	Includes taxable loss from this sale in the amount of $3,563,223 of which $3,563,233 is allocated to ordinary loss.
(8)	Columbia Property Trust, Inc. transferred the Manhattan Towers property to an affiliate of its mortgagee through a deed in lieu of foreclosure transaction.
(9)	Includes taxable loss from this sale in the amount of $2,502,201.
(10)	Includes taxable loss from this sale in the amount of $561,053.
(11)	Includes taxable loss from this sale in the amount of $832,934 of which $832,934 is allocated to ordinary loss.
(12)	Includes taxable gain from this sale in the amount of $7,897,955 of which $1,334,902 is allocated to unrecaptured Section 1250 Gain.
(13)	Columbia Property Trust, Inc. sold a collection of nine assets (the “Nine Property Sale”). Total cash received, net of closing costs, for the Nine Property Sale was $246,517,033, which includes a taxable loss on the sale of $57,215,646.

SUPPLEMENTAL INFORMATION – The prospectus of Wells Core Office Income REIT, Inc. consists of this sticker, the prospectus dated July 6, 2012 and supplement no. 9 dated March 28, 2013.

Supplement No. 9 includes:

•

operating information, including the status of the offering, the exploration of strategic alternatives, portfolio data, selected financial data, distribution information, dilution information, information about our share redemption program, and compensation to our advisor, our dealer manager and their affiliates;

•	updates to the risk factors related to this offering;
•	the resignation of John C. Alexander, III from our board of directors;
•	the resignation of Randall D. Fretz as our Senior Vice President;
•	the appointment of Brian M. Davis as our Senior Vice President and Chief Financial Officer;
•	updates to the executive officers of our advisor and its affiliates;
•	the renewal of our advisory agreement through June 10, 2013;
•	updates to the “Prior Performance Summary” section of our prospectus;
•	the amendment of our share redemption program;
•	a change to the IRA custodian for certain purchasers who purchase shares through an IRA account;
•	experts information;
•	information incorporated by reference; and
•	updated prior performance tables for the year ended December 31, 2012.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Wells Core Office Income REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered, other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$319,000
FINRA filing fee	76,000
Legal fees and expenses	1,400,000
Blue Sky fees and expenses	298,000
Accounting fees and expenses	40,000
Sales and advertising expenses	568,000
Expenses for marketing, communication and fulfillment	2,955,000
Other expenses for offering processes and stockholder services	5,968,000
Bona Fide due diligence expense reimbursements	150,000
Expense reimbursements, retailing activities – additional underwriting compensation	2,347,000
Expense reimbursements, wholesaling activities – additional underwriting compensation	7,361,000
Legal fees and expenses, underwriter portion – additional underwriting compensation	100,000

Total	$21,582,000

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

In connection with the Company’s incorporation, on November 12, 2009, the Company issued 20,000 shares of its common stock to Wells Real Estate Funds, Inc. at $10.00 per share in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. On April 30, 2010, the Company changed its stock price from $10.00 per share to a price of $25.00 per share. Due to this change in price, on April 30, 2010, the 20,000 shares that were issued to Wells Real Estate Funds, Inc. at $10.00 per share were exchanged by the Company for 8,000 shares of common stock with no additional consideration paid by either party in a private exchange exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. The original issuance of the 20,000 shares and the subsequent exchange of these shares for 8,000 shares to Wells Real Estate Funds, Inc. by the Company did not involve any general solicitation and were made to an accredited and sophisticated investor, who had access to sufficient information about the Company and who agreed not to resell or distribute these shares.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by such Indemnitee on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements.

The following financial statements are filed as part of this registration statement:

•

The consolidated financial statements and financial statement schedule of the Company and the notes thereto as of December 31, 2012 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated herein by reference);

•

The financial statements of the Royal Ridge V Building and the 333 East Lake Street Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on December 16, 2010 and incorporated herein by reference);

•

The financial statements of the Westway One Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on March 3, 2011 and incorporated herein by reference);

•

The pro forma financial statements of the Company related to the Miramar Centre II Building acquisition (included in the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2011 and incorporated herein by reference);

•

The financial statements of the Duke Bridges I & II Buildings and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on June 20, 2011 and incorporated herein by reference);

•

The financial statements of the 7601 Technology Way Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 11, 2011 and incorporated herein by reference);

•

The financial statements of the Westway II Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on November 4, 2011 and incorporated herein by reference);

•

The financial statements of the Franklin Center Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2012 and incorporated herein by reference);

•

The financial statements of the South Lake at Dulles Corner Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 4, 2012 and incorporated herein by reference);

•

The financial statements of the Four Parkway North Building and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 9, 2012 and incorporated herein by reference);

•

The financial statements of the 64 & 66 Perimeter Center Buildings and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on March 8, 2013 and incorporated herein by reference); and

•	Prior performance tables (unaudited) as of the year ended December 31, 2012 (included in Supplement No. 9).

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement with Selected Dealer Agreement between the Company and Wells Investment Securities, Inc. dated June 10, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed August 11, 2010)

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 20, 2010 and filed July 26, 2010)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 22, 2011)

3.3	Articles of Amendment (incorporated by reference to Exhibit 3.3 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-163411) filed October 11, 2011)

4.1	Form of Subscription Agreement, included as Appendix B to prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010)

4.3	Distribution Reinvestment Plan, included as Appendix C to prospectus

4.4	Second Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed November 10, 2011)

4.5	Escrow Agreement between the Company, Wells Investment Securities, Inc. and UMB Bank N.A. dated June 22, 2010 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed August 11, 2010)

5.1	Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Exhibit 5.1 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010)

8.1	Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010)

10.1	Advisory Agreement between the Company and Wells Core Office Income REIT Advisory Services, LLC dated September 19, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 6, 2012)

10.2	2010 Long-Term Incentive Plan adopted by the Company on June 7, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 11, 2010)

10.3	Master Property Management, Leasing and Construction Management Agreement between the Company and Wells Management Company, Inc. dated August 11, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.4	Agreement of Purchase and Sale by and between BREOF BNK3Q Royal Ridge LP and Wells Core Office Income Operating Partnership, L.P. dated August 5, 2010, as amended (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.5	Assignment and Assumption of Agreement of Purchase and Sale of Property by and between Wells Core Office Income Operating Partnership, L.P. and Wells Core REIT – Royal Ridge V, LLC dated October 4, 2010 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.6	Loan and Security Agreement by and between Wells Real Estate Funds, Inc. and Wells Core Office Income Operating Partnership, L.P. dated October 5, 2010 (incorporated by reference to Exhibit 10. 5 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.7	Revolving Note between Wells Core Office Income Operating Partnership, L.P. and Wells Real Estate Funds, Inc. dated October 5, 2010 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.8	Guaranty by the Company in favor of Wells Real Estate Funds, Inc. dated October 5, 2010 (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.9	Loan Agreement by and between Jackson National Life Insurance Company and Wells Core REIT – Royal Ridge V, LLC dated October 7, 2010 (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.10	Floating Rate Promissory Note between Wells Core REIT – Royal Ridge V, LLC and Jackson National Life Insurance Company dated October 7, 2010 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.11	First Lien Deed of Trust, Security Agreement and Financing Statement of Wells Core REIT – Royal Ridge V, LLC as grantor for the benefit of Jackson National Life Insurance Company dated October 6, 2010 (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.12	Agreement for the Purchase and Sale of Property by and between HP Hamilton Woods I, LLC and Wells Real Estate Advisory Services III, LLC dated October 12, 2010 (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.13	Assignment and Assumption of Agreement for the Purchase and Sale of Property by and between Wells Real Estate Advisory Services III, LLC and Wells Core REIT – 333 E. Lake, LLC dated October 22, 2010 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2010)

10.14	Credit Agreement by and among Wells Core Office Income Operating Partnership, L.P., Regions Capital Markets, U.S. Bank Capital Markets, Regions Bank and U.S. Bank, National Association dated November 19, 2010 (incorporated by reference to Exhibit 10.14 to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-163411) filed January 17, 2011)

10.15	Purchase Agreement by and between Behringer Harvard Equity Drive LP and Wells Core REIT – Westway One Houston, LLC dated January 25, 2011 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed March 28, 2011)

10.16	First Amendment to Credit Agreement by and among Wells Core Office Income Operating Partnership, L.P., Regions Bank and U.S. Bank, National Association dated March 9, 2011 (incorporated by reference to Exhibit 10.17 to the Company’s Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-163411) filed April 7, 2011)

10.17	Purchase and Sale Agreement between KanAm Grund Kapitalanlagegesellschaft mbH and Wells Core REIT – 7624/7668 Warren, LLC dated April 5, 2011 (incorporated by reference to Exhibit 10.17 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.18	First Amendment to Purchase and Sale Agreement between KanAm Grund Kapitalanlagegesellschaft mbH and Wells Core REIT – 7624/7668 Warren, LLC dated April 25, 2011 (incorporated by reference to Exhibit 10.18 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.19	Purchase Agreement by and between Wells Core Office Income REIT Advisory Services, LLC and TCP-Miramar, LLC dated April 25, 2011 (incorporated by reference to Exhibit 10.19 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.20	Assignment of Purchase Agreement by and between Wells Core Office Income REIT Advisory Services, LLC and Wells Core REIT – Miramar Centre II, LLC dated May 4, 2011 (incorporated by reference to Exhibit 10.20 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.21	First Amendment to Purchase Agreement by and between Wells Core REIT-Miramar Centre II, LLC and TCP-Miramar, LLC dated May 16, 2011 (incorporated by reference to Exhibit 10.21 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.22	Second Amendment to Purchase Agreement by and between Wells Core REIT-Miramar Centre II, LLC and TCP-Miramar, LLC dated May 20, 2011 (incorporated by reference to Exhibit 10.22 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.23	Purchase And Sale Agreement by and between LBA Realty Fund II-Company VII, LLC and Wells Core REIT – 7601 Technology Way, LLC dated June 2, 2011 (incorporated by reference to Exhibit 10.23 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.24	Term Loan Agreement by and between Wells Core REIT – 7601 Technology Way, LLC and PNC Bank, National Association dated June 21, 2011 (incorporated by reference to Exhibit 10.24 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.25	Deed of Trust Note of Wells Core REIT – 7601 Technology Way, LLC and PNC Bank, National Association dated June 21, 2011 (incorporated by reference to Exhibit 10.25 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.26	Amended and Restated Credit Agreement dated June 29, 2011 by and among Wells Core Office Income Operating Partnership, L.P., Regions Capital Markets and U.S. Bank Loan Capital Markets, Regions Bank, U.S. Bank National Association, PNC Bank, National Association, JPMorgan Chase Bank, N.A., Union Bank, N.A., Fifth Third Bank, CIBC Inc. and Suntrust Bank (incorporated by reference to Exhibit 10.26 to the Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed July 19, 2011)

10.27	Letter Agreement dated August 12, 2011 between Wells Core Office Income REIT, Inc. and Wells Core Office Income Advisory Services, LLC (incorporated by reference to Exhibit 10.27 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-163411) filed October 11, 2011)

10.28	Purchase and Sale Agreement by and between DNA Westway II, Ltd. and Wells Core Office Income REIT Advisory Services, LLC dated August 4, 2011 (incorporated by reference to Exhibit 10.28 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-163411) filed October 11, 2011)

10.29	First Amendment to Purchase and Sale Agreement by and between DNA Westway II, Ltd. and Wells Core Office Income REIT Advisory Services, LLC dated September 21, 2011 (incorporated by reference to Exhibit 10.29 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-163411) filed October 11, 2011)

10.30	Assignment of Purchase Agreement by and between Wells Core Office Income REIT Advisory Services, LLC and Wells Core REIT – Westway II Houston, LLC dated September 28, 2011 (incorporated by reference to Exhibit 10.30 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-163411) filed October 11, 2011)

10.31	Purchase and Sale Agreement by and between Principal Enhanced Property Fund, L.P. and Wells Core Office Income REIT Advisory Services, LLC dated December 16, 2011 (incorporated by reference to Exhibit 10.31 to the Company’s Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-163411) filed January 11, 2012)

10.32	Assignment and Assumption of Purchase and Sale Agreement by and between Wells Core Office Income REIT Advisory Services, LLC and Wells Core REIT – Franklin Center, LLC dated December 28, 2011 (incorporated by reference to Exhibit 10.32 to the Company’s Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-163411) filed January 11, 2012)

10.33	Agreement of Sale between Brandywine Acquisition Partners LP and Arep South Lake at Dulles Corner LLC dated November 23, 2011 (incorporated by reference to Exhibit 10.33 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-163411) filed April 9, 2012)

10.34	Seventh Amendment to Agreement of Sale by and between Brandywine Acquisition Partners LP and Wells Core – REIT South Lake at Dulles, LLC dated February 8, 2012 (incorporated by reference to Exhibit 10.34 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-163411) filed April 9, 2012)

10.35	Assignment and Assumption of Purchase Agreement by and between Arep South Lake at Dulles Corner, LLC and Wells Core REIT – South Lake at Dulles, LLC dated February 8, 2012 (incorporated by reference to Exhibit 10.35 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-163411) filed April 9, 2012)

10.36	Agreement of Sale by and between Wells Core REIT – Four Parkway North, LLC and JBC Funds Parkway North LLC dated July 2, 2012 (incorporated by reference to Exhibit 10.36 to the Company’s Post-Effective Amendment No. 9 to the Registration Statement on Form S-11 (No. 333-163411) filed July 6, 2012)

10.37	Credit Agreement dated September 26, 2012 by and among Wells Core Office Income Operating Partnership, L.P., Regions Bank, U.S. Bank National Association, JPMorgan Chase Bank, N.A., PNC Bank National Association, Union Bank, N.A., Fifth Third Bank, Regions Capital Markets, and J.P. Morgan Securities, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 6, 2012)

10.38	2002 Master Agreement dated September 26, 2012 by and among Wells Core Office Income Operating Partnership, L.P. and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 6, 2012)

10.39	Purchase and Sale Agreement dated December 28, 2012 by and between RB 64 PCE, LLC, RB 66, PCE, LLC and Wells Core REIT – 64 & 66 Perimeter Center, LLC (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed March 11, 2013)

10.40	Lease Agreements dated June 1, 2012 by and between RB 64 PCE, LLC, RB 66 PCE, LLC and Dunwoody Development Authority (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed March 11, 2013)

10.41	Taxable Revenue Bonds dated June 15, 2012 by and between RB 64 PCE, LLC, RB 66 PCE, LLC and Dunwoody Development Authority (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed March 11, 2013)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed March 11, 2013)

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Frazier & Deeter, LLC

24.1	Power of Attorney for Messrs. Wells, Williams, Bishop and Tarpley (incorporated by reference to the signature page to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-163411) filed January 17, 2011)

*	Filed herewith.

Item 37.	Undertakings

(a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)        For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)        The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)        The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)        The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)        The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)        The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the three years ended December 31, 2012 by prior public programs with which our advisor and its affiliates have been affiliated and which have substantially similar investment objectives to Wells Core Office Income REIT. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

Name of Property	Date of Purchase	Ownership	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Transaction Costs	Other Cash Expenditures Capitalized(1)	Total Acquisition Costs
Sterling Commerce Center	March 8, 2010	Columbia	Columbus, OH	two three-story and two four-story office buildings	17.2	322,679	—	—	$36,775,797	$2,888,000	$39,663,797

550 King Street Buildings	April 1, 2010	Columbia	Boston, MA	three-story office building	40.7	490,119	—	—	94,246,309	5,347,000	99,593,309

Cranberry Woods – Phase I and II (2)	May 29, 2009 and June 1, 2010	Columbia	Cranberry, PA	three interconnected office buildings in two phases	83.4	823,979	—	—	190,400,000	—	190,400,000

Houston Energy Center I	June 28, 2010	Columbia	Houston, TX	13-story office building	5.1	332,000	—	—	94,239,195	5,000,000	99,239,195

SunTrust Building	August 25, 2010	Columbia	Orlando, FL	ten-story office building	0.4	128,296	—	—	23,659,878	938,000	24,597,878

Chase Center Building	October 21, 2010	Columbia	Columbus, OH	one five-story and one three-story office building	40.9	388,669	—	—	35,642,920	2,805,000	38,447,920

Market Square Buildings	March 7, 2011	Columbia	Washington, DC	two ten-story office buildings	2.2	680,066	—	—	612,831,000	9,828,000	622,659,000

544 Lakeview	April 1, 2011	Columbia	Vernon Hills, IL	three-story office building	12.4	145,000	—	—	6,558,000	—	6,558,000

333 Market Street	December 21, 2012	Columbia	San Francisco, CA	33-story office building	1.0	657,114	206,500,000	118,750,000	395,250,000	—	395,250,000

(1)	Includes improvements made after acquisition through the end of the calendar year in which the property was purchased.
(2)	This property was constructed by Columbia and was completed in two phases; the first phase was completed in 2009 and the second phase was completed in 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on March 28, 2013.

WELLS CORE OFFICE INCOME REIT, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	President and Director	March 28, 2013
	Leo F. Wells, III	(Principal Executive Officer)

	/s/ Douglas P. Williams	Executive Vice President,	March 28, 2013
	Douglas P. Williams	Secretary and Treasurer
(Principal Financial and Accounting Officer)

	*	Director	March 28, 2013
Frank M. Bishop

	*	Director	March 28, 2013
Harvey E. Tarpley

*By:	/s/ Douglas P. Williams		March 28, 2013
Douglas P. Williams Attorney-In-Fact